UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or §240.14a-12

KELLOGG COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2023 Proxy Statement and Notice of the Annual Meeting of Shareowners

pop. tarts
FROSTED
400 CALORIES
VEGGIE BURGERS
HEAT, BUN, DONE.
MorningStar FARMS
Kellogg's
INSTANT Noodles
Beef FLAVOUR
RICE KRISPIES TREATS
HOMESTYLE
ORIGINAL
45% LESS SUGAR
bear naked
GRANOLA
V'NILLA ALMOND
#1 REQUESTED CHEEZ-IT FLAVOR!
CHEEZ-IT
baked snack crackers
extra toasty
made with 100% REAL CHEESE
NEW
SPECIAL K
Crunchy Oat Granola
Dark Chocolate Curls
Made with 66% Wholegrain Oats
Crunchy Oat Granola
Mixed Berries
PRINGLES
SPICY
TEXAS STYLE BBQ
Eggo
Homestyle
10 WAFFLES
NET WT 12.3 OZ (349g)

Message from the Chairman and
Chief Executive Officer
KELLOGG COMPANY,
BATTLE CREEK,
MICHIGAN 49017-3534
Dear Shareowner:
On behalf of the Board of Directors, it is our pleasure to invite you to attend the 2023 Annual Meeting of Shareowners of Kellogg Company. The meeting will take place at 1:00 p.m. Eastern Time on April 28, 2023 and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/K2023. There will not be an option to attend the meeting in person.
The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as Directors.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareowners on the Internet. We believe these rules allow us to provide our Shareowners with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.
While you will not be able to attend the Annual Meeting at a physical location, we have designed the virtual Annual Meeting so that our Shareowners are given the same rights and opportunities to actively participate in the Annual Meeting as they would at an in-person meeting, using online tools to facilitate Shareowner access and participation. Attendance at the Annual Meeting will be limited to Shareowners only. You are entitled to participate in the Annual Meeting if you were a Shareowner as of the close of business on February 28, 2023, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/K2023 (the “Annual Meeting Website”), you must enter the 16-digit control number found on your proxy card, voting instruction form or notice. You may vote your shares and submit your questions during the Annual Meeting by following the instructions available on the Annual Meeting Website during the meeting. If you do not have access to the Internet and are interested in attending, please contact Kellogg Investor Relations at (269) 961-2800, or (844) 986-0822 (US) or (303) 562-9302 (International).
If any Shareowner needs special assistance at the meeting, please contact Shareowner Services at (269) 961-2800 or by email at investor.relations@kellogg.com.
Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares, and to do so as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy or voting instruction card by mail, you may sign, date and mail the card in the envelope provided.
Sincerely,

Steve Cahillane Chairman, President and Chief Executive Officer March 2, 2023

2023 Proxy Statement	1

One Kellogg Square
Battle Creek, Michigan 49017-3534
Notice of the Annual Meeting of Shareowners
Background

Date and Time	Virtual Meeting	Record Date

April 28, 2023 at 1:00 p.m. Eastern Time	Live webcast at www.virtualshareholdermeeting.com/K2023	Only Shareowners of record at the close of business on February 28, 2023 will receive notice of and be entitled to vote at the meeting or any adjournments.

Voting Items

Proposal	Board Voting Recommendation

1.To elect three Directors for a three-year term to expire at the 2026 Annual Meeting of Shareowners	FOR each director nominee

2.To vote on an advisory resolution to approve executive compensation	FOR

3.To hold an advisory vote on the frequency of holding an advisory vote on executive compensation	ONE YEAR

4.To ratify the Audit Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2023 fiscal year	FOR

5.To consider and act upon a Shareowner proposal requesting a civil rights, non-discrimination and return to merits audit, if properly presented at the meeting	AGAINST

6.To consider and act upon a Shareowner proposal requesting additional reporting on pay equity disclosure, if properly presented at the meeting	AGAINST

Shareowners will also take action upon any other matters that may properly come before the meeting, or any adjournments thereof.
The Annual Meeting will be virtual and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/K2023. There will not be an option to attend the meeting in person.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on April 28, 2023: The Proxy Statement and 2022 Annual Report are available at https://investor.kelloggs.com/financials/sec-filings. On or about March 2, 2023, we are mailing either a Notice Regarding the Availability of Proxy Materials containing instructions on how to access this Proxy Statement and 2022 Annual Report online, or a printed copy of these proxy materials, as required by the rules of the Securities and Exchange Commission.
We look forward to the meeting.
By Order of the Board of Directors,
Gary Pilnick
Vice Chairman and Secretary
March 2, 2023

2	Kellogg Company

About Kellogg Company
Kellogg At a Glance
Kellogg Company (NYSE: K), founded in 1906, is engaged in the manufacture and marketing of snacks and convenience foods. Kellogg is a leading producer of cereal, crackers and savory snacks and frozen foods. Additional product offerings include toaster pastries, cereal bars, veggie foods, and noodles. Kellogg products are manufactured and marketed globally. Our beloved brands include Pringles®, Cheez-It®, Special K®, Kellogg's Frosted Flakes®, Pop-Tarts®, Kellogg's Corn Flakes®, Rice Krispies®, Eggo®, Mini-Wheats®, Kashi®, RXBAR®, MorningStar Farms® and more.

Over 1,000 products marketed in 180 Countries	2022 Sales: ~$15.3B	World’s Leading cereal company

World’s 2nd Largest savory snack company	A leading global plant-based foods company	Leading North American frozen foods company

MANUFACTURING OPERATIONS ACROSS THE GLOBE:

2023 Proxy Statement	3

About Kellogg Company

4	Kellogg Company

About Kellogg Company

“I'll invest my money in people.” W.K. Kellogg – Founder of Kellogg Company

We Live Our Values

Our values are part of our DNA. They guide us, and we live them every day as we work with our customers, consumers, and business partners, in our communities and with each other.

We Act with Integrity and Show Respect	We are All Accountable	We Are Passionate About What We Do

We Have the Humility and Hunger to Learn	We Strive for Simplicity	We Love Success

Our Business Employee Resource Groups
With eight established Business Employee Resource Groups (BERGs), we continue to be a workplace focused on inclusion at all levels.

KVETS & SUPPORTERS	KELLOGG MULTINATIONAL EMPLOYEE RESOURCE GROUP (KMERG)	KELLOGG’S YOUNG PROFESSIONALS (YP)	KELLOGG AFRICAN AMERICAN RESOURCE GROUP (KAARG)

WOMEN OF KELLOGG (WOK)	HOLA (OUR LATINO RESOURCE GROUP)	KPride & Allies (KPA) (OUR BERG FOR LGBTQ+ AND THEIR ALLIES)	KAPABLE (OUR BERG FOR PEOPLE WITH DISABILITIES AND THEIR SUPPORTERS)
Select 2022 Recognition

NATIONAL BUSINESS INCLUSION CONSORTIUM - BEST OF THE BEST (2022)	DIVERSITY INC. - TOP 50 COMPANIES FOR DIVERSITY (2022)	FORBES - AMERICA’S BEST EMPLOYERS FOR DIVERSITY (2022)	ETHISPHERE INSTITUTE - WORLD'S MOST ETHICAL COMPANIES (2022)	FORBES - AMERICA'S BEST LARGE EMPLOYERS (2022)

FORTUNE - WORLD'S MOST ADMIRED COMPANIES (2022)	ACCESS TO NUTRITION INITIATIVE (2022)	DOW JONES SUSTAINABILITY INDICES (2022)	NEWSWEEK - AMERICA'S MOST RESPONSIBLE COMPANIES (2022)	INTERBRAND'S, "BEST GLOBAL BRANDS" (2022)

2023 Proxy Statement	5

Proxy Voting Roadmap
You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the 2023 Annual Meeting of Shareowners of Kellogg to be held at 1:00 p.m. Eastern Time on Friday, April 28, 2023, or any adjournments thereof. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

PROPOSAL 1 Election of Directors to Our Board	See further information beginning on page 10

The Board recommends a vote FOR Stephanie Burns, Steve Cahillane, and La June Montgomery Tabron.

Board Demographics Following 2023 Annual Meeting

Diversity	~ 45% of our Directors are women; ~ 55% of our Directors are men

Tenure

Independence
•Designated Lead Director serves a variety of roles (see page 20)
•Audit, Compensation and Talent Management, Nominating and Governance, Manufacturing, and Social Responsibility and Public Policy Committees are composed solely of independent Directors, each with a different Director serving as Committee chair

Age	63 years average age

2022 Meetings	•Held 12 Board meetings and 20 Board Committee meetings in 2022

6	Kellogg Company

Proxy Voting Roadmap

PROPOSAL 2 Advisory Resolution to Approve Executive Compensation	See further information beginning on page 35

The Board recommends a vote FOR the resolution approving the compensation of the Company's Named Executive Officers.

Core Principles
The core principles that underpin our executive compensation program include the following:
•Pay for Performance
•Shareowner Alignment
•Values-Based
•Mitigating Risk
Our Pay is Closely Linked to Performance
As set forth in our core principles, Kellogg's compensation program is designed to have a significant portion of an NEO’s target compensation linked to our performance. We accomplish this by utilizing “performance-based” pay programs like our annual incentive plan and three-year stock unit plan ("Performance Stock Unit Plan," "PSU Plan," or "PSU"). The Performance Stock Unit Plan was formerly known as our “Executive Performance Plan” (or “EPP”). In 2022, the EPP was renamed the PSU Plan to reflect the expansion of the plan beyond the Company’s executives.

CEO

Other NEOs

2023 Proxy Statement	7

Proxy Voting Roadmap

PROPOSAL 3 Advisory Vote on Frequency of an Advisory Vote on Executive Compensation	See further information beginning on page 68

The Board recommends a vote for the option of ONE YEAR as the frequency with which Shareowners are provided an advisory vote on executive compensation.

PROPOSAL 4 Ratification of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm	See further information beginning on page 69

The Board recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm

PricewaterhouseCoopers LLP has been appointed by the Audit Committee, which is composed entirely of independent directors, to be the independent registered public accounting firm for the Company's fiscal year 2023.

PROPOSAL 5 Shareowner Proposal Requesting a Civil Rights, Non-Discrimination and Return to Merits Audit	See further information beginning on page 72

The Board recommends a vote AGAINST the Shareowner Proposal.

PROPOSAL 6 Shareowner Proposal Requesting Additional Reporting on Pay Equity Disclosure	See further information beginning on page 75

The Board recommends a vote AGAINST the Shareowner Proposal.

8	Kellogg Company

Contents

1	Message from the Chairman, President and Chief Executive Officer
2	Notice of the Annual Meeting of Shareowners
3	About Kellogg Company
6	Proxy Voting Roadmap
10	Board and Corporate Governance
	10	PROPOSAL 1 ELECTION OF DIRECTORS
	12	Nominees for Election for a Three-Year Term Expiring at the 2026 Annual Meeting
	14	Continuing Directors to Serve Until the 2024 Annual Meeting
	16	Continuing Directors to Serve Until the 2025 Annual Meeting
	18	Corporate Governance
	18	Board-Adopted Corporate Governance Guidelines
	18	Board Structure; Communication with the Board
	22	Board Oversight of Enterprise Risk
	24	Majority Voting for Directors; Director Resignation Policy
	24	Director Independence
	24	Related Person Transactions
	25	Shareowner Recommendations for Director Nominees
	25	Shareowner Nomination of Director Candidates for Inclusion in Proxy Statement for Annual Meeting
	25	Attendance at Annual Meetings
	25	Code of Conduct/Ethics
	25	Availability of Corporate Governance Documents
	26	Board and Committee Membership
	32	2022 Director Compensation and Benefits
	34	Directors’ Compensation Table
35	Compensation
	35	PROPOSAL 2 ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION
	35	Compensation and Talent Management Committee Report
	35	Core Principles
	36	Compensation Approach
	36	2022 Performance/Payouts
	37	Compensation Discussion and Analysis
	37	Key Decisions Summary
	38	Core Principles
	40	Compensation Approach
	42	Compensation Plans and Design
	47	Compensation Policies
	49	Executive Compensation
	49	Summary Compensation Table
	51	Grant of Plan-Based Awards Table

	52	Outstanding Equity Awards at Fiscal Year-End Table
	54	Option Exercises and Stock Vested Table
	55	Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans
	55	U.S. Defined Contribution Plans
	57	Discontinued / Frozen Plans
	59	Potential Post-Employment Payments
	59	Severance Benefits
	60	Involuntary Termination - No Change of Control
	60	Retirement, Disability and Death
	60	Potential Change in Control Payments
	67	CEO Pay Ratio
	68	PROPOSAL 3 ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION ONE YEAR
69	Audit Committee Matters
	69	PROPOSAL 4 RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
	69	Oversight of Independent Registered Public Accounting Firm
	70	Independent Registered Public Accounting Firm Tenure and Rotation
	70	Fees Paid to Independent Registered Public Accounting Firm
	70	Preapproval Policies and Procedures
	71	Audit Committee Report
72	Shareowner Proposals
	72	PROPOSAL 5 SHAREOWNER PROPOSAL REQUESTING A CIVIL RIGHTS, NON-DISCRIMINATION AND RETURN TO MERITS AUDIT
	75	PROPOSAL 6 SHAREOWNER PROPOSAL REQUESTING ADDITIONAL REPORTING ON PAY EQUITY DISCLOSURE
79	Security Ownership
	79	Five Percent Holders
	80	Officer and Director Stock Ownership
82	About The Meeting
	82	Information About this Proxy Statement
	82	Who Can Vote - Record Date
	82	How to Vote - Proxy Instructions
	83	Revocation of Proxies
	84	Quorum
	85	Required Vote
	85	Other Business
	85	Costs
86	Miscellaneous

Board Voting Recommendation "FOR"
Board Voting Recommendation "AGAINST"

2023 Proxy Statement	9

Board and Corporate Governance

PROPOSAL 1
Election of Directors

The Board recommends a vote FOR each director nominee.

For more than 110 years, consumers have counted on Kellogg for great-tasting, high-quality and nutritious foods. These foods include snacks, such as crackers, savory snacks, toaster pastries, cereal bars and bites; and convenience foods, such as, ready-to-eat cereals, frozen waffles, veggie foods and noodles. Kellogg products are manufactured and marketed globally. As such, we believe that in order for our Board to effectively guide Kellogg to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve Kellogg and our Shareowners, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, strategy and strategic planning. In addition, the Board desires to have specific knowledge related to Kellogg’s industry, such as expertise in branded consumer products and consumer dynamics, health and nutrition, innovation / research and development, international markets, manufacturing and supply chain, marketing, regulatory and government affairs, the retail environment, and sales and distribution.
The Nominating and Governance ("N&G") Committee considers a diverse slate of candidates when filling Board vacancies. The N&G Committee believes that all Directors must, at a minimum, meet the criteria set forth in the Board’s Code of Conduct and the Corporate Governance Guidelines, which specify, among other things, that the N&G Committee will consider criteria such as independence, diversity, age, skills and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the N&G Committee considers a nominee’s differences in viewpoint, professional experience, background, education, skill, age, race, gender and national origin. The N&G Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. The Committee seeks a diverse Board that is representative of our global business, Shareowners, consumers, customers, and employees. While diversity is a critical criteria in Board composition (demonstrated by the strong diversity of backgrounds of our Directors) and how the Board considers diversity when evaluating Board members is included in our publicly available Corporate Governance Guidelines, the N&G Committee has not established a formal policy regarding diversity. The N&G Committee also will consider a combination of factors for each director, including whether the nominee (1) has the ability to represent all Shareowners without a conflict of interest; (2) has the ability to work in and promote a productive environment; (3) has sufficient time and willingness to fulfill the substantial duties and responsibilities of a Director; (4) has demonstrated the high level of character and integrity that we expect; (5) possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a multi-national, publicly-traded company; (6) has the ability to apply sound and independent business judgment; and (7) has diverse attributes such as differences in background, qualifications and personal characteristics.
The N&G Committee has determined that all of our Directors meet the criteria and qualifications set forth in the Board’s Code of Conduct, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each Director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our Shareowners: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our Directors have the mature confidence to assess and challenge the way things are done and recommend constructive solutions, a keen awareness of the business and social realities of the global environment in which Kellogg operates, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other Directors. The N&G Committee conducts an annual review of Director commitment levels, and affirms that all directors are compliant at this time. Finally, while our Directors possess numerous qualities and experiences that make them effective fiduciaries for the Company, the Director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for Kellogg and its Shareowners, and guide the long-term sustainable, dependable performance of Kellogg.
Our Amended Restated Certificate of Incorporation (the “Certificate of Incorporation”) and bylaws provide that the Board shall be composed of not less than seven and no more than fifteen Directors, divided into three classes as nearly equal in number as possible, and that each Director shall be elected for a term of three years with the term of one class expiring each year. The Board prefers approximately twelve members, but is willing to expand the Board in order to add outstanding candidates or to prepare for an orderly transition with respect to departures of Directors. As previously announced, on February 17, 2023, Richard W. Dreiling resigned from the Board of Directors. In connection with Mr. Dreiling's resignation, the size of the Board was reduced to eleven members.

10	Kellogg Company

Board and Corporate Governance
Three Directors have been nominated for re-election at the 2023 Annual Meeting to serve for a term ending at the 2026 Annual Meeting of Shareowners, and the proxies cannot be voted for a greater number of persons than the number of nominees named. There are currently eleven members of the Board.
The Board recommends that the Shareowners vote “FOR” the following nominees: Stephanie Burns, Steve Cahillane, and La June Montgomery Tabron. Each nominee was recommended for re-election by the N&G Committee for consideration by the Board and proposal to the Shareowners. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
We have a balanced Board which individually possesses the leadership and character commensurate with the role of director, and which collectively possesses the mix of skills necessary to provide appropriate oversight of a company the size and complexity of Kellogg. In addition, the Board possesses a strong mix of experienced and newer Directors. The following skills have been identified by the Board as core competencies:

Accounting and Financial Acumen	Branded Consumer Products / Consumer Dynamics	Crisis Management	Health and Nutrition

Innovation / Research and Development	International and Emerging Markets	People Management	Manufacturing and Supply Chain

Marketing / Brand Building	Regulatory / Government	Retail Environment	Risk Management

Sales and Distribution	Social Responsibility	Strategy / Strategic Planning
Each of our Directors possesses many of these competencies. For purposes of this Proxy Statement, the Director biographies highlight approximately five of these competencies that each Director possesses.

2023 Proxy Statement	11

Board and Corporate Governance
Nominees for Election for a Three-Year Term Expiring at the 2026 Annual Meeting

STEPHANIE BURNS, Ph.D. | 68
Former Chief Executive Officer of Dow Corning Corporation
Dr. Burns served as Chief Executive Officer of Dow Corning Corporation, a materials science company, from 2004 to 2011 and its Chairman from 2006 through 2011. She began her career with Dow Corning in 1983 and later became Dow Corning’s first director of women’s health. Dr. Burns was elected to the Dow Corning Board of Directors in 2001 and elected as President in 2003. Dr. Burns is a director of Corning Incorporated, a materials science technology company, and HP Inc., an information technology company.

Director since February 2014 Committees Audit (Chair) Nominating and Governance Executive
Core Competencies
As a result of these professional and other experiences, Dr. Burns has been determined to be an “Audit Committee Financial Expert” under the SEC’s rules and regulations, and possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) accounting and financial acumen, crisis management, innovation / research and development, regulatory and government affairs and risk management. In addition, Dr. Burns has significant public company board experience (including specific experience in compensation, corporate relations, manufacturing, and social responsibility oversight).

STEVE CAHILLANE | 57
Chairman of the Board, President and Chief Executive Officer of Kellogg Company
Mr. Cahillane has been Chairman of the Board of Kellogg Company since March 2018, and President and Chief Executive Officer since October 2017. He has also served as a Kellogg Director since October 2017. Prior to joining Kellogg, Mr. Cahillane served as Chief Executive Officer and President, and as a member of the board of directors, of Alphabet Holding Company, Inc., a holding company, and its wholly-owned operating subsidiary, The Nature’s Bounty Co., a health and wellness company, from September 2014. Prior to that, Mr. Cahillane served as Executive Vice President of The Coca-Cola Company, a beverage company, from February 2013 to February 2014 and President of Coca-Cola Americas, the global beverage maker’s largest business, with $25 billion in annual sales at that time, from January 2013 to February 2014. Mr. Cahillane served as President of various Coca-Cola operating groups from 2007 to 2012. Mr. Cahillane is a director of Colgate-Palmolive Company, a household and personal products company. He has also been a trustee of the W. K. Kellogg Foundation Trust since 2018.

Director since October 2017 Committees Executive (Chair)
Core Competencies
As a result of these professional and other experiences, Mr. Cahillane possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) branded consumer products and consumer dynamics, health and nutrition, innovation / research and development, international and emerging markets, marketing / brand building, sales and distribution and strategy and strategic planning.

12	Kellogg Company

Board and Corporate Governance

LA JUNE MONTGOMERY TABRON | 60
President and CEO of the W.K. Kellogg Foundation
Ms. Montgomery Tabron was elected President and CEO of the W.K. Kellogg Foundation effective January 2014. She is also a member of the Board of Trustees of the W.K. Kellogg Foundation since January 2014. During her 32 years with the W.K. Kellogg Foundation, she held various positions in finance, including Executive Vice President of Operations and Treasurer from March 2012 to December 2013, COO and Treasurer from January 2010 to February 2012, Vice President of Finance and Treasurer from September 2000 to December 2009, Assistant Vice President of Finance and Assistant Treasurer from September 1997 to September 2000, and Controller from May 1987 to September 1997. Ms. Montgomery Tabron has also been a trustee of the W.K. Kellogg Foundation Trust since 2014.

Director since February 2014 Committees Social Responsibility and Public Policy (Chair) Manufacturing Executive
Core Competencies
As a result of these professional and other experiences, Ms. Montgomery Tabron possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) crisis management, health and nutrition, regulatory and government, social responsibility and strategy and strategic planning. In addition, Ms. Montgomery Tabron has significant private company board experience (including specific experience in social responsibility oversight). She also has a unique sense of shareowner perspectives.

2023 Proxy Statement	13

Board and Corporate Governance
Continuing Directors to Serve Until the 2024 Annual Meeting

CARTER CAST | 59
Venture Partner at Pritzker Group Venture Capital
Mr. Cast is currently a venture partner at Pritzker Group Venture Capital, a senior advisor at Pritzker Group Private Capital and is on faculty at Northwestern University’s Kellogg School of Management, where he is a clinical professor teaching entrepreneurship, innovation and marketing. Mr. Cast served as CEO of the online retail company, Hayneedle, Inc., from September 2007 until June 2011. Mr. Cast brings vast experience in the digital arena, previously helping to build and then lead Walmart.com, as its CEO. Prior to 2000, he led the launch of the Blue Nile brand, the leading online jewelry retailer and also served as the Chief Marketing Officer at eBay. He also has previously served as the Vice President of Product Marketing and Marketing Communications at Electronic Arts. Mr. Cast has significant leadership experience as well at other Fortune 500 companies, including PepsiCo where he was a marketing executive, and Frito-Lay where he managed its $1.5 billion tortilla chip category.

Director since June 2017 Committees Manufacturing Social Responsibility and Public Policy
Core Competencies
As a result of these professional and other experiences, Mr. Cast possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) accounting and financial acumen, branded consumer products and consumer dynamics, retail environment (including the e-commerce channel / business model), risk management and social responsibility.

ZACK GUND | 52
Managing Partner of Coppermine Capital, LLC
Mr. Zack Gund is currently a Managing Partner of Coppermine Capital, LLC, a private investment firm he founded in 2001. Mr. Gund makes investment decisions and oversees several portfolio companies across many different sectors. His work has spanned both the manufacturing and service industries, including food manufacturing.

Core Competencies
As a result of these professional and other experiences, Mr. Gund possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) accounting and financial acumen, crisis management, manufacturing and supply chain, strategy/strategic planning, and retail environment. He also has a unique sense of shareowner perspectives.

Director since December 2014 Committees Manufacturing (Chair) Compensation and Talent Management Nominating and Governance Executive

14	Kellogg Company

Board and Corporate Governance

DON KNAUSS | LEAD DIRECTOR | 72
Former Chairman and CEO of The Clorox Company
Mr. Knauss retired as Executive Chairman of the Board of The Clorox Company, a manufacturer and marketer of consumer and professional products. in July 2015. He had served as Chairman and CEO of The Clorox Company from 2006 to 2014. He was Executive Vice President of The Coca-Cola Company and President and COO for Coca-Cola North America from February 2004 until September 2006. Previously, he was President of the Retail Division of Coca-Cola North America from January 2003 through February 2004 and President and CEO of The Minute Maid Company, a division of The Coca-Cola Company, from January 2000 until January 2003 and President of Coca-Cola Southern Africa from March 1998 until January 2000. Prior to that, he held various positions in marketing and sales with PepsiCo, Inc. and Procter & Gamble, and served as an officer in the United States Marine Corps. In addition, Mr. Knauss is a director of McKesson Corporation and Target Corporation.

Director since December 2007 Committees Nominating and Governance (Chair) Audit Compensation and Talent Management Executive
Core Competencies
As a result of these professional and other experiences, Mr. Knauss has been determined to be an “Audit Committee Financial Expert” under the SEC’s rules and regulations, and possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) accounting and financial acumen, crisis management, people management, retail environment, and branded consumer products/consumer dynamics. In addition, Mr. Knauss has significant public company board experience (including specific experience in auditing, manufacturing, and marketing oversight), which strongly positions him to serve as the Lead Director of Kellogg.

MIKE SCHLOTMAN | 65
Former Executive Vice President and Chief Financial Officer of Kroger
Mr. Schlotman was the Executive Vice President and Chief Financial Officer of The Kroger Company, one of the world's largest food retailers, from September 2015 through December 2019. Before that, he was elected Senior Vice President and Chief Financial Officer in June 2003, and Group Vice President and Chief Financial Officer in January 2000. Prior to that he was elected Vice President and Corporate Controller in 1995, and served in various positions in corporate accounting after joining Kroger in 1985.

Director since October 2020 Committees Audit Social Responsibility and Public Policy

Core Competencies
As a result of these professional and other experiences, Mr. Schlotman possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) in accounting and financial acumen, crisis management, retail, regulatory and government, risk management and strategy and strategic planning.

2023 Proxy Statement	15

Board and Corporate Governance
Continuing Directors to Serve Until the 2025 Annual Meeting

ROD GILLUM | 72
Principal in the Detroit law office of Jackson Lewis P.C.
Mr. Gillum has served as a member of the Board of Trustees of the W.K. Kellogg Foundation since December 2006. He also served as board chair in 2012-2013 and co-trustee of the W.K. Kellogg Foundation Trust from March 2017 to February 2019. Mr. Gillum is a Principal in the Detroit law office of Jackson Lewis P.C. and co-leads the Firm’s Automotive Industry Team. His practice concentrates on corporate strategies related to crisis management, labor relations and legal risk avoidance. Prior to joining Jackson Lewis, Mr. Gillum was a senior leader at General Motors (GM), where he rose to become Secretary to the GM board of directors, and later Vice President, Corporate Responsibility & Diversity. As a co-leader of the Public Policy Center, based in North America, Europe, Asia, and Latin America, Mr. Gillum developed and coordinated global policy positions on safety, trade and government relations. He also chaired the General Motors Foundation.

Director since February 2019 Committees Manufacturing Social Responsibility and Public Policy
Core Competencies
As a result of these and other experiences, Mr. Gillum possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) crisis management, regulatory and government, risk management, social responsibility and strategy and strategic management.

MARY LASCHINGER | 62
Former Chair of the Board and CEO of Veritiv Corporation
Ms. Laschinger was the Chair of the Board and CEO of Veritiv Corporation, a business-to-business provider of packaging, publishing and hygiene products, from July 2014 to September 2020. Previously, Ms. Laschinger served as Senior Vice President of International Paper Company, a pulp and paper company, from 2007 to June 2014, and as President of the xpedx, International Paper’s former distribution business, from January 2010 to June 2014. Mary Laschinger became CEO in June 2014. She also served as President of the Europe, Middle East, Africa and Russia business at International Paper, Vice President and General Manager of International Paper’s Wood Products and Pulp businesses, as well as in other senior management roles in sales, marketing, manufacturing and supply chain at International Paper. Ms. Laschinger is a director of Newmont Corporation and Dollar Tree, Inc., and within the past five years, she has also served as a director of Veritiv Corporation.

Director since October 2012 Committees Compensation and Talent Management (Chair) Nominating and Governance Executive
Core Competencies
As a result of these professional and other experiences, Ms. Laschinger possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) branded consumer products and consumer dynamics, crisis management, international and emerging markets, people management and sales and distribution. In addition, Ms. Laschinger has significant public company board experience.

16	Kellogg Company

Board and Corporate Governance

ERICA MANN | 64
Former President Consumer Health of Bayer Healthcare LLC
Ms. Mann previously served as a member of the Board of Management of Bayer AG, a pharmaceutical and biotechnology company, from January 2016 to March 2018, and Bayer AG CH from January 2016 to March 2018. She was also President Consumer Health, Bayer Healthcare LLC from March 2011 to December 2015. Before joining Bayer HealthCare, Ms. Mann was President and General Manager of Pfizer Nutritional Health, a global business unit with operations in more than 80 countries, and served as a member of the Pfizer Senior Management Team from 2008 to 2011. Ms. Mann joined Pfizer upon its acquisition of Wyeth, where as Senior Vice President of Nutrition, she helped establish the shape and strategic direction of the new nutrition business unit. She also has significant experience at other Fortune 500 companies, including Ely Lilly & Company and Johnson & Johnson, and has held leadership positions in South Africa, Australia, New Zealand, Germany, Switzerland and the United States. Ms. Mann is a director of Perrigo Company plc, DSM, a global Nutrition, Health and Sustainable Living company, and Blackmores LTD, a leading Australian Natural Health company.

Director since February 2019 Committees Audit Social Responsibility and Public Policy
Core Competencies
As a result of these and other experiences, Ms. Mann possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) accounting and financial acumen, health and nutrition, international and emerging markets, risk management, social responsibility and strategy and strategic planning.

CAROLYN TASTAD | 61
Former CEO, Health Care, Procter & Gamble
Ms. Tastad served as the Chief Executive Officer, Health Care at The Procter & Gamble Company ("P&G"), a consumer goods corporation, leading the global Health Care business, responsible for sales, profit, selling, innovation, brand-building and supply across P&G’s Oral Care and Personal Health Care businesses, from August 2021 until her retirement in June 2022. Prior to August 2021, Ms. Tastad was the Group President, North America. Ms. Tastad began her work at P&G in 1983, and has significant acquisition integration experience and business model reinvention. She has led large multi-category regional businesses and smaller entrepreneurial global businesses, including responsibility for leading P&G’s selling organization across all sectors and all regions. Ms. Tastad also served as executive sponsor of P&G’s Gender Equality citizenship effort and led P&G’s Corporate Women’s Leadership Team. Ms. Tastad previously served in executive roles in the U.S., Canada, and Switzerland.

Director since December 2015 Committees Compensation and Talent Management Manufacturing Nominating and Governance
Core Competencies
As a result of these professional and other experiences, Ms. Tastad possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) branded consumer products and consumer dynamics, international and emerging markets, marketing / brand building, people management, sales and distribution.

2023 Proxy Statement	17

Board and Corporate Governance
Corporate Governance
Board-Adopted Corporate Governance Guidelines
We operate under corporate governance principles and practices (the “Corporate Governance Guidelines”) that are designed to maximize long-term Shareowner value, align the interests of the Board and management with those of our Shareowners and promote high ethical conduct among our Directors and employees. The Corporate Governance Guidelines include the following:

Board Independence
•A majority of the Directors, and all of the members of the Audit Committee, Compensation and Talent Management ("C&T") Committee, and N&G Committee, are required to meet the independence requirements of the New York Stock Exchange and the SEC.
•One of the Directors is designated a Lead Director, who chairs executive session meetings of the independent, non-employee Directors (which are scheduled at each Board meeting), and may call any such meetings at any time, approves proposed meeting agendas and schedules, and establishes a method for Shareowners and other interested parties to communicate with the Board. See also "Board and Corporate Governance - Corporate Governance - Lead Director."
•The Board and each Board Committee have the authority to hire independent legal, financial or other advisors as they may deem necessary, at the Company's expense.
•The Corporate Governance Guidelines provide that non-employee Directors meet in executive session at least three times annually. As a general practice, the non-employee Directors are scheduled to meet in executive session at every Board and Committee meeting.
•No Director shall serve as a director, officer or employee of a competitor.

Strategic Oversight
•Directors review the Company's strategy periodically during the year and dedicate at least one meeting per year to focus on a comprehensive strategic review, including the key elements of the Company's strategy.
•Directors have direct and regular access to officers, employees, facilities, books and records of the Company and can initiate contact or meetings directly or through the CEO or Secretary.

Performance Assessments
•The Board and Board Committees conduct annual performance evaluations to assess whether the Board, its Committees, and the Directors are functioning effectively.
•The independent members of the Board use the recommendations from the N&G Committee and C&T Committee to conduct an annual review of the CEO’s performance and determine the CEO’s compensation.

Succession Planning	•The Board periodically reviews CEO succession planning, and at least once per year.

Restrictions and Rules
•Non-employee Directors who change their principal responsibility or occupation from that held when they were elected shall offer their resignation for the Board to consider the continued appropriateness of Board membership under the circumstances.
•No Director may be nominated for a new term if he or she would attain the age limit of seventy-two or older at the time of election, unless the Board determines that it is in the best interest of Kellogg to re-nominate the independent Director for additional terms due to his or her unique capabilities or special circumstances.
•No Director should serve on more than three other public company boards, in addition to Kellogg (with consideration given to public company leadership roles and outside commitments).
•All Directors are expected to comply with stock ownership guidelines for Directors, under which they are generally expected to hold at least five times their annual cash retainer in stock and stock equivalents.
•Continuing education is provided to Directors consistent with our Board education policy.

Board Structure; Communication with the Board
The mix of experienced independent and management Directors that make up our Board, along with the independent role of our Lead Director and our independent Board Committee composition, benefits Kellogg and its Shareowners. The following section describes Kellogg’s Board leadership structure, the reasons why the structure is in place at this time, the roles of various positions, and related key governance practices.

18	Kellogg Company

Board and Corporate Governance
Independence; Board Mix
Our Board has an effective mix of independent and management Directors. It is composed of ten independent Directors and Mr. Cahillane, our CEO.

Board Independence	Board Diversity	Tenure

Director Demographics

	Stephanie Burns	Steve Cahillane	Carter Cast	Rod Gillum	Zack Gund	Don Knauss	Mary Laschinger	Erica Mann	La June Montgomery Tabron	Mike Schlotman	Carolyn Tastad
Independent	☑		☑	☑	☑	☑	☑	☑	☑	☑	☑
Racially / Ethnically Diverse				☑					☑
Male		☑	☑	☑	☑	☑				☑
Female	☑						☑	☑	☑		☑
Years of Service	9	6	6	4	8	15	11	4	9	2	7
Additionally, the diversity of the Board is reflected in the composition of the chairs of the Board's Committees, with three Committees chaired by female directors (including one Black/African American Director).
Committee Structure and Independence After 2023 Annual Meeting
In 2022, the Board had six standing Committees: (i) Audit, (ii) C&T, (iii) N&G, (iv) Manufacturing, (v) Social Responsibility and Public Policy ("SRPP"), and (vi) Executive. The Audit, C&T, N&G, Manufacturing, and SRPP Committees are composed solely of independent Directors, each with a different independent Director serving as Committee chair.
Board Leadership Structure
With respect to the roles of Chairman and CEO, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. On March 15, 2018, the Chairman and CEO roles were combined, with the Board electing Mr. Cahillane as Chairman of the Board. At this time, the Board believes that combining the roles of Chairman and CEO, together with the separate, independent role of our Lead Director, is the most effective leadership structure for Kellogg for many reasons. In particular, the Board believes the combined role is appropriate because of:
•Mr. Cahillane’s extensive knowledge and experience in a variety of areas, including strategy and strategic planning, branded consumer products and consumer dynamics, and innovation and research and development acquired as a result of his professional and other experiences, gives him the insight necessary to combine the responsibilities of strategic development and execution along with management of day-to-day operations, and
•Mr. Cahillane’s knowledge of Kellogg's business, operations and risks acquired in his role as CEO gives him the insight to combine the responsibilities of strategic development along with management of day-to-day operations and execution.
We believe Don Knauss, fulfilling the Company's Lead Director role (as described below), provides the necessary independent voice on issues facing the company and ensures that key issues are brought to the Board's attention and that proper corporate governance is maintained.

2023 Proxy Statement	19

Board and Corporate Governance

LEAD DIRECTOR
Don Knauss, an independent Director and the Chairman of the N&G Committee, is currently our Lead Director. Mr. Knauss is an effective Lead Director for Kellogg due to, among other things:
•independence;
•board leadership experience as former CEO, Chairman and Executive Chairman of The Clorox Company;
•strong strategic and financial acumen;
•commitment to ethics;
•extensive knowledge of the retail environment and branded consumer products; and
•deep understanding of Kellogg and its business obtained while serving as a Kellogg Director.
The independent Lead Director serves a variety of roles, including:
•for every meeting, reviewing and approving Board agendas, meeting materials and schedules to confirm the appropriate Board and Committee topics are reviewed and sufficient time is allocated to each;
•liaising between the Chairman and CEO and non-management Directors if and when necessary and appropriate (that said, each Director has direct and regular access to the Chairman and CEO);
•presiding at the executive sessions of independent Directors and at all other meetings of the Board of Directors at which the Chairman of the Board is not present;
•calling an executive session of independent Directors at every meeting consistent with the Corporate Governance Guidelines;
•responsibility for leading the Board's annual evaluation process, including conducting private, individual reviews with each Director; and
•facilitating succession planning for the Board, including by having the N&G Committee and the independent Directors regularly discuss and evaluate CEO succession plans.
Mr. Knauss may be contacted at donald.knauss@kellogg.com. Any communications which Shareowners or interested parties may wish to send to the Board may be directly sent to Mr. Knauss at this e-mail address.

Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure as appropriate. We believe that Kellogg, like many U.S.-based companies, has been well-served by this flexible leadership structure.
Board Self-Evaluation
Our Lead Director leads our annual process whereby the Board conducts an annual performance evaluation to assess the performance of the Board, its Committees, and the Directors, and to determine how to make the Board even more effective. The process includes detailed written survey materials as well as individual, private meetings between each Director and the Lead Director.
BOARD SELF-EVALUATION / CONTINUOUS IMPROVEMENT PROGRAM

20	Kellogg Company

Board and Corporate Governance
Company Strategy
Strategic planning and oversight of the Company’s business strategy is a key responsibility of the Board, and the Board has deep experience and expertise in the areas of strategy and strategic development. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multi-step approach in exercising its responsibilities. Our entire Board discusses the strategic priorities of the Company, taking into consideration global economic, industry, consumer, environmental, social, governance, and other significant trends, as well as changes in the food industry and regulatory initiatives. The Board reviews the Company’s strategy periodically during the year, and dedicates at least one meeting each year to focus on a strategic review, including key elements of our strategy. Relevant strategic topics are also embedded in the work of Committees. The Board is uniquely positioned to provide the oversight required for the Company's strategy given the specific and diverse mix of skills, capabilities and core competencies relating to our long-term strategy and business model as well as their diverse perspectives, experiences and backgrounds (see “Board and Corporate Governance – Election of Directors”).
While the Board and its Committees oversee strategy and strategic planning, management is charged with executing the business strategy. To monitor performance against the Company’s strategic goals, the Board receives regular updates and actively engages in dialogue with our Company’s senior leaders. The Board’s discussions are enhanced with first-hand experiences, such as visits to specific markets and interaction with key retailers, which provide Directors an opportunity to experience strategy execution.
The Board’s oversight and management’s execution of business strategy are intended to help promote the creation of long-term shareowner value in a sustainable manner, with a focus on assessing both opportunities available to us and risks that we may encounter.

2023 Proxy Statement	21

Board and Corporate Governance
Board Oversight of Enterprise Risk
The Board, both directly and indirectly through its Committees, utilizes our Enterprise Risk Management (“ERM”) process to assist in fulfilling its oversight of the Company's risks. While risk oversight is a full Board responsibility, the responsibility for monitoring the ERM process has been delegated to the Audit Committee. As such, one of the leaders of the ERM process is the Vice President, Internal Audit, who reports to the Chair of the Audit Committee.
Annually, the Audit Committee reviews an assessment of the Company’s enterprise risks and the allocation of risk oversight among the Board and its Committees. Due to the dynamic nature of risk and the business environment generally, at every Audit Committee meeting, the Company provides a status report on key enterprise risks where responsible senior leaders provide in-depth reviews. Key enterprise risks are also reviewed with and discussed in other Committee meetings. Board and Committee agendas are updated throughout the year so that emerging enterprise risks may be reviewed and discussed at the relevant times. This process facilitates the Board’s ability to fulfill its oversight responsibilities of Kellogg’s risks in a timely and effective manner.

RISK ASSESSMENT

The risk assessment process is global in nature and has been developed to identify and assess Kellogg’s current and emerging risks, including the nature, probability and implications of the risk, as well as to identify steps to mitigate and manage each risk (including how ERM is integrated into the Company’s internal audit plan). Many of our key business leaders, functional heads and other managers from across the globe provide perspective and input in a targeted and strategic manner to develop the Company’s holistic views on enterprise risks.
The centerpiece of the enterprise risk assessment is the distillation of this review into key enterprise risks which includes the potential magnitude, likelihood and velocity of each risk. As part of the process for assessing each risk, management identifies the following:
•the nature of the risk
•the senior executive responsible for managing the risk
•the potential impact of the risk
•management’s approach to manage the risk
•Board or Committee accountability
The results of the risk assessment are then integrated into the Board’s processes.

BOARD OF DIRECTORS

•Receives updates on business operations, financial results, long-range plans and key enterprise risks, including current status and action items, during regularly scheduled meetings
•Advises management on shaping corporate purpose, values and strategy
•The full Board reviews the results of the annual enterprise risk assessment and periodic updates on status of key risks, which includes consideration of potential impacts
•Oversight responsibility for each risk is allocated among the full Board and its Committees, and specific Board and Committee agendas are developed accordingly

AUDIT COMMITTEE

•Reviews and considers the annual audit risk assessment, which identifies risks related to our internal control over financial reporting and informs our internal and external audit plans
•Receives updates on the key enterprise risks
•Reviews the ERM process and results of the annual risk assessment
•Monitors independence of our independent auditor, including establishing policies for hiring of any current or former employees of our independent auditor
•Reviews the use of new accounting principles
•Reviews the use of non-GAAP measures in our earnings releases and SEC filings
•Considers the impact of risk on our financial position and the adequacy of our risk-related internal controls
•Oversees cybersecurity and receives regular updates on cybersecurity matters, which includes a review of potential digital threats and vulnerabilities, cybersecurity priorities, and our cybersecurity framework
•Receives quarterly updates on litigation matters and developments
•Reviews the ethics and compliance and litigation management programs
•Coordinates with the Vice President, Internal Audit, who reports to the Chair of the Committee

22	Kellogg Company

Board and Corporate Governance

NOMINATING AND GOVERNANCE COMMITTEE

•Conducts an annual review of our corporate governance policies and practices
•Oversees corporate governance, receiving regular updates on emerging corporate governance issues and trends
•Oversees annual self-evaluation process for the Board and each of its committees
•Oversees succession planning and refreshment efforts for the Board
•Reviews, approves and oversees any proposed transactions involving a related party

COMPENSATION AND TALENT MANAGEMENT COMMITTEE

•Assesses annually whether our compensation plans, policies and practices encourage excessive or inappropriate risk taking by employees
•Evaluates our executive compensation programs to ensure they adequately tie to company performance
•Reviews risks related to talent acquisition, retention and development
•Monitors progress toward internal ED&I goals

MANUFACTURING COMMITTEE

•Oversees food quality and safety, manufacturing operations and people and labor strategies, including reviewing policies, programs and practices and providing strategic advice
•Reviews global food safety and people safety performance reports, including results of regulatory audits, as well as supply chain financial performance
•Oversees contingency planning, commodity purchasing and hedging programs and people utilization and union and non-union strategies

SOCIAL RESPONSIBILITY AND PUBLIC POLICY COMMITTEE

•Oversees our corporate responsibility strategy and risks related to our reputation, including receiving reports from the SVP of Global Corporate Affairs
•Oversees our sustainability efforts and climate policy
•Assists the Board in monitoring climate and sourcing, sustainable packaging and nutrition

MANAGEMENT

•Conducts a formal risk assessment of Kellogg's business annually, including assessing probability, magnitude, velocity, potential economic and reputational impacts, and developing mitigation actions and monitoring plans
•Evaluates the completeness of the identified Enterprise Risks
•Key risks are reviewed and monitored and mitigation plans developed by designated senior leaders responsible for day-to-day risk management

2023 Proxy Statement	23

Board and Corporate Governance
Majority Voting for Directors; Director Resignation Policy
Our bylaws contain a majority voting standard for the election of Directors in an uncontested election (that is, an election where the number of nominees is equal to the number of seats open). In an uncontested election, each nominee must be elected by the vote of a majority of the votes cast. A “majority of the votes cast” means the number of votes cast “for” a director’s election must exceed the number of votes cast “against” (excluding abstentions). No Director will be nominated for election or otherwise be eligible for service on the Board unless and until such candidate has delivered an irrevocable resignation to the N&G Committee that would be effective upon (i) such Director’s failure to receive the required vote in an election of Directors and (ii) the Board’s acceptance of the resignation. If a Director fails to achieve the required vote in an uncontested election, the N&G Committee would promptly consider the resignation and recommend to the Board the action to be taken on the offered resignation. The Board would act on the N&G Committee’s recommendation no later than 90 days following the date of the Shareowners’ meeting where the election occurred. The Director whose resignation is under consideration shall not participate in the recommendation of the N&G Committee or deliberations of the Board with respect to his or her nomination. Following the Board’s decision, Kellogg would promptly disclose in a current report on Form 8-K the decision whether to accept the resignation as tendered. To the extent that a resignation is accepted, the N&G Committee would recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.
Director Independence
The Board has determined that all current Directors (other than Mr. Cahillane) are independent based on the following standards: (a) no entity (other than a charitable entity) of which such a Director is an employee in any position or any immediate family member (as defined) is an executive officer, made payments to, or received payments from, Kellogg and its subsidiaries in any of the 2022, 2021, or 2020 fiscal years in excess of the greater of (1) $1,000,000 or (2) two percent of that entity’s annual consolidated gross revenues; (b) no such Director, or any immediate family member employed as an executive officer of Kellogg or its subsidiaries, received in any twelve month period within the last three years more than $120,000 per year in direct compensation from Kellogg or its subsidiaries, other than Director and Committee fees and pension or other forms of deferred compensation for prior service not contingent in any way on continued service; (c) Kellogg did not employ such Director in any position, or any immediate family member as an executive officer, during the past three years; (d) no such Director was a current partner or employee of a firm that is Kellogg’s internal or external auditor (“Auditor”), no immediate family member of such Director was a current partner of the Auditor or an employee of the Auditor who personally worked on our audit, and no Director or immediate family member of such Director was during the past three years a partner or employee of the Auditor and personally worked on our audit within that time; (e) no such Director or immediate family member served as an executive officer of another company during the past three years at the same time as a current executive officer of Kellogg served on the compensation committee of such company; and (f) no other material relationship exists between any such Director and Kellogg or our subsidiaries.
The Board also considers from time to time commercial ordinary-course transactions as it assesses independence status. The Board has concluded that these transactions did not impair Director independence for a variety of reasons including that the amounts in question were considerably under the thresholds set forth in our independence standards and the relationships were not deemed material.
Related Person Transactions
The Board has adopted a written policy relating to the N&G Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements by SEC regulations, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our Directors, executive officers and 5% or more beneficial owners of our common stock. The Secretary administers procedures adopted by the Board with respect to related person transactions and the N&G Committee reviews and approves all such transactions. At times, it may be advisable to initiate a transaction before the N&G Committee has evaluated it or a transaction may begin before discovery of a related person’s participation. In such instances, management consults with the Chair of the N&G Committee to determine the appropriate course of action. Approval of a related person transaction requires the affirmative vote of the majority of disinterested Directors on the N&G Committee. In approving any related person transaction, the N&G Committee must determine that the transaction is fair and reasonable to Kellogg. The N&G Committee periodically reports on its activities to the Board. The written policy relating to the N&G Committee’s review and approval of related person transactions is available on our website under the “Investor Relations” tab, at the “Governance” link.
There were no related person transactions since January 1, 2022 that require reporting under the SEC disclosure rules.

24	Kellogg Company

Board and Corporate Governance
Shareowner Recommendations for Director Nominees
The N&G Committee will consider Shareowner nominations for membership on the Board. For the 2024 Annual Meeting of Shareowners, nominations may be submitted to the Office of the Secretary, Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49017-3534, which will forward them to the Chairman of the N&G Committee. Recommendations must be in writing and we must receive the recommendation not earlier than November 3, 2023 and not later than December 3, 2023. Recommendations must also include certain other requirements specified in our Bylaws.
When filling a vacancy on the Board, the N&G Committee identifies the desired skills and experience of a new Director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current Directors. The N&G Committee may, as it has done in the past, engage third parties to assist in the search and provide recommendations. Also, Directors are generally asked to recommend candidates for the position. The candidates would be evaluated based on the process outlined in the Corporate Governance Guidelines and the N&G Committee charter, and the same process would be used for all candidates, including candidates recommended by Shareowners. For more information, see “Board and Committee Membership-Nominating and Governance Committee.”
Shareowner Nomination of Director Candidates for Inclusion in Proxy Statement for Annual Meeting
Our Bylaws permit a Shareowner, or a group of up to 20 Shareowners, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, provided that the Shareowner(s) and the nominee(s) satisfy the requirements specified in our Bylaws. For the 2024 Annual Meeting of Shareowners, nominations may be submitted to the Office of the Secretary, Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49017-3534. Any such nomination must be received by us not earlier than October 4, 2023 and not later than November 3, 2023. Any such nomination must meet the other requirements set forth in our Bylaws.
In addition to satisfying the requirements of our Bylaws, including the notice deadlines set out above and therein, to comply with the universal proxy rules, Shareowners who intend to solicit proxies in support of Director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.
Attendance at Annual Meetings
All incumbent Directors are expected to attend the Annual Meeting of Shareowners. All of our Directors attended the 2022 Annual Meeting of Shareowners.
Code of Conduct/Code of Ethics
We have adopted the Code of Conduct for Kellogg Company Directors and the Global Code of Ethics for Kellogg Company employees (including the CEO, CFO, other named executive officers, and Corporate Controller). Any amendments to, or waivers of, the Global Code of Ethics applicable to our Directors or executive officers will be posted on www.kelloggcompany.com. There were no waivers of the Global Code of Ethics in 2022.
Availability of Corporate Governance Documents
Copies of the Corporate Governance Guidelines, the Charters of the Audit, C&T, and N&G Committees of the Board, the Code of Conduct for Kellogg Company Directors, and Global Code of Ethics for Kellogg Company employees can be found on the Kellogg Company website at www.kelloggcompany.com under “Investor Relations,” then “Environmental, Social & Governance.” Shareowners may also request a free copy of these documents from: Kellogg Company Consumer Affairs, P.O. Box CAMB, Battle Creek, Michigan 49016 (phone: (800) 962-1413), the Investor Relations Department at that same address (phone: (269) 961-2800) or investor.relations@kellogg.com.

2023 Proxy Statement	25

Board and Corporate Governance
Board and Committee Membership
The Board routinely reviews Board composition to ensure that it has the right balance of skills to fulfill its oversight obligations for Shareowners. As part of that process, the N&G Committee and the Board consider current tenure and potential retirements.
The Board had the following standing Committees in 2022: (i) Audit; (ii) C&T; (iii) N&G; (iv) Manufacturing; (v) SRPP; and (vi) Executive.
The Board held 12 meetings in 2022. All of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of all Board Committees of which the Directors were members during 2022 that were held while such Directors were on the Board.
The table below provides 2022 membership and meeting information for each Board Committee (other than Executive) as of December 31, 2022 (the last day of fiscal year 2022):

Name(3)	Audit	Compensation and Talent Management	Nominating and Governance	Manufacturing	Social Responsibility and Public Policy
Stephanie Burns	Chair
Steve Cahillane(1)
Carter Cast
Rick Dreiling(2)
Rod Gillum
Zack Gund				Chair
Don Knauss			Chair
Mary Laschinger		Chair
Erica Mann
La June Montgomery Tabron					Chair
Mike Schlotman
Carolyn Tastad
2022 Meetings Held	6	5	3	3	3
(1)Mr. Cahillane is not a formal member of any Board Committee (other than Executive) and attends meetings for each Committee, as appropriate.
(2)Mr. Dreiling resigned from the Board and all Board Committees on which he served effective February 17, 2023.
The Board also has an Executive Committee made up of the CEO and Committee Chairs, which held no meetings in 2022.
Each of the Board Committees may form and delegate authority to subcommittees when it deems appropriate.

26	Kellogg Company

Board and Corporate Governance
Audit Committee

Stephanie Burns (Chair) Erica Mann	Don Knauss	Mike Schlotman	2022 Meetings Held: 6

Pursuant to a written charter, the Audit Committee’s responsibilities include the following.
•The Committee assists the Board in monitoring the following:
–the integrity of the financial statements of the Company;
–the independence and performance of the Company’s independent registered public accounting firm;
–the performance of the Company’s internal audit function;
–the Company’s ERM process and key risks;
–compliance by the Company with legal and regulatory requirements; and
–other related matters.
•The Committee, or its Chair, pre-approves all audit, audit-related, internal control-related and permitted non-audit engagements and services by the independent registered public accounting firm and their affiliates.
•The Committee discusses and/or reviews specified matters with, and receives specified information or assurances from, Kellogg management and the independent registered public accounting firm.
•The Committee has the sole authority to appoint, subject to Shareowner ratification, or replace the independent registered public accounting firm, which directly reports to the Committee, and is directly responsible for the compensation and oversight of the independent registered public accounting firm.
•As part of the annual auditor engagement process, the Committee considers whether to rotate the independent registered public accounting firm. PricewaterhouseCoopers LLP rotates its lead audit engagement partner every five years and the Committee had direct and meaningful involvement in the selection of the lead engagement partner.
The Committee assists the Board in monitoring the following key ESG priorities: risk management, anticorruption, data privacy, and data security.
The Committee also has the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain, approve the services, determine the fees and other retention terms and terminate outside advisors and counsel.
Each member who served on the Committee during 2022 is financially literate and met the independence requirements of the New York Stock Exchange, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and our Corporate Governance Guidelines. Dr. Burns, the Chair of the Committee, and Mr. Knauss have each been determined by the Board to be an "audit committee financial expert," as that term is defined in item 407(d)(5) of SEC Regulation S-K.

2023 Proxy Statement	27

Board and Corporate Governance
Compensation and Talent Management Committee

Mary Laschinger (Chair) Don Knauss	Zack Gund	Carolyn Tastad	2022 Meetings Held: 5

Pursuant to a written charter, the C&T Committee’s responsibilities include the following:
•reviewing and approving the compensation philosophy and principles for senior executives;
•reviewing and making recommendations for the compensation of senior management personnel and monitoring overall compensation for senior executives, including reviewing risks arising from Kellogg’s compensation policies and practices;
•reviewing and recommending the compensation of the CEO;
•sole authority to retain or terminate any compensation consultant or other advisor used to evaluate senior executive compensation;
•overseeing and administering employee benefit plans to the extent provided in those plans;
•reviewing with management employment and employment-related matters and employment programs;
•reviewing trends in management compensation;
•reviewing talent development;
•setting the composition of the peer company group used for market comparison for executive compensation;
•determining applicable stock ownership guidelines for certain executives and monitoring compliance with guidelines;
•reviewing the Company’s equity, diversity and inclusion programs and policies; and
•overseeing the review and assessment of risks arising from Kellogg’s compensation policies and practices, which includes the annual review of our compensation program for design features considered to encourage excessive risk taking and Kellogg’s approach to those features.
The Committee assists the Board in monitoring the following key ESG priorities: recruitment and retention, training and career development, and equity, diversity, and inclusion.
The Committee receives periodic updates on the Company's equity, diversity, and inclusion (ED&I) programs, goals, status and ongoing activities. In addition, ED&I is an ongoing agenda topic as the Company's Annual Incentive Plan includes specific targets for key ESG topics, including ED&I (see “Compensation Discussion and Analysis — Compensation Plans and Design – Annual Incentives”). The full Board is actively engaged in ED&I as it reviews a thorough review of ED&I annually as part of their oversight of talent and the broader organization as well as the role of ED&I in the Company's strategy.
For information about the Committee’s processes for establishing and overseeing executive compensation, including with respect to its retention and use of a compensation consultant, refer to “Compensation Discussion and Analysis — Compensation Approach.”
The Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. Prior to retaining any such consultant, or other advisor, the Committee considers whether the work of such consultant or other advisor would raise a conflict of interest according to the independence factors enumerated by the New York Stock Exchange, as well as any other factors the Committee determines to be relevant.
The Board has determined that each member of the Committee meets the definition of independence under our Corporate Governance Guidelines and the requirements of the New York Stock Exchange and further qualifies as a non-employee Director for purposes of Rule 16b-3 of the Exchange Act. The members of the Committee are not current or former employees of Kellogg, are not eligible to participate in any of our executive compensation programs, do not receive compensation that would impair their ability to make independent judgments about executive compensation, and are not “affiliates” of the Company, as defined under Rule 10c-1 of the Exchange Act.
Compensation and Talent Management Committee Interlocks and Insider Participation
Mary Laschinger, Rick Dreiling, Zack Gund, Don Knauss and Carolyn Tastad served on the C&T Committee during fiscal year 2022. No member of the C&T Committee is now, or has been, an officer or employee of the Company. No member of the C&T Committee had any relationship with the Company or any of its subsidiaries during 2022 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or served during 2022 on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on our Board or C&T Committee.

28	Kellogg Company

Board and Corporate Governance
Nominating and Governance Committee

Don Knauss (Chair) Stephanie Burns	Zack Gund Mary Laschinger	Carolyn Tastad	2022 Meetings Held: 3

Pursuant to a written charter, the N&G Committee’s responsibilities include the following.
•The Committee assists the Board by:
–identifying and reviewing the qualifications of candidates for Director and in determining the criteria for new Directors;
–recommending nominees for Director to the Board;
–recommending Committee assignments;
–reviewing annually the Board’s compliance with the Corporate Governance Guidelines;
–reviewing annually the Corporate Governance Guidelines and recommending changes to the Board;
–monitoring the performance of Directors and conducting performance evaluations of each Director before the Director’s re-nomination to the Board;
–administering the annual evaluation of the Board;
–providing annually an evaluation of CEO performance used by the independent members of the Board in their annual review of CEO performance;
–considering and evaluating potential waivers of the Code of Conduct for Directors and Global Code of Ethics for senior officers (for which there were none in 2022);
–making a report to the Board on CEO succession planning at least annually;
–providing an annual review of the independence of Directors to the Board;
–reviewing and recommending to the Board responses to Shareowner proposals;
–overseeing governance-related engagement with stockholders and proxy advisory firms, and review proxy advisory firm policies and voting recommendations;
–reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 Regulation S-K) on an ongoing basis, in accordance with the Company’s related party transactions policies; and
–reviewing Director compensation.
•The Chair of the Committee, as Lead Director, also presides at executive sessions of independent Directors of the Board.
The Committee assists the Board in monitoring the following key ESG priorities: governance and board diversity.
The Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. Prior to retaining any such consultant, or other advisor, the Committee considers whether the work of such consultant or other advisor would raise a conflict of interest according to the independence factors enumerated by the New York Stock Exchange, as well as any other factors the Committee determines to be relevant.
As noted above, the Board has determined that each member of the Committee meets the definition of independence under our Corporate Governance Guidelines and the requirements for independence of the New York Stock Exchange.

2023 Proxy Statement	29

Board and Corporate Governance
Manufacturing Committee

Zack Gund (Chair) Rod Gillum	Carter Cast La June Montgomery Tabron	Carolyn Tastad	2022 Meetings Held: 3

Pursuant to a written charter, the Manufacturing Committee’s responsibilities include the following.
•The Committee assists the Board in discharging its oversight responsibilities, with the primary focus on Kellogg’s food quality and safety, manufacturing facility operations, and people and labor strategies.
•As it deems appropriate, the Committee reviews policies, programs and practices, and provide strategic advice and counsel concerning the matters set forth above including, but not limited to:
–food safety;
–employee health and safety;
–capacity utilization and planning;
–contingency planning;
–productivity programs;
–commodity purchasing and hedging programs; and
–people utilization and union and non-union strategies.
•The Committee also regularly reviews global food safety and people safety performance reports, including results of regulatory audits, as well as supply chain financial performance.
The Committee assists the Board in monitoring the following key ESG priorities: food safety and quality, and employee safety.
The Committee also has authority and resources to retain outside, independent counsel or other advisors as it deems necessary to discharge its responsibilities.

30	Kellogg Company

Board and Corporate Governance
Social Responsibility and Public Policy Committee

La June Montgomery Tabron (Chair) Carter Cast	Rod Gillum Mike Schlotman	Erica Mann	2022 Meetings Held: 3

Pursuant to a written charter, the SRPP Committee’s responsibilities include the following.
•The Committee assists the Board in discharging its oversight responsibilities with respect to corporate responsibility and reputation, and certain environmental, social and public policy issues.
•The Committee also reviews the Company’s policies, programs, practices and disclosures concerning:
–public policy;
–government relations;
–regulatory matters;
–philanthropic activities/charitable contributions;
–sustainability;
–food security;
–conservation of natural resources;
–responsible sourcing; and
–other related topics.
•The Committee is particularly focused on the intersection of philanthropy, public policy, and the Company’s goals.
•The Committee also oversees the Company’s sustainability efforts and climate policy.
The Committee assists the Board in monitoring the following key ESG priorities: philanthropy, climate and sourcing, sustainable packaging, and nutrition.
The Committee oversees the Company's corporate responsibility strategy. Our Senior Vice President (SVP) of Global Corporate Affairs, who reports to the Chairman and CEO, is responsible for successfully implementing the strategy and regularly updating the CEO and the Committee. Our Chief Sustainability Officer reports to the SVP of Global Corporate Affairs. Additionally, numerous leaders are accountable for achieving specific corporate responsibility commitments, based on their roles. This work is aligned with and included in parallel work streams within internal audit and our Audit Committee. Policies and strategies overseen by the Committee are also aligned with our lobbying, advocacy, and membership efforts.
The Committee also has authority and resources to retain outside, independent counsel or other advisors as it deems necessary to discharge its responsibilities.

2023 Proxy Statement	31

Board and Corporate Governance
Executive Committee

Steve Cahillane (Chair) Stephanie Burns	Zack Gund Don Knauss	Mary Laschinger La June Montgomery Tabron	2022 Meetings Held: 0

Pursuant to a written charter, the Executive Committee is generally empowered to act on behalf of the Board between meetings of the Board, with some exceptions. The Executive Committee is made up of the CEO and each of the Board Committee Chairs and held no meetings in 2022.
2022 Director Compensation and Benefits
Only non-employee Directors receive compensation for their services as Directors. For information about the compensation of Mr. Cahillane, refer to “Executive Compensation” beginning on page 49.
Our 2022 compensation for non-employee Directors was comprised of an annual cash retainer and equity-based grants. The annual pay is designed to attract and retain diverse, highly-qualified, seasoned, and independent professionals to represent all of our Shareowners, and is targeted against the median of our Compensation Peer Group. Refer to “Compensation Discussion and Analysis — Compensation Approach” for a description of the companies that make up our Compensation Peer Group. The N&G Committee reviews our Director compensation program on an annual basis with the Company's independent compensation consultant. The independent compensation consultant provides counsel to the Committee in a variety of ways, including an in-depth study that reports and analyzes the director compensation programs in the Compensation Peer Group in an effort to ensure that our program is competitive, consistent with market practice, and designed to attract qualified directors. Although the N&G Committee conducts this review on an annual basis, it generally considers adjustments to Director compensation every other year. In 2022, the Board increased the additional cash retainer for the Chair of the Audit Committee by $5,000 to $25,000.
Our compensation is designed to create alignment between our non-employee Directors and our Shareowners through the use of equity-based grants. In 2022, approximately 60% of non-employee Director compensation was in equity and approximately 40% was in cash, excluding the Lead Director and Committee Chair retainers.
Compensation as of December 31, 2022 (the end of fiscal year 2022) for non-employee Directors consisted of the following:
Annual Retainer
There is an additional cash retainer of $30,000 for the Lead Director, $25,000 for the Chair of the Audit Committee, $20,000 for each of the Chairs of the C&T and N&G Committees, and $15,000 for each of the Chairs of the SRPP and Manufacturing Committees.
Actual annual pay varies somewhat among non-employee Directors based primarily on Lead Director and Committee chair responsibilities. To the extent the dollar value of the Annual Stock Awards Retainer exceeds $155,000 at the time of the grant, the excess amount is deducted from the Annual Cash Retainer payments.
Stock Awards
Stock awards are granted to non-employee Directors in early May of each year and are automatically deferred pursuant to the Kellogg Company Grantor Trust for Non-Employee Directors (the "Grantor Trust"). Under the terms of the Grantor Trust, shares underlying vested stock awards are settled only upon a Director's termination of service on the Board.
Business Expenses
Kellogg pays for the business expenses related to Directors attending Kellogg meetings, including room, meals and transportation to and from Board and Committee meetings. Directors are also eligible to be reimbursed for attendance at qualified Director education programs.

32	Kellogg Company

Board and Corporate Governance
Director and Officer Liability Insurance and Travel Accident Insurance
Director and officer liability insurance (“D&O Insurance”) insures our Directors and officers against certain losses that they are legally required to pay as a result of their actions while performing duties on our behalf. Our D&O Insurance policy does not identify the premium for Directors versus officers and, therefore, a dollar amount cannot be assigned for individual Directors. Travel accident insurance provides benefits to each Director in the event of death or disability (permanent and total) during travel on Kellogg chartered and/or commercial aircraft. Our travel accident insurance policy also covers employees and others while traveling on Kellogg chartered and/or commercial aircraft and, therefore, a dollar amount cannot be assigned for individual Directors.
Deferral Program
Under the Deferred Compensation Plan for Non-Employee Directors, non-employee Directors may each year irrevocably elect to defer all or a portion of their Board annual cash retainer payable for the following year. The amount deferred is credited to an account in the form of units equivalent to the fair market value of our common stock. If the Board declares dividends, a fractional unit representing the dividend is credited to the account of each participating Director. A participant’s account balance is paid in stock upon termination of service as a Director. The balance is paid in a lump sum or in up to ten annual installments at the election of the Director. In the case of annual installments, dividend equivalents are earned and credited to the participant’s unpaid balance on the date earned until the account is distributed in full.
Minimum Stock Ownership Requirement
All non-employee Directors are expected to comply with stock ownership guidelines, under which they are expected to hold at least five times the annual cash retainer, excluding any additional amounts paid to committee chairs or the Lead Director (i.e., $525,000, which is five times the $105,000 cash retainer) in stock or stock equivalents, subject to a five-year phase-in period for newly-elected Directors. As of December 31, 2022, all of the non-employee Directors exceeded or were on track to meet this requirement. Mr. Cahillane is expected to comply with the stock ownership guidelines applicable to our executive officers, as described in “Compensation Discussion and Analysis — Compensation Policies — Executive Stock Ownership Guidelines,” which for his position is at least six times his annual base salary. As of December 31, 2022, Mr. Cahillane has exceeded this requirement.

2023 Proxy Statement	33

Board and Corporate Governance
Directors’ Compensation Table
The individual components of the total compensation calculation reflected in the table below are as follows:
Fees and Retainers
The amounts shown under the heading “Fees Earned or Paid in Cash” consist of annual retainers earned by or paid in cash to our non-employee Directors in 2022.
The amounts disclosed under the heading “Stock Awards” consist of the annual grant of deferred shares of common stock, which are placed in the Grantor Trust. The dollar amounts for the awards represent the grant-date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (Compensation — Stock Compensation).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	Total ($)
Stephanie A. Burns	129,978	155,022	—	—	—	285,000
Carter Cast	104,978	155,022	—	—	—	260,000
Rick Dreiling(5)	104,978	155,022	—	—	—	260,000
Rod Gillum	104,978	155,022	—	—	—	260,000
Zack Gund	119,978	155,022	—	—	—	275,000
Donald Knauss	154,978	155,022	—	—	—	310,000
Mary Laschinger	124,978	155,022	—	—	—	280,000
Erica Mann	104,978	155,022	—	—	—	260,000
La June Montgomery Tabron	119,978	155,022	—	—	—	275,000
Mike Schlotman	104,978	155,022	—	—	—	260,000
Carolyn Tastad	104,978	155,022	—	—	—	260,000
(1)The amount reflects the aggregate dollar amount of all fees earned or paid in cash for services as a non-employee Director. Differences reflect cash retainers paid to Board Committee Chairs and the Lead Director.
(2)The amount reflects the grant-date fair value calculated in accordance with FASB ASC Topic 718 for the annual grant of 2,080 deferred shares of common stock. Refer to Notes 1 and 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The grant-date fair value of the stock-based awards will likely vary from the actual value the Director receives. The actual value the Director receives will depend on the number of shares and the price of our common stock when the shares or their cash equivalent are distributed. The number of shares of common stock held by each of our Directors is shown under “Security Ownership — Officer and Director Stock Ownership” on page 80 of this Proxy Statement.
(3)Kellogg does not grant stock options to non-employee Directors.
(4)Kellogg does not have a pension plan for non-employee Directors and does not pay above-market or preferential rates on non-qualified deferred compensation for non-employee Directors.
(5)Mr. Dreiling resigned from the Board effective February 17, 2023.

34	Kellogg Company

Compensation

PROPOSAL 2
Advisory Resolution to Approve Executive Compensation

The Board recommends a vote FOR the resolution approving the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

Compensation and Talent Management Committee Report
As detailed in its charter, the Compensation and Talent Management ("C&T") Committee oversees our compensation program on behalf of the Board. In the performance of its oversight function, the Committee, among other things, reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based upon these reviews and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and our Proxy Statement relating to our 2023 Annual Meeting of Shareowners.
COMPENSATION AND TALENT MANAGEMENT COMMITTEE
Mary Laschinger, Chair
Zack Gund
Don Knauss
Carolyn Tastad
Our Shareowners may vote, on an advisory (non-binding) basis, for a resolution to approve the compensation of our named executive officers as disclosed in this Proxy Statement. At our 2017 Annual Meeting, a majority of Shareowners voted, consistent with the recommendation of Kellogg’s Board of Directors, to hold an annual shareowner advisory vote on a resolution to approve the compensation of Kellogg’s named executive officers. The annual vote will continue unless Shareowners vote, at our 2023 Annual Meeting, to approve a different frequency of Shareowner votes on the compensation of Kellogg’s named executive officers as required pursuant to Section 14(A) of the Exchange Act and the rules and regulations promulgated thereunder. The Board of Directors believes that an annual advisory vote on a resolution to approve executive compensation allow our Shareowners to provide us with their regular, direct input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement, and is consistent with our policy of seeking input from, and engaging in discussions with, our Shareowners on corporate governance matters and our executive compensation philosophy, policies and practices.
This executive summary highlights core principles of our compensation program and the approach followed by the C&T Committee.
Core Principles
We operate in a robust and challenging industry, where competitive compensation is central to business performance. We believe that our executive compensation program for our NEOs should be designed to:
•provide a competitive level of total compensation necessary to attract and retain key talent to help deliver successful business performance;
•appropriately motivate our NEOs to contribute to our near-and long-term success; and
•help drive long-term total return for our Shareowners.

2023 Proxy Statement	35

Compensation
Accordingly, the Core Principles that underpin our executive compensation program include Pay for Performance, Shareowner Alignment, Values-Based and Risk Mitigation. A detailed description of these principles is included in the CD&A, and the following is a brief overview of each.

Pay for Performance	Our compensation program is designed to have a significant portion of an NEO’s compensation linked to Kellogg’s actual performance. We accomplish this by utilizing “performance-based” pay programs like our annual incentive plan and Performance Stock Unit Plan, and by limiting perquisites.

Shareowner Alignment	We align the interest of our NEOs with Shareowners by encouraging our NEOs to have a meaningful personal financial stake in Kellogg. We gain this alignment by maintaining stock ownership guidelines, having stock-based programs represent a significant portion of an NEO’s target compensation and using compensation plan goals that are tied to key financial metrics of Kellogg. In addition, our C&T Committee uses verification tools such as "total shareowner return" as an important consideration when reviewing performance to verify our pay for performance connection.

Values-Based	Our NEOs are evaluated on the behaviors they exhibit as they drive results. The compensation program links the “what” each NEO contributes as well as “how” an NEO makes those contributions.

Risk Mitigation	Our compensation program is designed to mitigate risks relating to our business. The program accomplishes this by balancing short-term and rolling three-year incentives, which uses various financial metrics to ensure the business grows in a balanced, sustainable manner. In addition, we use clawback provisions to mitigate risk by creating appropriate remedies under certain circumstances.

Compensation Approach
Our compensation approach is based on (a) driving independent decision-making, (b) utilizing Compensation Peer Group data to appropriately benchmark compensation, (c) following a consistent, rigorous compensation target setting process, and (d) using verification tools to ensure appropriate decisions are being made.
2022 Performance/Payouts
Annual Incentive Plan (“AIP”) Payouts (Pay for Performance)
Mr. Cahillane, Mr. Banati, and Mr. Pilnick are participants in the Corporate AIP Plan and the associated AIP payout factor was 137% of target, before consideration for individual performance. Mr. Hood’s AIP is based on both the performance of the North American region he leads as President and, to a lesser extent, the financial performance against the Corporate AIP financial targets. Mr. Hood’s payout factor was 145% of target, before consideration for individual performance. Mr. Lawlor’s AIP is based on both the performance of the European region he leads as President and, to a lesser extent, the financial performance against the Corporate AIP financial targets. Mr. Lawlor’s payout factor was 120% of target, before consideration for individual performance. For more information about the AIP and actual payouts for each NEO, including individual performance adjustments, see “Annual Incentives” beginning on page 43 of this Proxy Statement.
EPP Payouts (Pay for Performance)
The Company’s Executive Performance Plan (EPP) is a stock-based, pay for performance, three-year incentive plan. The actual percent of the EPP target paid to our NEOs each year can range from 0% to 200% of the target opportunity. During the 2020-2022 performance period, EPP Net Sales performance was significantly above the target range and EPP Cash Flow performance was significantly above the target range. The payout for 2020-2022 EPP is 175% of target.
The goals for the 2020-2022 EPP were tied to organic net sales growth ("EPP Net Sales") and aggregate operating cash flow ("EPP Cash Flow") during the three-year performance period. During the performance period, the Company delivered EPP Net Sales of 6.9%, which is significantly above the 1 to 2% target range. The Company’s EPP Cash Flow performance during the period was $3.8 billion, which is also significantly above the $2.8 billion to $3.1 billion target range. Under the EPP, EPP Net Sales and EPP Cash Flow achievement for the 2020-2022 performance period results in a payout of up to 200% of the share target amount, and the Committee utilized its reasonable discretion to determine that our NEOs should receive a payout of 175% of share target amount. The Committee determined this as the appropriate payout for the Company’s performance during this period after considering the financial performance as well as (i) market share; (ii) Return on Invested Capital over the performance period; and (iii) Total Shareholder Return relative to our peers over the performance period.

36	Kellogg Company

Compensation
For the reasons discussed above, we are asking our Shareowners to indicate their support for our NEO compensation as described in this Proxy Statement by voting “FOR” the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.
“RESOLVED, that Kellogg Company’s Shareowners approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Kellogg Company’s Proxy Statement for the 2023 Annual Meeting of Shareowners pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
This resolution is advisory, and therefore not binding on Kellogg, the Board or the C&T Committee. The Board and the C&T Committee value the opinions of Kellogg’s Shareowners and, to the extent there is any significant vote against the NEO compensation as disclosed in the Proxy Statement, we will consider such Shareowners’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns.
Compensation Discussion and Analysis
In order to present Kellogg’s executive compensation program in a simple and understandable manner, the Compensation Discussion and Analysis (“CD&A”) has been organized into the following sections:
A.Key Decisions Summary – an overview of compensation decisions and program updates.
B.Core Principles – the fundamental tenets upon which our compensation program is built, such as “pay for performance.”
C.Compensation Approach – the process used to develop plan design, set compensation, and verify that actual pay is consistent with our Core Principles.
D.Compensation Plans and Design – the specific elements of the compensation program and 2022 pay.
E.Compensation Policies – key policies that govern the operation of the plans.
It is important to read this section in conjunction with the detailed tables and narrative descriptions under “Executive Compensation” beginning on page 49 of this Proxy Statement.
In this Proxy Statement, we refer to our CEO, CFO, and our three next highest paid individuals as our “named executive officers” or “NEOs.”
A. Key Decisions Summary / Core Principles / Approach /
Plans and Design / Policies
The C&T Committee took the following key actions:
Program Updates
The C&T Committee regularly reviews the design and effectiveness of the Company’s compensation program. This includes engaging with a variety of stakeholders to gain feedback and input on the Company's compensation programs, including the Company’s discussions with Shareowners and on-going reviews with the Company’s independent compensation consultant. The following updates were made to the Company’s executive program for 2022:
•The three-year stock unit plan formerly known as our “Executive Performance Plan” (or “EPP”) was renamed the "Performance Stock Unit Plan" ("PSU Plan," or "PSU") in 2022 to reflect the expansion of the plan beyond the Company’s executives.
•Weighting on stock options for NEOs other than the CEO were replaced by an increase of the same size in the weighting on Performance Stock Units. The mix for the CEO was changed to match the other NEOs.
2022 AIP Payouts (Pay for Performance)
2022 Corporate AIP Payout Factor of 137% of target
Mr. Cahillane, Mr. Banati, and Mr. Pilnick are participants in the Corporate AIP Plan and the associated AIP payout factor was 137% of target, before consideration for individual performance. Mr. Hood’s AIP is based on both the performance of the North American region he leads as President and, to a lesser extent, the financial performance against the Corporate AIP financial targets. Mr. Hood’s payout factor was 145% of target, before consideration for individual performance. Mr. Lawlor’s AIP is based on both the performance of the European region he leads as President and, to a lesser extent, the financial performance against the Corporate AIP financial targets. Mr. Lawlor’s payout factor was 120% of target, before consideration for individual performance. For more information about the AIP and actual payouts for each NEO, including individual performance adjustments, see “Annual Incentives” beginning on page 43 of this Proxy Statement.

2023 Proxy Statement	37

Compensation
2020-2022 Performance Share Unit Plan Payouts (Pay for Performance)
2020-2022 EPP Payout 175% of target
For the 2020-2022 EPP, the Company delivered EPP Net Sales growth of 6.9%, which is significantly above the 1 to 2% target range. EPP Cash Flow performance during the period was $3.8 billion, which is also significantly above the $2.8 billion to $3.1 billion target range. Under the Plan, this performance results in a payout of up to 200% of the share target amount, and the Committee utilized its reasonable discretion to determine that our NEOs should receive a payout of 175% of share target amount, which was appropriate for the Company’s performance during this period. For more information about the 2020-2022 EPP and actual payouts for each NEO, see “Long-Term Incentives” beginning on page 45 of this Proxy Statement.
B. Key Decisions Summary / Core Principles / Approach /
Plans and Design / Policies
We operate in a robust and challenging industry, where competitive compensation is central to business performance. We believe that our executive compensation program for our NEOs should be designed to:
•Provide a competitive level of total compensation necessary to attract and retain key talent to help deliver successful business performance;
•Appropriately motivate our NEOs to contribute to our near and long-term success; and
•Help drive long-term total return for our Shareowners.
Accordingly, our compensation program is based on the following core principles — each of which is more fully described below.
•Pay for Performance,
•Shareowner Alignment,
•Values-Based, and
•Mitigating Risk.
Pay for Performance
The fundamental principle underlying our compensation programs is pay for performance. That is, we link the amount of actual pay to the performance of Kellogg and each NEO. We accomplish this in several ways, including ensuring that target pay levels are market based, utilizing “performance-based” pay, and limiting perquisites (each of which is more fully described below).
Market Driven Compensation
All components of our executive compensation package are targeted at the median of the market of our Compensation Peer Group (as described below) to ensure that our executives are appropriately compensated, and we are able to recruit and retain the right talent for the organization. Compensation opportunities vary based on time in position, criticality of retention, and sustained performance, as well as other factors. Annual incentive compensation targets may be above or below the median of our Compensation Peer Group based on a variety of factors, including experience and tenure in the role. Actual incentive compensation payouts are based on performance against pre-determined goals that are designed to drive sustainable results and increase Shareowner value.

38	Kellogg Company

Compensation
Performance-Based Compensation
A significant portion of our senior executive’s target compensation is “performance-based” pay, tied to both short-term performance (AIP awards) and long-term performance (PSU awards, formerly known as EPP awards). The annual compensation package for our CEO, Mr. Cahillane, has approximately 71% of target annual compensation (salary, annual incentives and long-term incentives) linked to performance-based incentives. The annual compensation package for our other NEOs averaged approximately 64% of target annual compensation linked to performance-based incentives.
Limited Perquisites
To further ensure pay for performance, executives receive limited perquisites, as shown on page 49. For additional information about perquisites, refer to “Executive Compensation — Summary Compensation Table — footnote ‘6’.”
Shareowner Alignment
Aligning the interests of our executives with Shareowners is an important way to drive behaviors that will generate long-term Shareowner value. We align these interests by using equity awards that have a longer-term focus and by maintaining robust stock ownership guidelines (each of which is more fully described below). Equity-based incentives are an effective method of facilitating stock ownership and further aligning the interests of executives with those of our Shareowners. Consequently, a significant portion of our NEOs' total target compensation is comprised of equity-based incentives (approximately 72% of our CEO’s annual target compensation, and an average of 57% of our other NEOs' annual target compensation, is comprised of equity awards in the form of RSUs and PSUs).
At the 2022 Annual Meeting of Shareowners, our Shareowners expressed strong support for the Company’s compensation program with approximately 97% of votes cast in favor of Kellogg’s “Say-on-Pay” proposal. In addition, during the course of 2022, the Company continued regularly engaging with our Shareowners about various corporate governance topics, including executive compensation. When setting compensation, and in determining compensation policies and practices like changing long-term incentives mix and the performance metrics, the C&T Committee took into account feedback from Shareowners received through the Company’s Shareowner outreach program, as well as the results of the 2022 Shareowner advisory resolution to approve executive compensation.
Longer-Term Focus
We maintain a stock-based, pay for performance, multi-year incentive plan (which we refer to as the "EPP" for periods prior to 2022 and the "PSU Plan" (or "PSU") for 2022 and subsequent periods) intended to focus senior management on achieving critical goals over three-year periods. This approach provides the right balance of focusing senior management on important operational and financial goals and providing a direct link to shareowner interests. Specifically, for the 2020-2022 EPP, 2021-2023 EPP and 2022-2024 PSU Plan, these goals were tied to organic net sales growth and aggregate operating cash flow. Restricted stock units granted in 2022 are subject to three-year cliff vesting.
Stock Ownership Guidelines
Kellogg has established robust share ownership guidelines to strengthen the ongoing and continued link between the interests of NEOs and Shareowners. The CEO is expected to own shares equal to at least six times his base salary. The other NEOs are expected to own shares equal to at least three times their base salary. The Company has a policy such that there is a holding period which requires that all of our NEOs hold all shares received from option or stock awards until their respective ownership guideline is met. Our NEOs currently exceed their ownership guidelines.
Values-Based
Kellogg’s compensation program is designed to reward an executive’s performance and contribution to Kellogg’s objectives. Each NEO is evaluated on their specific contributions (the “what”), as well as the behaviors they exhibit as they drive results (the “how”). The shared behaviors (what we call our “K Values”) that Kellogg expects and believes are essential to achieving long-term dependable and sustainable growth and increased value for Shareowners are as follows:
•acting with integrity and showing respect;
•being accountable for our actions and results;
•being passionate about our business, our brands and our food;
•having the humility and hunger to learn;
•striving for simplicity; and
•loving success.

2023 Proxy Statement	39

Compensation
Mitigating Risk
The compensation program is designed so that it does not encourage taking unreasonable risks relating to our business. Kellogg’s compensation programs mitigate risk by balancing short-term and rolling multi-year incentives which use various financial metrics to encourage the business to grow in a balanced, sustainable manner. In addition, the use of clawback provisions further drives risk mitigation by creating appropriate remedies under certain circumstances.
In 2022, the Board of Directors and the C&T Committee reviewed our compensation program to identify any design features that could reasonably be considered to encourage excessive risk taking and Kellogg’s approach to those features. As a result of this review, and together with input from the independent compensation consultant, the Board of Directors and the C&T Committee determined that the risks arising from Kellogg’s compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Kellogg.
Clawback Policies
We maintain clawback provisions in each of our AIP, stock options, restricted stock units, and EPP/PSU programs which give the Company the ability to recover (“clawback”) previously granted payments. These provisions allow Kellogg to recoup performance-based gains by executive officers (and other program participants) for fraud or misconduct causing a financial restatement. Beginning in 2018, we expanded our provisions in all equity awards to require clawback after vesting or exercise (and forfeiture of awards before vesting) if an executive violates the non-compete or non-solicitation provisions of the awards or an executive engages in any activity that is contrary or harmful to Kellogg’s interest.
C. Key Decisions Summary / Core Principles / Approach / Plans and Design / Policies
Our compensation approach is based on (a) driving independent decision-making, (b) utilizing Compensation Peer Group data to appropriately benchmark compensation, (c) following a consistent, rigorous compensation target setting process, and (d) utilizing verification tools to ensure appropriate decisions are being made. Each is described more fully below.
Independent Decision Making
Our C&T Committee is responsible for administering the compensation program for executive officers of Kellogg. The members of the C&T Committee are fully independent, none of the C&T Committee members are current or former employees of Kellogg, and they are not eligible to participate in any of our executive compensation programs. For more information, see “Board and Committee Membership — Compensation and Talent Management Committee.” In addition, the C&T Committee has utilized an independent compensation consultant for many years.
Semler Brossy Consulting Group ("Semler Brossy"), our independent compensation consultant, works directly for the C&T Committee, and, pursuant to Company policy, is prohibited from providing any consulting or other services to Kellogg or our executive officers other than the work performed on behalf of the Committee or the Board. The Committee has considered the independence of Semler Brossy in light of SEC rules and NYSE listing standards. In connection with this process, the Committee has reviewed, among other items, a letter from Semler Brossy addressing the independence of Semler Brossy and the members of the consulting team serving the Committee, including the following factors: (i) services provided to Kellogg by Semler Brossy, (ii) fees paid by Kellogg as a percentage of Semler Brossy’s total revenues, (iii) policies or procedures of Semler Brossy that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Committee, (v) any Company stock owned by the senior advisor or any member of the senior advisor's immediate family, and (vi) any business or personal relationships between our executive officers and the senior advisor. The Committee discussed these considerations and concluded that the work performed by Semler Brossy and its senior advisors involved in the engagement did not raise any conflict of interest.
Peer Groups and Competitive Positioning
We use peer groups to benchmark our compensation against comparable companies and for different components of our overall compensation program to ensure they are competitive and delivering compensation in line with performance:

Peer Group	Overview/Selection Criteria	Primary Purpose
Compensation Peer Group
Consists of companies which we generally compete with for talent, including both food companies and companies in other relevant industries. This group is reviewed on a periodic basis for appropriateness.
Establish target compensation (Base Salary, AIP and LTI).
Performance Peer Group	Generally consists of the food companies in the broader Compensation Peer Group. This group is reviewed on a periodic basis for appropriateness.	Assess relative company performance and assess incentive payouts

40	Kellogg Company

Compensation
The “Compensation Peer Group” is used to ensure that our executive officer compensation is competitive in the marketplace. Consequently, we benchmark our executive compensation to that of the Compensation Peer Group. The C&T Committee uses peer group data to benchmark base salary, target annual and long-term incentives and total compensation. Our total compensation package is targeted at the median of our Compensation Peer Group. Actual incentive compensation payouts will depend largely upon Kellogg’s performance versus our operating plan budgets and in part upon our performance relative to our Performance Peer Group. Again, the design drives pay for performance. We believe this approach allows Kellogg to recruit the best talent for the organization and pay for performance.
The Committee reviews at least annually the Compensation Peer Group to confirm that it continues to be an appropriate benchmark. The Committee determines the Compensation Peer Group, taking into account input from the independent compensation consultant, which is based on objective screening criteria for a variety of factors and considers a variety of criteria, including companies that (i) are in the same or similar lines of business, (ii) compete for the same customers with similar products and services, (iii) have comparable financial characteristics that investors view similarly, (iv) consider Kellogg a peer, (v) proxy advisory firms consider Kellogg’s peers, and (vi) are within a reasonable range in terms of percentile rank of Kellogg for key financial metrics such as revenue, pre-tax income, total employees, and market capitalization. We believe that our Compensation Peer Group is representative of the market in which we compete for talent.
The “Performance Peer Group” is used to assess our incentive plan payouts and performance relative to the performance of these direct competitors. This group includes many of the food companies in the broader Compensation Peer Group. The Performance Peer Group companies were chosen because they most closely compete with Kellogg in the consumer marketplace and for investors’ dollars, and face similar business dynamics and challenges. Annual incentive compensation payouts will depend largely upon Kellogg’s performance versus our operating plan budgets and in part upon our performance relative to our Performance Peer Group.
As expected, there is meaningful overlap and differences between the Compensation Peer Group and Performance Peer Group. For 2022, our Compensation Peer Group and Performance Peer Group are comprised of the following companies:

COMPENSATION PEER GROUP		PERFORMANCE PEER GROUP

Church & Dwight The Clorox Company Colgate-Palmolive Co. The Estee Lauder Cos., Inc. Hormel Foods Corporation Keurig Dr. Pepper Inc.	Kimberly-Clark Corporation McDonald’s Corporation Starbucks Whirlpool Corporation YUM! Brands, Inc.	Campbell Soup Co. ConAgra Brands, Inc. The Hershey Company General Mills, Inc. The J.M. Smucker Company The Kraft Heinz Company McCormick & Company, Inc. Mondelēz International, Inc. Post Holdings	PepsiCo Inc.

Consistent, Rigorous Process
Each year, the C&T Committee follows a consistent, rigorous process to determine compensation for the NEOs:
•The independent compensation consultant presents the Committee with relevant compensation information such as a market assessment, Compensation Peer Group benchmarking data, information about other relevant market practices, and emerging trends.
•This compensation information provides detailed information for both CEO compensation and the compensation for the other NEOs.
•The independent consultant makes recommendations to the Committee regarding target levels for each pay element for the CEO and provides oversight and guidance for other NEOs. The CEO makes recommendations to the Committee regarding the performance and compensation for each NEO (other than himself).
•Based on its review of performance versus our operating plan, performance against the Performance Peer Group, individual performance, input from the independent compensation consultant and other factors, the Committee makes recommendations to the independent members of the Board regarding the compensation for the CEO and the other NEOs.
•The independent members of the Board determine the compensation of the CEO and the other NEOs.

2023 Proxy Statement	41

Compensation
Verification Tools
The C&T Committee utilizes several tools to help verify that the design of our program is consistent with our Core Principles and that the amount of compensation is within appropriate competitive parameters. For example, each year, the Committee reviews “pay tallies,” which include a detailed analysis of each NEO’s target and actual annual cash compensation, equity awards, retirement benefits, perquisites, change-in-control and severance payments, and wealth accumulation. In connection with this review, no unintended consequences or other concerns of the compensation program design were discovered. In addition, the Committee concluded that the total compensation of the NEOs aligns pay with performance and is appropriate and reasonable. Our Committee also uses a key financial metric, TSR, as an additional verification tool to verify our pay for performance connection.
D. Key Decisions Summary / Core Principles / Approach / Plans and Design / Policies
NEO compensation includes a combination of annual cash and long-term incentive compensation. Annual cash compensation for NEOs is comprised of base salary and the AIP. Long-term incentives consist of three-year PSU awards and restricted stock units.
Total Compensation
Key elements of our 2022 NEO compensation program are as follows.

Element		Performance / Vesting Period (yrs.)	Purpose	Characteristics
Fixed	Base Salaries	—	Compensates executives for their level of responsibility and sustained individual performance. Also, helps attract and retain strong talent.	Fixed component; evaluated annually.
Performance - Based	Annual Incentives (AIP)	One year	Promotes achieving our annual corporate and business unit financial goals, as well as ESG objectives such as people safety, food safety/quality and equity, diversity and inclusion.	Performance-based cash opportunity; amount varies based on Company and business results, and individual performance.
	Long-Term Incentives (Performance Stock Unit Plan)	Three years	Promotes achieving our long-term corporate financial goals through the 3-year PSU Plan.	Performance-based equity opportunity; amounts earned/ realized will vary from the targeted grant-date fair value based on actual financial and stock price performance.
Stock Ownership	Long-Term Incentives (RSUs)	Three years	Creates a balanced long-term incentive program, helping to manage equity utilization while aligning to market practice.	Cliff vesting provides meaningful retention value; improved stock price performance enhances overall value of awards.
Other	Post-Termination Compensation	—	Facilitates attracting and retaining high caliber executives in a competitive labor market in which formal severance plans are common.	Contingent component; only payable if the executive’s employment is terminated under certain circumstances.
	Retirement Plans	Long-Term	We provide Company contributions that provide income upon retirement.	Fixed component; however, contributions may vary based on employee elections and years of service.

42	Kellogg Company

Compensation
Base Salaries
The C&T Committee considers a number of factors when determining NEO base salaries including experience, proficiency, individual contributions, job market conditions, sustained performance in role, and the individual’s current base salary compared with those of persons in similar positions at other companies in the Compensation Peer Group. Annually, the C&T Committee evaluates whether to award base salary increases, including considering changes in an NEO’s role and/or responsibility. In 2022, NEOs (other than Mr. Cahillane and Mr. Pilnick) received base salary increases that, in the Committee’s view, correctly positioned each NEO’s salary appropriately to the market.
Annual Incentives
Annual incentive plan (“AIP”) awards to the NEOs are paid under the terms of the Kellogg Company 2022 Long-Term Incentive Plan (“LTIP”), which was approved by the Shareowners and is administered by the C&T Committee.
At the beginning of fiscal year 2022, the Committee established annual incentive opportunities for each NEO as a percentage of the executive’s base salary (“AIP Target”). Each year, the Committee sets performance ranges (which we refer to as “bandwidths”) around our metrics. Our NEOs’ AIP Target consisted of (a) financial metrics (90% weighting) consisting of operating profit (“AIP Operating Profit”), net sales (“AIP Net Sales”), and cash flow (“AIP Cash Flow”), which are weighted at 50%, 30%, and 20% respectively and (b) ESG metrics (10% weighting) consisting of Equity, Diversity & Inclusion, People Safety, and Food Safety/Quality. For NEOs (other than Mr. Hood and Mr. Lawlor), the financial and ESG metrics are based on Corporate targets. For our regional presidents, including Mr. Hood and Mr. Lawlor, the 90% financial metrics are based on 70% regional targets and 20% Corporate targets, and ESG metrics are based on regional targets.

	Financial Metrics	ESG Metrics
NEOs (other than Mr. Hood and Mr. Lawlor)	Based on Corporate target (90%)	Based on Corporate target (10%)
Mr. Hood	Based on North America target (70%) and Corporate target (20%)	Based on North America target (10%)
Mr. Lawlor	Based on Europe target (70%) and Corporate target (20%)	Based on Europe target (10%)
The C&T Committee and management believe that by using the financial metrics of AIP Operating Profit, AIP Net Sales, and AIP Cash Flow, Kellogg is encouraging top-line growth, as well as profitable growth and cash generation for Shareowners. The Committee and management further believe that the financial metrics should measure comparable operating performance, as those measures provide a clearer view into the Company’s underlying performance. The AIP Operating Profit excludes the effect of restructuring programs, mark-to-market adjustments for commodities, certain equity investments, and certain foreign currency contracts, multi-employer pension plan withdrawal liabilities, other costs impacting comparability, and foreign currency. AIP Net Sales excludes the impact of acquisitions, divestitures, foreign currency and differences in shipping days. We measure AIP Cash Flow as net cash provided by operating activities reduced by capital expenditures. While Corporate AIP Cash Flow reflects Kellogg Company consolidated results, North America AIP Cash Flow and Europe AIP Cash Flow do not include allocated cash flows for interest, income taxes, and other activities included in our Corporate reportable segment.
As a result of the budgeted assumptions, performance reported in our financial statements may differ from performance against our AIP performance targets. AIP Operating Profit, AIP Net Sales, and AIP Cash Flow are non-GAAP measures, which will differ from the GAAP measures of net sales growth, operating profit growth and cash provided by operating activities.
Targets and bandwidths are set at the beginning of each year through a robust, systematic process. A key element of the target-setting process is the Company's operating plan for the fiscal year, which is designed to achieve our objectives for sustainable, dependable growth, and is approved by the Board. Targets and bandwidths are developed through an iterative process, including reviewing actual and forecasted peer performance and business objectives. Targets are then set to ensure they are reasonable and challenging to drive the performance of the business. The actual percent of the AIP Target paid to our NEOs each year can range from 0% to 200% of the target opportunity.

2023 Proxy Statement	43

Compensation
In addition to operating results, each NEO is held accountable for achieving annual goals set at the start of the fiscal year relating to driving the successful achievement of the Company’s strategy and related business priorities. Consistent with our commitment to a balanced approach between individual performance and adherence to our Core Principles, the NEOs are assessed both against their level of individual achievement against these agreed upon goals and the alignment of their behavior in achieving those goals with our core values.
2022 AIP Payouts
Mr. Cahillane, Mr. Banati, and Mr. Pilnick are participants in the Corporate AIP Plan and the associated AIP payout factor was 137% of target, before consideration for individual performance. For 2022, the financial performance against the performance goals for Corporate were Corporate AIP Operating Profit growth of 7.0% against a target of 2.3%, Corporate AIP Net Sales growth of 11.5% against a target of 3.8%, and Corporate AIP Cash Flow of $1.2 billion against a target of $1.2 billion. Overall, the AIP Net Sales and AIP Operating Profit were significantly above target, and AIP Cash Flow was at target for Corporate performance. This resulted in an AIP formulaic payout factor for the financial metrics of 160% of target for Corporate. After considering the Company’s financial performance relative to peers, including sales, operating profit, cash flow, earnings per share and total shareowner return, the Corporate AIP Plan performance payout factor was reduced from 160% to 141% of target for Corporate. In addition, the payout factor was combined with ESG performance of 103% of target for Corporate, resulting in the 137% of target payout factor.
The C&T Committee considered the individual performance in 2022 for Mr. Cahillane, Mr. Banati, and Mr. Pilnick and awarded payouts equal to 157%, 160%, and 155%, respectively, consistent with the terms of the plan established at the beginning of the year. The C&T Committee considered a number of factors in assessing Mr. Cahillane, Mr. Banati, and Mr. Pilnick’s individual performances including leading through the announcement and related efforts to spin-off the North American cereal business, while continuing to deliver strong business results.
Mr. Hood’s AIP is based on both the performance of the North American region he leads as president and, to a lesser extent, the financial performance against the Corporate AIP financial targets described above. For 2022, the financial performance against the performance goals for North America were North America AIP Operating Profit growth of 6.4% against a target of 2.0%, North America AIP Net Sales growth of 9.9% against a target of 4.5%, and North America AIP Cash Flow of $1.3 billion against a target of $1.3 billion. For North America, the AIP Net Sales and AIP Operating Profit were significantly above expectations, while AIP Cash Flow was at target. This resulted in an AIP formulaic payout factor for the financial metrics of 153% of target for North America. This, together with the Corporate financial performance and payout factor described above, resulted in an AIP payout factor for the financial metrics of 150% of target for Mr. Hood. In addition, Mr. Hood’s payout factor was combined with ESG performance of 95% for North America, which resulted in a payout factor of 145% of target for Mr. Hood, before consideration for individual performance.
The C&T Committee considered the individual performance in 2022 for Mr. Hood and awarded a payout equal to 168%, consistent with the terms of the plan established at the beginning of the year. The C&T Committee considered a number of factors in assessing Mr. Hood’s performance, including leading the North American region through strategic initiatives for the North American cereal business, the plant-based foods business, and delivering strong financial results amid an unprecedented inflationary environment.
Mr. Lawlor’s AIP is based on both the performance of the European region he leads as president and, to a lesser extent, the financial performance against the Corporate AIP financial targets described above. For 2022, the financial performance against the performance goals for Europe were Europe AIP Operating Profit growth of 3.3% against a target of 3.0%, Europe AIP Net Sales growth of 6.6% against a target of 3.0%, and Europe AIP Cash Flow of $0.3 billion against a target of $0.3 billion. For Europe, the AIP Net Sales and AIP Operating Profit were above expectations, while AIP Cash Flow was at target. This resulted in an AIP formulaic payout factor for the financial metrics of 114% of target for Europe. This, together with the Corporate financial performance and payout factor described above, resulted in an AIP payout factor for the financial metrics of 120% of target for Mr. Lawlor. In addition, Mr. Lawlor’s payout factor was combined with ESG performance of 119% for Europe, which resulted in a payout factor of 120% of target for Mr. Lawlor, before consideration for individual performance.
The C&T Committee considered the individual performance in 2022 for Mr. Lawlor and awarded a payout equal to 140%, consistent with the terms of the plan established at the beginning of the year. The C&T Committee considered a number of factors in assessing Mr. Lawlor’s individual performance, including leading the European organization through disruption resulting from the challenging environment in Russia and Ukraine.
Corporate, North America, and Europe AIP Operating Profit growth, AIP Net Sales growth, and AIP Cash Flow are non-GAAP financial measures defined in Annual Incentives on page 43.
For the environmental, social, and governance metrics, objective and challenging performance targets were set at the beginning of the fiscal year for:
•Equity, diversity and inclusion. The Company continues its focus on equity, diversity and inclusion as an important enabler to its business. In 2022, the Company was at target for Corporate, near target for North America, and above target for Europe, based on its representation results for gender and racially underrepresented talent.
•Food safety and quality. The Company continues to drive strong programs across the network and was above target for Corporate and North America, and near target for Europe where a strong reduction in consumer complaints was offset with opportunities in our product hold processes.
•People safety. The Company was near target for Corporate and North America on its people safety metric of total recordable incident rate, and above target for Europe.

44	Kellogg Company

Compensation
In determining the appropriate AIP payout for the Company’s performance, the C&T Committee considered a number of factors, including:
•The Company's achievement of net sales and operating profit above the 2022 corporate AIP financial targets; and
•Assessing, planning, and managing the separation of the Company's North American cereal business.
In exercising its judgment-based methodology to ensure appropriate pay for the Company’s performance, the C&T Committee determined that our NEOs should receive the payout factors described above.
The chart below includes information about the 2022 AIP for each NEO.

	AIP Target(1)		AIP Maximum	2022 AIP Payout (Paid in March 2023)
Name	% of Base Salary	Amount ($)	Amount ($)	% of AIP Target	Amount ($)
Steve Cahillane	160%	2,080,000	4,160,000	157%	3,265,600
Amit Banati	100%	810,000	1,620,000	160%	1,296,000
Chris Hood	110%	907,500	1,815,000	168%	1,524,600
Gary Pilnick	95%	753,350	1,506,700	155%	1,167,693
David Lawlor(2)	85%	491,581	983,162	140%	688,213
(1)For AIP purposes, incentive opportunities are based on executives’ salary levels at the last day of the calendar year.
(2)Mr. Lawlor is employed in Ireland and paid in Euro. In calculating the U.S. dollar equivalent for disclosure purposes, we used a conversation rate to convert the sum of his payments from Euro to U.S. dollars based on an average of the closing monthly exchange rates in effect for each month during the fiscal year in which the payments were made. The conversion rate of Euro to U.S. dollars utilized for the fiscal year ending December 31, 2022 was 1.05151.
Long-Term Incentives
Long-term incentives are provided to our executives under the 2022 Long-Term Incentive Plan (“LTIP”), which was approved by our Shareowners. These incentives are intended to promote achieving our long-term Corporate financial goals and earnings growth. The LTIP allows for grants of stock options, stock appreciation rights, restricted shares and units and performance shares and units (such as PSUs). Stock options were eliminated from the mix awarded to NEOs in 2022.
All of the 2022 long-term incentive opportunity for the NEOs was provided through stock-based awards, which the C&T Committee believes best achieves several of the Core Principles, including Pay for Performance and Shareowner Alignment. Long-term incentive awards for our NEOs are determined on a position-by-position basis using proxy and survey data for corresponding positions in our Compensation Peer Group. For 2022, the Committee determined that the NEOs would receive approximately 75% of their long-term incentive opportunity in performance shares ("PSUs"), and 25% in Restricted Stock Units (“RSUs”).
Individual awards at grant may vary from target levels based on the individual’s performance, ability to impact financial performance and future potential.
Performance Stock Unit Plan
The PSU Plan is a stock-based, pay for performance, three-year incentive plan intended to focus senior management on achieving critical three-year operational goals. The PSU Plan was formerly known as our “Executive Performance Plan” or “EPP”. In 2022, the EPP was renamed the PSU Plan to reflect the expansion of the plan beyond the Company’s executives; however, there were no changes to the underlying plan itself. For periods prior to 2022, we refer to our stock-based, pay for performance, multi-year incentive plan as the “EPP” and for 2022 and subsequent periods, we refer to such plan as the "PSU Plan" (or "PSU").
The actual percent of the PSU Plan target paid to our NEOs each year can range from 0% to 200% of the target opportunity. The performance levels are based on our long-range operating plan to be challenging and drive sustainable growth. The PSU Plan contemplates the use of various metrics, as determined by the C&T Committee from time to time.
2020-2022 EPP. The payout for the 2020-2022 EPP is 175% of target. During the performance period, EPP Net Sales performance was significantly above the target range and EPP Cash Flow performance was also significantly above the target range. Vested EPP awards are paid in Kellogg common stock. The 2020-2022 EPP performance period ended on December 31, 2022 (the last day of fiscal 2022). In February 2023, after Kellogg’s 2022 annual financial statements were completed, the C&T Committee reviewed our performance and used a judgment-based methodology in exercising its discretion to determine the actual payout for the NEOs of 175% of target.
The goals for the 2020-2022 EPP were tied to organic net sales growth ("EPP Net Sales") and aggregate operating flow ("EPP Cash Flow") during the three-year performance period. These metrics were chosen to drive key business goals and increase Shareowner value. During the performance period, the Company delivered EPP Net Sales of 6.9%, which is significantly above the 1 to 2% target range. The Company’s EPP Cash Flow performance during the period was $3.8 billion, which is also significantly above the $2.8 billion to $3.1 billion target range. Under the Plan, this performance results in a payout of up to 200% of the share target amount, and the

2023 Proxy Statement	45

Compensation
Committee utilized its reasonable discretion to determine that our NEOs should receive a payout of 175% of share target amount. The Committee determined this as the appropriate payout for the Company’s performance during this period after considering the financial performance as well as (i) market share; (ii) Return on Invested Capital over the performance period; and (iii) Total Shareholder Return relative to our peers over the performance period.
The chart below includes information about 2020-2022 EPP opportunities and actual payouts:

			2020-2022 EPP Payout (Paid in February 2023)
Name	EPP Target Share Amount (#)	EPP Maximum Share Amount (#)	% of EPP Target	Share Amount (#)	Pre-tax Value Realized ($)(1)
Steve Cahillane	73,270	146,540	175%	128,223	9,753,381
Amit Banati	17,630	35,260	175%	30,853	2,346,802
Chris Hood	20,150	40,300	175%	35,263	2,682,274
Gary Pilnick	15,950	31,900	175%	27,913	2,123,199
David Lawlor	11,450	22,900	175%	20,038	1,524,190
(1)The payout is calculated by multiplying the earned shares plus accrued dividend equivalent units by the closing price of our common stock on February 17, 2023, which was $68.38 per share.
2022-2024 PSU Plan. The C&T Committee reviews the PSU metrics annually and receives input on the metrics from the Company's independent compensation consultant and through the Company’s Shareowner outreach program. For the 2022-2024 PSUs, the metrics are organic net sales growth and aggregate operating cash flow.
In 2022, the Committee also set each of the NEO's PSU target at 75% of their total long-term incentive opportunity. Participants in the PSU Plan have the opportunity to earn between 0% and 200% of their PSU target. Dividend equivalents accrue and vest in accordance with the underlying PSU award. For the 2022-2024 PSU, the performance targets are organic net sales growth (excluding acquisitions and divestitures during the performance period and foreign currency) and aggregate net cash provided by operating activities reduced by capital expenditures. The 2022-2024 PSU cycle began on January 2, 2022 (first day of fiscal 2022) and concludes on December 28, 2024 (last day of fiscal 2024). The 2022-2024 PSU award opportunities, presented in number of potential shares that can be earned, are included in the Grant of Plan-Based Awards Table on page 51 of this Proxy Statement.
Restricted Stock Units
In 2022, the Committee also set each of the NEOs RSU target at 25% of their total long-term incentive opportunity. Additionally, we award RSUs from time to time to select employees for a variety of reasons including performance, recruiting and retention. The vesting period for RSUs to our NEOs is three years.
Other Compensation Elements
Post-Termination Compensation. The NEOs are covered by arrangements which specify payments in the event the executive’s employment is terminated. These severance benefits, which are competitive with the Compensation Peer Group and general industry practices, are payable if and only if the executive’s employment is terminated by the Company under certain circumstances, including that the termination was without cause. The Kellogg Severance Benefit Plan and the Change of Control Policy have been established primarily to attract and retain talented and experienced executives and further motivate them to contribute to our short- and long-term success for the benefit of our Shareowners. Kellogg’s severance program is consistent with market practices, and cash severance for our NEOs is payable in the amount of two times the current annual salary. The Change in Control Policy is also consistent with market practices, and cash compensation following a change in control for the continuing NEOs is payable in the amount of two times the current annual salary and the current target annual incentive award. For more information, please refer to “Potential Post-Employment Payments,” which begins on page 59 of this Proxy Statement.
Retirement Plans. Our U.S.-based NEOs are eligible to participate in the Kellogg-provided U.S. defined contribution plan alongside substantially all other U.S. employees, which provides for both matching and fixed Company contributions based on employee deferrals and years of service, respectively. Mr. Lawlor is eligible to participate in the Kellogg-provided Irish defined contribution plan alongside substantially all other employees in Ireland, which allows for employee deferrals and provides a fixed Company contribution. Amounts earned under long-term incentive programs are not included when determining retirement benefits for any plan participants. In addition, we do not pay above-market interest rates on amounts deferred under either our qualified or non-qualified savings and investment plans. For more information, please refer to “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans,” which begins on page 55 of this Proxy Statement.

46	Kellogg Company

Compensation
Perquisites. The Company provides limited perquisites to the NEOs. The Summary Compensation Table beginning on page 49 of this Proxy Statement contains itemized disclosure of all perquisites to our NEOs, regardless of amount.
Employee Stock Purchase Plan. We have a tax-qualified employee stock purchase plan (the "Employee Stock Purchase Plan") that is made available to substantially all U.S. employees, which allows participants to acquire Kellogg stock at a discounted price. The purpose of the plan is to encourage employees at all levels to purchase stock and become Shareowners. The plan allowed participants to buy Kellogg stock at a 15% discount to the market price. Under applicable tax law, a plan participant may purchase up to $25,000 in market value, as defined in the plan, of Kellogg stock in any calendar year.
Kellogg Employee Share Ownership Plan. Additionally, we have an employee share ownership plan (the "Kellogg Employee Share Ownership Plan") that is available to substantially all employees in Ireland. The purpose of this plan is to provide Company employees in Ireland with the opportunity to buy shares and become Shareowners. The Kellogg Employee Share Ownership Plan allows participants to purchase shares of Kellogg stock and qualify for a 100% matching contribution of Kellogg stock (subject to Irish tax law limits). Employees may purchase up to 12,700 Euro per year, however monthly contributions to the plan may not exceed 3.5% of a participant's base salary per month.
E. Key Decisions Summary / Core Principles / Approach /
Plans and Design / Policies
Executive Stock Ownership Guidelines
In order to preserve the linkage between the interests of senior executives and those of Shareowners, senior executives are expected to establish and maintain a significant level of direct stock ownership. This can be achieved in a variety of ways, including by retaining stock received upon exercise of options or the vesting of stock awards (including EPP/PSU awards), participating in the Employee Stock Purchase Plan, the Kellogg Employee Share Ownership Plan, and purchasing stock in the open market. Our current stock ownership guidelines (minimum requirements) are as follows:

Chief Executive Officer	6x annual base salary
Other Named Executive Officers	3x annual base salary
These executives have five years from the date they first become subject to a particular level of the guidelines or from the date of a material increase in their base salary to meet them. For purposes of complying with our guidelines, stock considered owned includes shares owned outright, shares acquired through the Employee Stock Purchase Plan, and 60% of unvested restricted stock and restricted stock units.
The Company has a policy such that there is a holding period which requires that all of our NEOs hold all shares received (net of tax) from option or stock awards (including EPP/PSU awards) until their respective ownership guideline is met. All of our NEOs currently exceed their ownership guideline. The C&T Committee reviews compliance with the guidelines on an annual basis.
Practices Regarding the Grant of Equity Awards
The C&T Committee has generally followed a practice of making all annual equity awards to executive officers on a single date each year.
The Board grants these annual awards at its regularly-scheduled meeting in February and all grants to NEOs are made by the Board itself and not pursuant to delegated authority. The February Board meeting usually occurs within a few weeks following our final earnings release for the previous fiscal year. We believe it is appropriate for annual awards to be made shortly after the time when material information regarding our performance for the preceding year has been disclosed.
We do not otherwise have any program, plan or practice to time our annual equity award grants to our executives or "off-cycle" awards in coordination with the release of material non-public information.

2023 Proxy Statement	47

Compensation
Securities Trading Policy
Our securities trading policy prohibits our Directors, executives and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. Our NEOs and other officers may not pledge shares or enter into any risk hedging arrangements with respect to Kellogg stock. NEOs may not hold Kellogg stock in a margin account or pledge Kellogg stock as collateral for a loan. In addition, this policy is designed to ensure compliance with relevant SEC regulations, including insider trading rules.
Clawback Policies
We maintain clawback provisions relating to stock options, RSU and EPP/PSU awards and our AIP. Under the clawback provisions for stock options, if an executive voluntarily leaves our employment to work for a competitor within one year after any option exercise, then the executive would be required to repay to Kellogg any gains realized from such exercise (but reduced by any tax withholding or tax obligations). In the event of fraud or misconduct causing a financial restatement, any gains realized from the exercise of stock options are subject to recoupment depending on the facts and circumstances of the event. Similarly, under our AIP, RSU and EPP/PSU terms and conditions, in the event of fraud or misconduct causing a financial restatement, the AIP, RSU or EPP/PSU awards for the plan year of the restatement are subject to recoupment depending on the facts and circumstances of the event. Beginning in 2018, we expanded our provisions in all equity awards to require forfeiture of awards before vesting and clawback after vesting or exercise if an executive violates the non-compete or non-solicitation provisions of the awards or an executive engages in any activity that is contrary or harmful to Kellogg’s interest.
Deductibility of Compensation and Other Related Issues
Section 162(m) of the Internal Revenue Code generally imposes a $1 million limit on the Company’s deductions for compensation paid to specified officers, including our NEOs.
While we consider tax deductibility as a factor in making compensation decisions, the C&T Committee retains the flexibility to provide compensation that is consistent with the objectives of our executive compensation program, even if such compensation is not tax deductible. Further, the C&T Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the objectives of Kellogg and of our executive compensation program.
The C&T Committee also reviews projections of the estimated accounting (pro forma expense) and tax impact of all material elements of the executive compensation program. Generally, accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) and Kellogg realizes a tax deduction upon the approval of the payout or payment to the executive, subject to Section 162(m) limitations.

48	Kellogg Company

Compensation
Executive Compensation
Summary Compensation Table
Summary Compensation Table
The table below presents compensation information for individuals who served as our CEO and CFO during fiscal 2022 and for each of the other three most highly-compensated individuals who were serving as executive officers at the end of fiscal 2022. It is important to note that the information required by the Summary Compensation Table does not necessarily reflect the target or actual compensation for our NEOs in 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)	Total ($)
Steve Cahillane	2022	1,300,000	—	8,500,566	—	3,265,600	—		196,874	13,263,040
Chairman, President and Chief Executive Officer	2021	1,300,000	—	5,100,134	1,931,954	2,100,800	—		245,449	10,678,337
	2020	1,318,750	—	4,800,650	1,832,100	3,328,000	—		384,352	11,663,852
Amit Banati	2022	805,385	—	2,530,481	—	1,296,000	—		210,474	4,842,340
Vice Chairman and Chief Financial Officer	2021	782,616	—	1,733,247	328,210	995,400	—		172,113	4,011,586
	2020	783,654	—	1,733,004	330,675	1,240,000	—		293,728	4,381,061
Chris Hood	2022	821,538	—	2,500,089	—	1,524,600	—		144,390	4,990,617
Senior Vice President & President, Kellogg North America	2021	802,616	—	2,063,334	390,655	757,350	—		178,435	4,192,390
	2020	801,538	—	1,980,670	377,925	1,364,220	—		580,566	5,104,919
Gary Pilnick	2022	793,000	—	1,900,173	—	1,167,693	—	(7)	161,775	4,022,641
Vice Chairman and Chief Legal Officer	2021	789,062	—	1,568,203	296,955	760,884	—	(7)	180,780	3,595,884
	2020	796,971	—	1,567,894	299,175	1,193,200	912,000		146,876	4,916,116
David Lawlor	2022	571,759	—	1,700,642	—	688,213	—	(7)	195,844	3,156,458
Senior Vice President & President, Kellogg Europe

(1)The Company’s fiscal year normally ends on the Saturday closest to December 31 and as a result, a 53rd week is added approximately every sixth year. The Company’s 2022 and 2021 fiscal years each contained 52 weeks. The Company’s 2020 fiscal year ended on January 2, 2021, and included a 53rd week.

2023 Proxy Statement	49

Compensation
(2)Reflects the aggregate grant-date fair value of stock awards calculated in accordance with FASB ASC Topic 718 for each NEO. Refer to Notes 1 and 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating the fair value. The table below presents separately the grant-date fair value for our EPP/PSU awards and restricted stock unit awards:

Name	Year	EPP/PSU ($)	RSU ($)	Total ($)
Steve Cahillane	2022	6,375,094	2,125,472	8,500,566
	2021	5,100,134	—	5,100,134
	2020	4,800,650	—	4,800,650
Amit Banati	2022	1,897,530	632,951	2,530,481
	2021	1,155,305	577,942	1,733,247
	2020	1,155,118	577,886	1,733,004
Chris Hood	2022	1,875,067	625,022	2,500,089
	2021	1,375,363	687,971	2,063,334
	2020	1,320,228	660,442	1,980,670
Gary Pilnick	2022	1,425,130	475,043	1,900,173
	2021	1,045,276	522,927	1,568,203
	2020	1,045,044	522,850	1,567,894
David Lawlor	2022	1,275,151	425,491	1,700,642
(3)The actual EPP/PSU payout can range from 0% to 200% of the target. If the highest level of performance conditions are achieved, then the grant-date fair value of the stock awards for each NEO is as follows, Mr. Cahillane: $12,750,188, $10,200,268 and $9,601,300, for 2022, 2021 and 2020 respectively; Mr. Banati: $3,795,060, $2,310,610 and $2,310,236, for 2022, 2021 and 2020 respectively; Mr. Hood: $3,750,134, $2,750,726 and $2,640,456, for 2022, 2021 and 2020 respectively; Mr. Pilnick: $2,850,260, $2,090,552 and $2,090,088, for 2022, 2021 and 2020 respectively; and Mr. Lawlor: $2,550,302 for 2022.
(4)Represents the grant-date fair value calculated in accordance with FASB ASC Topic 718 for each NEO for stock option grants. Refer to Notes 1 and 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating the grant-date fair value.
(5)Represents the actuarial increase during 2022, 2021 and 2020 in the pension value provided under the U.S. Pension Plans for Mr. Pilnick and the Great Britain Pension Fund and Ireland Pension Funds for Mr. Lawlor as we do not pay above-market or preferential earnings on non-qualified deferred compensation. As of December 31, 2018, the Company’s defined benefit pension plans were frozen so that impacted employees accrue no additional benefits under these plans after December 31, 2018. The calculation of actuarial present value is generally consistent with the methodology and assumptions outlined in our audited financial statements, except that benefits are reflected as payable as of the date the executive is first entitled to full unreduced benefits (as opposed to the assumed retirement date) and without consideration of pre-retirement mortality. A variety of factors impact the actuarial increase in present value (pension value). In 2022, the primary factors impacting the pension value is changes in age, mortality assumption, and discount rate. Mr. Cahillane, Mr. Banati, and Mr. Hood do not participate in the defined benefit pension plans.
(6)The table below presents an itemized account of “All Other Compensation” provided in 2022 to the NEOs. Consistent with our emphasis on performance-based pay, perquisites and other compensation are limited in scope and are set forth below.

Name	Kellogg Contributions to S&I and Restoration Plans (a)($)	Company Paid Death Benefit (b)($)	Financial Planning Assistance (c)($)	Physical Exams (d)($)	Relocation and Assignment (e)($)	Non-U.S. Car Allowance (f)	Education Assistance (g)	Total ($)
Steve Cahillane	174,782	4,322	12,000	5,770	—	—	—	196,874
Amit Banati	109,870	2,693	12,000	4,295	81,616	—	—	210,474
Chris Hood	120,663	2,742	12,000	7,455	1,530	—	—	144,390
Gary Pilnick	117,665	26,663	10,200	7,247	—	—	—	161,775
David Lawlor	154,200	12,938	—	7,150	—	18,927	2,629	195,844
(a)For information about our Savings & Investment Plan and Restoration Plan, refer to “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans — U.S. Defined Contribution Plans” beginning on page 55. For Mr. Lawlor, this amount represents Kellogg contributions to the Group Irish Defined Contribution Pension Fund.
(b)Annual cost for Kellogg-paid life insurance, Kellogg-paid accidental death and dismemberment, and Executive Survivor Income Plan (Kellogg funded death benefit provided to executive employees).
(c)Reflects reimbursement for financial and tax planning assistance.
(d)Actual cost of a physical health exam.
(e)As a global organization, senior executives are located in key business centers around the world. To facilitate the assignment of experienced employees to support the business, we provide for the reimbursement of certain expenses incurred as a result of their international relocation and assignment. The objective of this program is to minimize disruption and ensure that the employees are not financially disadvantaged or advantaged in a meaningful way as a result of the relocation.
The payment of $81,616 to Mr. Banati is pursuant to our reimbursement policy on international relocation.
The payment of $1,530 to Mr. Hood reflects reimbursement to his financial and tax planning assistance related to his international assignment.

50	Kellogg Company

Compensation
In addition to the foregoing compensation, the NEOs also participated in health and welfare benefit programs, including vacation and medical, dental, prescription drug and disability coverage. These programs are generally available and comparable to those programs provided to all U.S. salaried employees.
(f)Cost of annual car allowance.
(g)Represents an educational allowance paid to Mr. Lawlor.
(7)The actuarial value of pension for Mr. Pilnick decreased by $1,684,000 for 2022 and $162,000 for 2021, primarily as a result of changes in discount rates. The actuarial value of pension for Mr. Lawlor decreased by $959,000 for 2022, primarily as a result of changes in discount rates.
(8)Mr. Lawlor is employed in Ireland and is paid in Euro. In calculating the U.S. dollar equivalent, we used a conversion rate of 1.05151.
Grant of Plan-Based Awards Table
During 2022, we granted the following plan-based awards to our NEOs:
•2022 AIP grants (annual cash performance-based awards) paid in March 2023;
•2022-2024 PSU Plan grants (multi-year stock performance-based awards); and
•Restricted stock unit grants.
Information with respect to each of these awards on a grant-by-grant basis is set forth in the table below. For a detailed discussion of each of these awards and their material terms, refer to “Executive Compensation — Summary Compensation Table” and “Compensation Discussion and Analysis — Compensation Plans and Design” above.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant-date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steve Cahillane
2022 AIP		—	2,080,000	4,160,000
2022-24 PSU	2/18/2022				—	96,490	192,980				6,375,094	(2)
2022 RSU(3)	2/18/2022							32,170			2,125,472	(4)
Amit Banati
2022 AIP		—	810,000	1,620,000
2022-24 PSU	2/18/2022				—	28,720	57,440				1,897,530	(2)
2022 RSU(3)	2/18/2022							9,580			632,951	(4)
Chris Hood
2022 AIP		—	907,500	1,815,000
2022-24 PSU	2/18/2022				—	28,380	56,760				1,875,067	(2)
2022 RSU(3)	2/18/2022							9,460			625,022	(4)
Gary Pilnick
2022 AIP		—	753,350	1,506,700
2022-24 PSU	2/18/2022				—	21,570	43,140				1,425,130	(2)
2022 RSU(3)	2/18/2022							7,190			475,043	(4)
David Lawlor
2022 AIP		—	491,581	983,162
2022-24 PSU	2/18/2022				—	19,300	38,600				1,275,151	(2)
2022 RSU(3)	2/18/2022							6,440			425,491	(4)
(1)Represents estimated possible payouts on the grant date for annual performance cash awards granted in 2022 under the 2022 AIP for each of our NEOs. The actual amount of AIP paid can range from 0% to 200% of the target. The AIP is an annual cash incentive opportunity and, therefore, these awards are earned in the year of grant. See the column captioned “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the actual payout amounts related to the 2022 AIP. See also “Compensation Discussion and Analysis — Compensation Plans and Design — Annual Incentives” for additional information about the 2022 AIP.
(2)Represents the grant-date fair value calculated in accordance with FASB ASC Topic 718. Refer to Notes 1 and 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. This grant-date fair value assumes that each participant earns the target PSU award (i.e., 100% of PSU target). The actual value the NEO receives will depend on the number of shares earned and the price of our common stock when the shares vest.
(3)The restricted stock units will vest in full on February 18, 2025, the third anniversary of the grant date.
(4)Represents the grant-date fair value calculated in accordance with FASB ASC Topic 718. Refer to Notes 1 and 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The grant-date fair value of the restricted stock units will likely vary from the actual value the NEO receives, which will depend on the value of the shares upon vesting.

2023 Proxy Statement	51

Compensation
Outstanding Equity Awards at Fiscal Year-End Table
The following equity awards granted to our NEOs were outstanding as of the end of fiscal 2022:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)(4)	Option Expiration Date(5)	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Steve Cahillane
Stock Options	228,800	—			69.66	2/16/2028
	255,510	—			56.73	2/22/2029
	162,853	81,427	(10)		65.52	2/21/2030
	97,870	195,740	(11)		57.91	2/19/2031
RSU(13)							33,296	2,372,007
2020-22 EPP(12)									163,012	11,612,975
2021-23 EPP									189,076	13,469,774
2022-24 PSU									199,732	14,228,908
Amit Banati
Stock Options	19,500	—			64.09	2/20/2025
	30,600	—			75.52	2/19/2026
	29,200	—			72.90	2/17/2027
	39,200	—			69.66	2/16/2028
	33,220	—			56.73	2/22/2029
	29,393	14,697	(10)		65.52	2/21/2030
	16,626	33,254	(11)		57.91	2/19/2031
RSU(14)							30,440	2,168,546
2020-22 EPP(12)									39,224	2,794,318
2021-23 EPP									42,830	3,051,209
2022-24 PSU									59,450	4,235,218
Chris Hood
Stock Options	39,200	—			59.95	2/21/2024
	34,300	—			64.09	2/20/2025
	49,000	—			75.52	2/19/2026
	42,800	—			72.90	2/17/2027
	48,000	—			69.66	2/16/2028
	77,540	—			56.73	2/22/2029
	33,593	16,797	(10)		65.52	2/21/2030
	19,790	39,580	(11)		57.91	2/19/2031
RSU(15)							33,757	2,404,849
2020-22 EPP(12)									44,830	3,193,689
2021-23 EPP									50,988	3,632,385
2022-24 PSU									58,746	4,185,065

52	Kellogg Company

Compensation

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)(4)	Option Expiration Date(5)	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Gary Pilnick
Stock Options	49,300	—			64.09	2/20/2025
	62,200	—			75.52	2/19/2026
	54,100	—			72.90	2/17/2027
	60,600	—			69.66	2/16/2028
	73,660	—			56.73	2/22/2029
	26,593	13,297	(10)		65.52	2/21/2030
	15,043	30,087	(11)		57.91	2/19/2031
RSU(16)							26,012	1,853,095
2020-22 EPP(12)									35,486	2,528,023
2021-23 EPP									38,752	2,760,692
2022-2024 PSU									44,650	3,180,866
David Lawlor
Stock Options	4,867	—			64.09	2/20/2025
	8,500	—			72.90	2/17/2027
	10,230	—			69.66	2/16/2028
	38,770	—			56.73	2/22/2029
	19,086	9,544	(10)		65.52	2/21/2030
	9,896	19,794	(11)		57.91	2/19/2031
RSU(17)							19,415	1,383,125
2020-22 EPP(12)									25,474	1,814,768
2021-23 EPP									25,506	1,817,047
2022-2024 PSU									39,950	2,846,038
(1)On an award-by-award basis, the number of securities underlying unexercised options that are exercisable and that are not reported in Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”
(2)On an award-by-award basis, the number of securities underlying unexercised options that are unexercisable and that are not reported in Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”
(3)On an award-by-award basis, there were no shares underlying unexercised options awarded under any equity incentive plan that have not been earned.
(4)The exercise price for each option reported in Columns 1 and 2 — “Number of Securities Underlying Unexercised Options” and Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”
(5)The expiration date for each option reported in Columns 1 and 2 — “Number of Securities Underlying Unexercised Options” and Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”

2023 Proxy Statement	53

Compensation
(6)The total number of shares of stock that have not vested and that are not reported in Column 8 — “Number of Unearned Shares, Units or Other Rights That Have Not Vested.”
(7)Market value is based upon the closing price of our common stock on December 30, 2022 (the last trading day of fiscal 2022).
(8)Represents the “maximum” number of shares that could be earned under outstanding EPP/PSU awards, including dividend equivalent units accrued as of December 31, 2022. The ultimate number of shares issued under the EPP/PSU awards will depend on the number of shares earned and the price of our common stock on the actual vesting date. For additional information with respect to these awards, refer to “Executive Compensation — Summary Compensation Table” and “Compensation Discussion and Analysis — Compensation Plans and Design.”
(9)Represents the “maximum” number of shares that could be earned under outstanding EPP/PSU awards, including dividend equivalent units accrued as of December 31, 2022, multiplied by the closing price of our common stock on December 30, 2022 (the last trading day of fiscal 2022). The ultimate value of the EPP/PSU awards will depend on the number of shares earned and the price of our common stock on the actual vesting date.
(10)One-third of these options vested on February 21, 2021; one-third vested on February 21, 2022; and one-third vested on February 21, 2023.
(11)One-third of these options vested on February 19, 2022; one-third vested on February 19, 2023; and one-third will vest on February 19, 2024.
(12)Vested on February 17, 2023; for actual payout amounts see the 2020-2022 EPP table on page 46.
(13)Mr. Cahillane's RSUs will vest on February 18, 2025 (33,296 units). Awards outstanding include accrued dividend equivalent units.
(14)Mr. Banati's RSUs vested on February 21, 2023 (9,812 units), and will vest on February 19, 2024 (10,713 units) and will vest on February 18, 2025 (9,915 units). Awards outstanding include accrued dividend equivalent units.
(15)Mr. Hood's RSUs vested on February 21, 2023 (11,213 units), and will vest on February 19, 2024 (12,753 units) and will vest on February 18, 2025 (9,791 units). Awards outstanding include accrued dividend equivalents.
(16)Mr. Pilnick's RSUs vested on February 21, 2023 (8,877 units), and will vest on February 19, 2024 (9,693 units) and will vest on February 18, 2025 (7,442 units). Awards outstanding includes accrued dividend equivalents.
(17)Mr. Lawlor's RSUs vested on February 21, 2023 (6,374 units), and will vest on February 19, 2024 (6,376 units) and will vest on February 18, 2025 (6,665 units). Awards outstanding includes accrued dividend equivalents.
Option Exercises and Stock Vested Table
With respect to our NEOs, this table shows the stock options exercised by such officers during 2022 (disclosed under the “Option Awards” columns) and stock awards that vested during 2022 (disclosed under the "Stock Awards" columns).
The dollar value in the "Option Awards" column reflects the total pre-tax value realized by such officers (Kellogg stock price at exercise minus the option’s exercise price), not the grant-date fair value disclosed elsewhere in this Proxy Statement. The table represents value realized on options that have been granted to the NEOs since 2012.
Stock awards include RSUs and EPP awards that vested in 2022. The 2019-2021 EPP cycle began on December 30, 2018 (first day of fiscal 2019) and concluded on January 1, 2022 (last day of fiscal 2021). Although the performance period ended on January 1, 2022, each NEO had to be actively employed by Kellogg on the date the awards vested (February 18, 2022) in order to be eligible to receive a payout.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steve Cahillane	—	—	85,576	5,654,006
Amit Banati	30,727	541,111	45,476	3,247,489
Chris Hood	41,100	613,792	25,982	1,716,848
Gary Pilnick	115,000	1,714,453	24,687	1,631,276
David Lawlor	—	—	12,991	858,424
(1)Does not reflect the payout of 2020-2022 EPP awards. The 2020-2022 EPP cycle concluded on December 31, 2022 (last day of fiscal 2022). Each NEO had to be actively employed by Kellogg on the date the awards vested (February 17, 2023) in order to be eligible to receive a payout. See “Compensation Discussion and Analysis — Compensation Plans and Design — Long-Term Incentives — Executive Performance Plan — 2020-2022 EPP” and “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End Table” for additional information.

54	Kellogg Company

Compensation
Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans
Our NEOs are eligible to receive retirement benefits from Kellogg. The C&T Committee utilizes survey information for Fortune 500 companies and our peer group compiled by Willis Towers Watson and Mercer to help determine the appropriate level of benefits. The C&T Committee uses the same survey information used by Kellogg to set these benefits for all U.S. salaried employees. Our NEOs participate in the same plans as our eligible U.S. salaried employees. The total retirement benefit is provided through a combination of qualified and non-qualified defined contribution savings and investment plans, and qualified and non-qualified defined benefit pension plans. Eligibility for the different plans provided by Kellogg varies by NEO.
Our U.S. savings and investment program includes a non-qualified restoration plan for our U.S. executives, which allows us to provide benefits comparable to those which would be available under our IRS qualified plans if the IRS regulations did not include limits on covered compensation and benefits. We refer to this plan as a “restoration plan” because it restores benefits that would otherwise be available under the plan. This plan uses the same benefit formulas as our broad-based IRS qualified plans, and use the same type of compensation to determine benefit amounts.
Amounts earned under long-term incentive programs such as EPP/PSU Plans, gains from stock options and awards of restricted stock and restricted stock units are not included when determining retirement benefits for any employee, including executives. We do not pay above-market interest rates on amounts deferred under our savings and investment plans.
The amount of an employee’s compensation is an integral component of determining the benefits provided under pension and savings plan formulas, thus, an individual’s performance over time will influence the level of his or her retirement benefits.
U.S. Defined Contribution Plans
We offer both qualified and non-qualified defined contribution plans for our U.S. employees to elect voluntary deferrals of salary and annual incentive awards. Our principal defined contribution plans are composed of (1) the Kellogg Savings & Investment Plan (“Kellogg S&I Plan”) (which is a qualified plan available to substantially all U.S. salaried employees) and (2) the Kellogg Supplemental Savings & Investment Plan (“Restoration Plan”), which is a non-qualified plan as described below. Mr. Cahillane, Mr. Banati, Mr. Hood, and Mr. Pilnick are participants in both of these plans.
Kellogg S&I Plan
Under this plan, employees can defer up to 50% of base salary plus annual incentives. Distributions are generally made after termination (directly to employee or rolled over to another account) or when an employee reaches age 59 and a half. In order to assist employees with saving for retirement, we provide matching contributions on employee deferrals. Under the Kellogg S&I Plan, we match 100% of employee deferral contributions up to 3% of eligible compensation (i.e., base salary plus annual incentive), and 50% of employee deferral contributions between 3% and 5% of eligible compensation. No Kellogg matching contributions are provided above 5% of eligible compensation deferred by an employee. Any amount of employee deferrals or matching contributions in excess of IRS limits will be made to the Restoration Plan. Additionally, the Company provides a fixed Retirement Contribution to the Kellogg S&I Plan. The Retirement Contribution is a fixed 3%, 5% or 7% of base salary, for employees with up to 10 years of service, between 10 and 20 years of service or greater than 20 years of service, respectively. For employees who have less than 3 years of service, the Retirement Contribution vests upon the third anniversary of employment.
Non-Qualified Deferred Contribution Plans
Restoration Plan
Effective on January 1, 2005, the Restoration Plan was renamed the Grandfathered Restoration Plan and, to preserve certain distribution options previously available in the Plan, it was amended in accordance with IRS regulations issued under Section 409A of the Internal Revenue Code to no longer allow for deferrals after December 31, 2004. Deferrals after December 31, 2004, are included in a new Restoration Plan which complies with IRS regulations under Section 409A.
Under this plan, eligible employees can defer up to 50% of base salary plus annual incentives. Payouts are generally made after retirement or termination of employment with Kellogg, either as annual installments or as a lump sum, based on the distribution option elected under the plan. Participants in the Restoration Plan may not make withdrawals during their employment. Participants in the Grandfathered Restoration Plan may make withdrawals during employment, but must pay a 10% penalty on any in-service withdrawal.

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Compensation
Our Restoration Plan is a non-qualified, unfunded plan we offer to employees who are impacted by the statutory limits of the Internal Revenue Code on contributions under our qualified plans. The Restoration Plan allows us to provide the same matching contribution and fixed Retirement Contribution, as a percentage of eligible compensation, to impacted employees as other employees who participate in the Kellogg S&I Plan. As an unfunded plan, no money is actually invested in the Restoration Plan; contributions and earnings/losses are tracked in a book-entry account and all account balances are general Kellogg obligations.
The following table provides information with respect to our Non-Qualified Deferred Compensation Plans, as applicable to the participating NEOs, Mr. Cahillane, Mr. Banati, Mr. Hood, and Mr. Pilnick. This table excludes information with respect to the Kellogg S&I Plan, which is a qualified plan available to U.S. salaried Kellogg employees as described above.
Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last FYE ($)(4)(5)
Steve Cahillane	154,790	153,882	133,599	—	2,471,434
Amit Banati	74,789	84,851	(94,035)	—	1,046,971
Chris Hood	63,694	87,113	15,273	—	1,324,246
Gary Pilnick	62,444	84,115	57,763	—	3,011,331
David Lawlor	—	—	—	—	—
(1)Amounts in this column are included in the “Salary” column in the Summary Compensation Table.
(2)Amounts in this column are Kellogg contributions and are reflected in the Summary Compensation Table under the heading “All Other Compensation.”
(3)Represents at-market/non-preferential earnings on the accumulated balance in 2022.
(4)Aggregate balance as of December 31, 2022, is the total market value of the deferred compensation account, including executive contributions, Kellogg contributions and any earnings, including contributions and earnings from past fiscal years.
(5)The amounts in the table below are also being reported in the "Salary," "Non-Equity Incentive Plan Compensation" and "All Other Compensation" columns in the Summary Compensation Table in the years indicated.

Name	Fiscal Year	Reported Amounts ($)
Steve Cahillane	2022	308,672
	2021	421,920
	2020	609,710
Amit Banati	2022	159,640
	2021	170,714
	2020	135,575
Chris Hood	2022	150,807
	2021	204,799
	2020	161,114
Gary Pilnick	2022	146,559
	2021	187,238
	2020	165,495
David Lawlor	2022	—
Group Irish Defined Contribution Pension Fund
Mr. Lawlor, who is based in Ireland, participates in the Kellogg Group Irish Defined Contribution Pension Fund (the "Fund"). Under the Fund, Kellogg employees in Ireland can contribute amounts equal to 5% or more of base salary plus annual incentives. Employees in Ireland are automatically enrolled in the Fund at a 5% contribution rate upon date of hire. We provide contributions equal to 12% of eligible compensation (i.e., base salary plus annual incentive). No Kellogg contributions are provided above 12% of eligible compensation. Mr. Lawlor has been participating in the Fund since January 1, 2019.
Upon retirement, employees must take distributions from the Fund and the Group Irish Pension Fund (described below) at the same time, if they have benefits under both the defined contribution and defined benefit schemes. Distributions from the Fund and the Group Irish Pension Fund cannot be taken at different ages. Employees may draw distributions from the Fund and the Group Irish Pension Fund at age 65, or as early as age 50 with consent from Kellogg and the trustee. Distributions from the Fund and the Group Irish Pension Fund can only be taken if Kellogg employment has ended.
Contributions to the Fund are tax exempt up to limits determined by the Irish Revenue. The assets of the fund are independently administered and held separately from Company assets. The Fund is overseen by trustees and qualified as an exempt approved pension scheme under Chapter 1, Part 30 of the Taxes Consolidate Act of 1997 of Ireland.

56	Kellogg Company

Compensation
Discontinued / Frozen Plans
Executive Deferral Program
Prior to 2021, we required any executive base salary above $950,000 (after pre-tax deductions for benefits and similar items) to be deferred into deferred stock units under our Executive Deferral Program. The deferred amounts were credited to an account in the form of units that are equivalent to the fair market value of our common stock. The units are payable in stock upon the executive’s end of employment. The Program terminated at the end of fiscal year 2020.
Pension Plans
In September 2017, the Company amended certain defined benefit pension plans and associated “restoration plans” in the U.S., Canada, United Kingdom and the Republic of Ireland for salaried employees. As of December 31, 2018, the amendment froze the compensation and service periods used to calculate pension benefits for active salaried employees who participate in the affected pension plans. Beginning January 1, 2019, impacted employees no longer accrued additional benefits under these plans for future service and eligible compensation received under these plans, and began participating in the same defined contribution plans as all other salaried employees.
U.S. Pension Plans
Our U.S. pension plans are composed of the Kellogg Company Pension Plan and the non-qualified restoration plans, which include the Kellogg Company Executive Excess Plan for accruals after December 31, 2004, and the Kellogg Company Excess Benefit Retirement Plan for accruals on or before December 31, 2004 (collectively, the “U.S. Pension Plans”). Mr. Pilnick is a participant in our U.S. Pension Plans. Since 2008, Mr. Pilnick has been treated as a grandfathered participant.
Below is an overview of our current U.S. Pension Plans in which Mr. Pilnick participates.

	U.S. Qualified Pension Plan	U.S. Non-Qualified Plans
Reason for Plan	Provide eligible employees with a competitive level of retirement benefits based on pay and years of service. Benefit accruals were frozen for salaried employees as of the close of December 31, 2018.	Provide eligible employees with a competitive level of retirement benefits by “restoring” the benefits limited by the Internal Revenue Code based on the formula used in the Qualified Pension Plan. Benefit accruals were frozen for salaried employees as of the close of December 31, 2018.
Eligibility	Salaried employees and certain hourly and union employees. Pension plans closed to new participants beginning January 1, 2010.	Eligible employees impacted under the Internal Revenue Code by statutory limits on the level of compensation and benefits that can be considered in determining Kellogg-provided retirement benefits.
Payment Form	Monthly annuity or lump sum at the choice of the executive.	Monthly annuity or lump sum at the choice of the executive.
Participation, as of January 1, 2003	Active Kellogg heritage employees who were hired prior to August 1, 2002, and who were 40 years of age or older or had 10 or more years of service as of January 1, 2003.
Retirement Eligibility	Full Unreduced Benefit: •Normal retirement age 65 •Age 55 with 30 or more years of service •Age 62 with 5 years of service

Reduced Benefit: •Age 55 with 20 years of service •Any age with 30 years of service
Pension Formula	Single Life Annuity = 1.5% x (years of service) x (final average pay based on the average of highest three consecutive years) — (Social Security offset)
Pensionable Earnings	Includes only base pay and annual incentive payments. We do not include any other compensation, such as restricted stock grants, restricted stock unit grants, EPP/PSU Plan payouts, gains from stock option exercises and any other form of stock- or option-based compensation in calculating pensionable earnings.
Great Britain Pension Plan
Kellogg employees in the U.K. who were hired before April 1, 2004, were eligible to join the Kellogg Great Britain Pension Fund ("Great Britain Pension Plan"). This is a defined benefit pension arrangement in which benefits were earned based on several factors, including length of service, accrual rate, and pensionable salary (i.e., base salary plus annual incentives). The Great Britain Pension Plan

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Compensation
closed to future accruals on December 31, 2018, and all participating employees then moved to accrue benefits in a "Defined Contribution Section" of the Great Britain Pension Plan.
Normal retirement age for the Great Britain Pension Plan is age 65 or 60 depending on the member's service dates. Distributions may begin as early as age 55 with trustee consent, and benefits will be subject to an actuarial reduction if taken before the member's unreduced payment age. Under certain conditions, distributions from the Great Britain Pension Plan can be taken at early as age 60 without consent and without an actuarial reduction.
The assets of the Great Britain Pension Plan are independently administered and held separately from Company assets. The Great Britain Pension Plan is registered with HM Revenue & Customs, as required by the Finance Act 2004 and as such qualifies for certain tax reliefs on contributions and benefits.
Mr. Lawlor was a participant in the Great Britain Pension Plan until November 30, 2017, when he became a participant in the Kellogg Group Irish Pension Plan.
Irish Pension Plan
Kellogg employees in Ireland who were hired before January 1, 2005, (or later if the employee transferred employment from the U.K. and was participating in a U.K. defined benefit arrangement) were eligible to join the Kellogg Group Irish Pension Fund ("Irish Pension Plan"). This is a defined benefit pension arrangement in which benefits were earned based on several factors, including length of service, accrual rate, and pensionable salary (i.e., base salary plus annual incentive). The Irish Pension Plan closed to future accruals on December 31, 2018, and all participating employees joined the Kellogg Group Irish Defined Contribution Pension Fund.
Employees must take distributions from the Irish Pension Plan and the Group Irish Defined Contribution Pension Fund at the same time, if an employee has benefits under both the defined benefit and defined contribution schemes. Distributions from the Irish Pension Plan and the Group Irish Defined Contribution Pension Fund cannot be taken at different ages. Employees may draw distributions from the Irish Pension Plan and the Group Irish Defined Contribution Pension Fund at age 65, or as early as age 50 with consent from Kellogg and the Trustees. Distributions from the Irish Pension Plan will be actuarially reduced if taken before Normal Retirement Age. For certain categories of membership, this reduction will only apply if retirement is taken before age 60. In this instance, Kellogg may be required to make a cash contribution to the Irish Pension to permit a distribution before age 60. Distributions from the Irish Pension Plan and the Group Irish Defined Contribution Pension Fund can only be taken if Kellogg employment has ended.
The assets of the fund are independently administered and held separately from Company assets. The Fund is overseen by trustees and qualified as an exempt approved pension scheme under Chapter 1, Part 30 of the Taxes Consolidate Act of 1997 of Ireland.
Mr. Lawlor was a participant in the Group Irish Pension Plan from December 1, 2017, through December 31, 2018, when the plan was amended to freeze compensation and service periods used to calculate pension benefits.
Actuarial Present Value
The estimated actuarial present value of the retirement benefit accrued through December 31, 2022, appears in the below table. The calculation of actuarial present value is generally consistent with the methodology and assumptions outlined in our audited financial statements, except that benefits are reflected as payable as of the date the executive is first entitled to full unreduced benefits (as opposed to the assumed retirement date) and without consideration of pre-retirement mortality. Specifically, present value amounts were determined based on the financial accounting discount rate of 5.54% for the U.S. Qualified Pension Plan, 5.50% for the U.S. Non-Qualified Pension Plan, 5.09% for the Great Britain Pension Plan and 3.78% for the Irish Pension Plan. Benefits subject to lump-sum distributions in the U.S. were determined using an interest rate of 5.54% for the US Qualified Pension Plan, 5.50% for the US Non-Qualified Pension Pan, and current statutory mortality under the Pension Protection Act for the NEO participating in our U.S. Pension Plans. Lump sum conversion factors in the Great Britain Pension Plan and the Irish Pension Plan include a mix of interest rate, mortality and the anticipated rate of future increases in pension benefits; these factors are plan-specific, determined by the Trustees on actuarial advice and apply equally to all plan members. For further information on our accounting for pension plans, refer to Note 10 within Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The actuarial increase in 2022 of the projected retirement benefits can be found in the Summary Compensation Table under the heading “Change in Pension Value and Non-Qualified Deferred Compensation Earnings”. No payments were made to our NEOs under the U.S. Pension Plans during 2022. The number of years of credited service disclosed below equals an executive’s length of service accrued in the U.S. Pension Plans. All of Mr. Pilnick's years of service are reflected in the ‘2005 and After’ plan because he had not yet vested in the earlier plan at the time the new plan was established to comply with IRS regulations.

58	Kellogg Company

Compensation
Pension Benefits Table

Name(1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Gary Pilnick	U.S. Qualified Pension Plan	18.33	501,000		—
	Non-Qualified Plan (2004 and before)	—	—		—
	Non-Qualified Plan (2005 and after)	18.33	3,890,000		—
	TOTAL		4,391,000		—
David Lawlor	Great Britain Pension Plan	26.08	1,466,000	(2)	—
	Irish Pension Plan	1.08	164,000	(3)	—
	TOTAL		1,630,000		—
(1)Information regarding Mr. Cahillane, Mr. Banati, and Mr. Hood is not presented in this table because these individuals are not participants in our defined benefit pension plans.
(2)In calculating the U.S. dollar equivalent, we used a conversion rate of 1.23217.
(3)In calculating the U.S. dollar equivalent, we used a conversion rate of 1.05151.
Potential Post-Employment Payments
Generally, our NEOs are eligible to receive benefits if their employment is terminated (1) by Kellogg without cause, (2) upon their retirement, disability or death or (3) in certain circumstances following a change of control. The amount of benefits will vary based on the reason for the termination.
The table at the end of this section reflects calculations, as of December 31, 2022, of the estimated benefits our NEOs would receive in these situations. Although the calculations below are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount an executive would receive if an eligible termination event were to occur.
Severance Benefits
Our NEOs are covered by arrangements that specify payments in the event the executive’s employment is terminated. These severance benefits are intended to be competitive with our Compensation Peer Group and general industry practices. The Kellogg Company Severance Benefit Plan (“Severance Benefit Plan”) and the Kellogg Company Change of Control Severance Policy for Key Executives (“Change of Control Policy”) have been established primarily to attract and retain talented and experienced executives and further motivate them to contribute to our short- and long-term success for the benefit of our Shareowners, particularly during uncertain times.
The Severance Benefit Plan provides severance benefits to employees who are terminated by Kellogg under certain circumstances. Kellogg benefits from this program in a variety of ways, including that Kellogg has the right to receive a general release, non-compete, non-solicitation and non-disparagement agreement from separated employees in exchange for the benefits provided under the program.
The Change of Control Policy provides benefits to executives in connection with a change of control in the event an executive is terminated without cause or the executive terminates employment for good reason. The Change of Control Policy is intended to protect Shareowner interests by enhancing employee focus during rumored or actual change of control activity by providing incentives to executives to remain with Kellogg despite uncertainties while a transaction is under consideration or pending.

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Compensation
Involuntary Termination - No Change of Control
If the employment of an executive (including an NEO) is terminated without cause, they will generally be entitled to receive benefits under the Severance Benefit Plan. Benefits under the Severance Benefit Plan are not available if an executive is terminated for cause. “Cause” generally is defined as (a) the employee’s willful engagement in conduct relating to the employee’s employment with the Company for which either criminal or civil penalties may be sought; (b) the employee’s deliberate disregard of any Company policy, including the Company’s insider trading policy, or the Company’s code of conduct; (c) the employee’s acceptance of employment with or service as a consultant or advisor to an entity or person that is in competition with or acting against the interests of the Company; (d) the employee’s disclosure or misuse of confidential information or material concerning the Company; (e) the employee’s willful engagement in gross misconduct pursuant to which the Company has suffered a loss; or (f) the employee’s willful and continued refusal to substantially perform the employee’s then current duties at the Company in any material respect. Benefits under the Severance Plan are also not available if the executive is terminated for a reason that the Kellogg ERISA Administrative Committee determines rises to the level of cause or for any other reason determined in the sole discretion of the Kellogg ERISA Administrative Committee. The Severance Benefit Plan is designed to apply in situations where Kellogg terminates employment for reasons such as (1) individual and Company performance; (2) a reduction in work force; (3) the closing, sale or relocation of a Kellogg facility; (4) the elimination of a position; or (5) other reasons approved by the Kellogg ERISA Administrative Committee. Under the Severance Benefit Plan:
•The executive is entitled to receive cash compensation equal to two times base salary, paid in installments over a two-year severance period.
•Kellogg has the discretion to pay the executive an annual incentive award for the year in which the termination occurs at the actual payout level, prorated as of the date of termination.
•Previously-granted stock option and restricted stock unit awards continue to vest during the severance period. All awards not vested or earned after the two-year period are forfeited. EPP/PSU Plan awards do not vest under the terms of the plan unless the executive is eligible to retire at the time of termination. Where the executive is eligible to retire at the time of termination, EPP/PSU Plan awards vest pro-rata based on the number of days in the performance period the executive was actively employed.
•The executive is entitled to continue to participate in certain welfare and insurance benefits during the severance period. However, executives do not earn any additional service credit during the severance period and severance payments are not eligible compensation for any retirement plan.
•The executive is entitled to receive outplacement assistance for 12 months following termination.
Severance-related benefits are provided only if the executive executes a separation agreement prepared by Kellogg, which includes a general release, non-compete and non-solicitation, non-disparagement and/or confidentiality provisions.
Retirement, Disability and Death
Retirement. In the event of retirement, an NEO is eligible to receive (1) the benefits payable under our retirement plans and (2) prorated vesting of (a) stock options (depending on the terms and conditions of the award), (b) prorated awards under our outstanding EPP/PSU Plans (the amount of which will be based on our actual performance during the relevant periods and paid after the end of the performance periods) and (c) prorated restricted stock units (depending on the terms and conditions of the award). In addition, we have the discretion to pay an executive the actual annual incentive award for the current year, prorated as of the date of retirement. “Retirement” generally is defined as meeting the Company’s age and/or service requirements for retirement eligibility.
Death or Disability. In the event of an NEO’s disability, the executive would receive disability benefits starting six months following the onset of the disability with no reductions or penalty for early retirement. “Disability” generally is defined as inability to perform all the material duties of regular occupation because of injury or sickness. In the event of an NEO’s death, the NEO's beneficiary would receive payouts under Kellogg-funded life insurance policies and our Executive Survivor Income Plan (for NEOs eligible to participate in the plan prior to January 1, 2011). However, the deceased NEO’s defined benefit pension benefits would be converted to a joint survivor annuity, resulting in a decrease in the cost of these benefits.
Potential Change of Control Payments
We have arrangements with each of our continuing NEOs that provide for benefits that may be payable if a “change of control” occurs. Our 2009 Long-Term Incentive Plan, 2013 Long-Term Incentive Plan and 2017 Long-Term Incentive Plan and 2022 Long-Term Incentive Plan specify the treatment of outstanding, unvested equity awards granted under each respective plan to employees, including our NEOs, upon the occurrence of a change of control. Under the Long-Term Incentive Plans and Change of Control Policy, the severance and other benefits payable to NEOs are subject to a “double trigger.” The first trigger is the occurrence of a change of control. The second trigger for our Change of Control Policy occurs if we terminate an NEO’s employment unrelated to cause, or an NEO terminates the NEO's employment for good reason, in each case within two years following the change of control. The second trigger for our Long-Term Incentive Plans occurs if (1) awards are not assumed or replaced by a substitute award, or (2) we terminate an NEO’s employment unrelated to cause or an NEO terminates the NEO's employment for good reason, in each case, within two years following the change of control. For these purposes, “cause,” “good reason,” and “substitute awards” are defined in our Long-Term Incentive Plan and Change of Control Policy.

60	Kellogg Company

Compensation
A “change of control” generally is defined in the arrangements to include a change in a majority of the Board, consummation of certain mergers, the sale of all or substantially all of our assets and Shareowner approval of a complete liquidation or dissolution. The “change of control” definition also includes an acquisition by a party of 20% or 30% of Kellogg common stock, depending on the post-acquisition ownership of the Kellogg Foundation and Gund family trusts (the “Trusts”). The applicable percentage is 20% or more if the Trusts do not collectively own more than 35% of the common stock. The applicable percentage is 30% or more if the Trusts collectively own more than 35% of the common stock.
The change-in-control related severance payments consist of the following:
Payments Triggered Upon a Change of Control Without Termination. EPP/PSU Plan awards, restricted stock units, and stock options will retain their original vesting schedules and will not automatically vest upon a change of control (and only vest if there is no assumption, continuation or substitution of the outstanding awards with substitute awards that are, in the judgment of the C&T Committee, of equivalent value).
Payments Triggered Upon a Change of Control With Termination. Under the Change of Control Policy, cash severance is payable in the amount of two times the current annual salary plus two times the current target annual incentive award. In addition, executives are entitled to receive the annual incentive award for the current year at the target award level, prorated as of the date of termination. This amount is payable as a lump sum within 90 days after termination.
Additional retirement benefits under the Change of Control Policy would equal the actuarial equivalent of the benefit the executive would have received for two years of additional participation under our retirement plans. The executive will continue to participate in health and welfare benefit plans for a two-year period following termination, and will also receive outplacement assistance.
The following table reflects calculations, as of December 31, 2022, of the estimated benefits our NEOs would have received (1) if their employment was terminated by Kellogg without cause or upon their retirement, disability or death or (2) in certain circumstances following a change of control. Amounts shown in the following table are calculated by assuming that the relevant employment termination event and/or change of control occurred on December 31, 2022.
Potential Post Employment Table

Name and Benefits	Involuntary Termination - No Change of Control ($)		Change of Control W/ Involuntary Termination ($)		Retirement ($)(1)	Death ($)		Disability ($)
Steve Cahillane
Two Times Base Salary	2,600,000		2,600,000		—	—		—
280G Reduction(2)	—		—		—	—		—
2022 Annual Incentive	3,265,600		3,265,600		—	3,265,600		3,265,600
Two Times Annual Incentive(3)	—		4,160,000		—	—		—
Stock Options	3,074,975	(4)	3,074,975	(5)	—	1,525,299	(7)	1,525,299	(7)
EPP/PSU Awards	5,806,487	(8)	19,655,828	(9)	—	12,667,897	(11)	12,667,897	(11)
Restricted Stock Units	—		2,371,974		—	683,267		683,267
Outplacement	11,138		11,138		—	—		—
Health and Welfare Benefits(15)	31,000		31,000		—	—		—
Other Benefits and Perquisites(20)	—		48,644		—	—		—
Life Insurance and Executive Survivor Income Plan Benefits(21)	—		—		—	1,300,000		—
Total	14,789,200		35,219,159		—	19,442,063		18,142,063

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Compensation

Name and Benefits	Involuntary Termination - No Change of Control ($)		Change of Control W/ Involuntary Termination ($)		Retirement ($)(1)		Death ($)		Disability ($)
Amit Banati
Two Times Base Salary	1,620,000		1,620,000		—		—		—
280G Reduction(2)	—		(972,269)		—		—		—
2022 Annual Incentive	1,296,000		1,296,000		—		1,296,000		1,296,000
Two Times Annual Incentive(3)	—		1,620,000		—		—		—
Stock Options	527,332	(4)	527,332	(5)	—		263,361	(7)	263,361	(7)
EPP/PSU Awards	1,397,159	(8)	5,040,372	(9)	—		3,120,098	(11)	3,120,098	(11)
Restricted Stock Units	1,488,264	(12)	2,168,513	(13)	—		1,342,179	(14)	1,342,179	(14)
Outplacement	11,138		11,138		—		—		—
Health and Welfare Benefits(15)	30,100		30,100		—		—		—
Other Benefits and Perquisites(20)	—		45,386		—		—		—
Life Insurance and Executive Survivor Income Plan Benefits(21)	—		—		—		810,000		—
Total	6,369,993		11,386,572		—		6,831,638		6,021,638
Chris Hood
Two Times Base Salary	1,650,000		1,650,000		—		—		—
280G Reduction(2)	—		—		—		—		—
2022 Annual Incentive	1,524,600		1,524,600		1,524,600		1,524,600		1,524,600
Two Times Annual Incentive(3)	—		1,815,000		—		—		—
Stock Options	623,678	(4)	623,678	(5)	310,053	(6)	310,053	(7)	310,053	(7)
EPP/PSU Awards	3,505,150	(8)	5,505,570	(9)	3,505,150	(10)	3,505,150	(11)	3,505,150	(11)
Restricted Stock Units	2,449,111	(12)	2,404,814	(13)	1,524,806		1,524,806	(14)	1,524,806	(14)
Outplacement	11,138		11,138		—		—		—
Health and Welfare Benefits(15)	31,000		31,000		—		—		—
Other Benefits and Perquisites(20)	—		45,484		—		—		—
Life Insurance and Executive Survivor Income Plan Benefits(21)	—		—				825,000		—
Total	9,794,677		13,611,284		6,864,609		7,689,609		6,864,609
Gary Pilnick
Two Times Base Salary	1,586,000		1,586,000		—		—		—
280G Reduction(2)	—		—		—		—		—
2022 Annual Incentive	1,167,693		1,167,693		1,167,693		1,167,693		1,167,693
Two Times Annual Incentive(3)	—		1,506,700		—		—		—
Stock Options	477,112	(4)	477,112	(5)	238,280	(6)	238,280	(7)	238,280	(7)
EPP/PSU Awards	2,714,386	(8)	4,234,791	(9)	2,714,386	(10)	2,714,386	(11)	2,714,386	(11)
Restricted Stock Units	1,886,745	(12)	1,853,076	(13)	1,182,992		1,182,992	(14)	1,182,992	(14)
Outplacement	11,138		11,138		—		—		—
Health and Welfare Benefits(15)	31,000		31,000		—		—		—
Change to Retirement Benefits	638,000	(16)	854,000	(17)	—		(2,025,000)	(18)	638,000	(19)
Other Benefits and Perquisites(20)	—		93,326		—		—		—
Life Insurance and Executive Survivor Income Plan Benefits(21)	—		—		—		6,752,000		—
Total	8,512,074		11,814,836		5,303,351		10,030,351		5,941,351

62	Kellogg Company

Compensation

Name and Benefits	Involuntary Termination - No Change of Control ($)		Change of Control W/ Involuntary Termination ($)		Retirement ($)(1)		Death ($)		Disability ($)
David Lawlor
Two Times Base Salary	1,156,662		1,156,662		—		—		—
280G Reduction(2)	—		—		—		—		—
2022 Annual Incentive	688,213		688,213		688,213		688,213		688,213
Two Times Annual Incentive(3)	—		983,162		—		—		—
Stock Options	318,433	(4)	318,433	(5)	160,662	(6)	160,662	(7)	160,662	(7)
EPP/PSU Awards	1,987,406	(8)	3,238,927	(9)	1,987,406	(10)	1,987,406	(11)	1,987,406	(11)
Restricted Stock Units	1,409,133	(12)	1,384,595	(13)	852,117		852,117	(14)	852,117	(14)
Outplacement	11,138		11,138		—		—		—
Health and Welfare Benefits(15)					—		—		—
Change to Retirement Benefits	(24,000)	(16)	(24,000)	(17)	—		(458,000)	(18)	3,000	(19)
Other Benefits and Perquisites(20)	—		40,000		—		—		—
Life Insurance and Executive Survivor Income Plan Benefits(21)	—		—		—		—		—
Total	5,546,985		7,797,130		3,688,398		3,230,398		3,691,398
(1)Information regarding Mr. Cahillane and Mr. Banati is not presented in this column because these individuals were not retirement-eligible as of December 31, 2022. Information for Mr. Hood, Mr. Pilnick, and Mr. Lawlor is hypothetical and based upon retirement as of December 31, 2022.
(2)If an NEO becomes entitled to separation benefits following a change of control and those separation benefits would otherwise be subject to the excise tax under Section 4999 of the Internal Revenue Code, then the separation benefits will be reduced to $1.00 less than the amount which would trigger the excise tax if such reduction would result in the NEO receiving an equal or greater after-tax benefit than the NEO would have received if the full separation benefits were paid. This column represents the estimated amount of pay reduction to put the NEO in this position. The estimated values in this column were developed based on the provisions of Section 280G and 4999 of the Internal Revenue Code. The actual amount, if any, of the pay reduction will depend upon the NEO’s pay, terms of a change of control transaction and the subsequent impact on the executive’s employment.
(3)Represents two times the target annual incentive award for 2022.
(4)Represents the intrinsic value of unvested stock options that would vest in connection with a termination as of December 31, 2022, based on a stock price of $71.24.
(5)Represents the intrinsic value of unvested stock options that would vest upon a change of control as of December 31, 2022, based on a stock price of $71.24.
(6)Represents the intrinsic value of unvested stock options that would vest upon retirement as of December 31, 2022, (prorated for time worked during the performance period), based on a stock price of $71.24.
(7)Represents the intrinsic value of unvested stock options that would vest upon death or disability as of December 31, 2022, (prorated for time worked during the performance period), based on a stock price of $71.24.
(8)Represents the value based on the actual number of shares paid out under the 2020-2022 EPP, which would be payable at our discretion, and a stock price of $71.24. For Mr. Hood, Mr. Pilnick, and Mr. Lawlor, who are retirement-eligible, includes the 2021-2023 EPP and 2022-2024 PSU Plan prorated for the time worked during the performance period at a stock price of $71.24. Because our other NEOs are not retirement-eligible as of December 31, 2022, their 2021-2023 EPP and 2022-2024 PSU Plan awards would be forfeited.
(9)Valued based on the “target” number of shares under the 2020-2022 EPP, the 2021-2023 EPP and the 2022-2024 PSU Plan and, in each case, a stock price of $71.24.
(10)Valued based on the actual number of shares paid out under the 2020-2022 EPP and the prorated target number of shares under the 2021-2023 EPP and 2022-2024 PSU Plan and, in each case, a stock price of $71.24.
(11)Represents the value of outstanding “target” EPP/PSU Plan awards payable based on our actual performance during the relevant periods and paid following the end of the performance periods (prorated for time worked during the performance period) and, in each case, based on a stock price of $71.24.
(12)Represents the value of unvested restricted stock units that would vest in connection with a termination as of December 31, 2022, based on a stock price of $71.24.
(13)Represents the value of unvested restricted stock units that would vest upon a change of control as of December 31, 2022, based on a stock price of $71.24.
(14)Represents the value of unvested restricted stock units that would vest upon death or disability as of December 31, 2022 (prorated for time worked during the performance period), based on a stock price of $71.24.
(15)Represents the estimated costs to Kellogg of continued participation in medical, dental and life insurance benefits during the severance period.
(16)Represents the increase (decrease) to the estimated actuarial present value of retirement benefit accrued through December 31, 2022, for each NEO associated with terminating an NEO’s employment without cause. The estimated actuarial present value of retirement benefit accrued through December 31, 2022, appears in the Pension Benefits Table on page 59 of this Proxy Statement. For each NEO, changes to retirement benefits upon severance vary depending on age, service and pension formula at the time of termination. For Mr. Pilnick, the change to his retirement benefit is positive because the present value reflects the greater of Age 65 commencement and earliest commencement. For Mr. Lawlor, the change to his retirement benefit is negative because the present value reflects mortality between December 31, 2022, and his unreduced retirement age.

2023 Proxy Statement	63

Compensation
(17)Represents the increase (decrease) to the estimated actuarial present value of retirement benefit accrued through December 31, 2022, for each NEO associated with terminating an NEO’s employment without cause following a change of control. The estimated actuarial present value of retirement benefit accrued through December 31, 2022, appears in the Pension Benefits Table on page 59 of this Proxy Statement. For each NEO, changes to retirement benefits upon change of control vary depending on age, service and pension formula at the time of termination. For Mr. Pilnick, the change to the retirement benefits is positive because change of control pension benefits include two additional years of age and service for retirement eligibility purposes. For Mr. Lawlor, the change to his retirement benefit is negative because the present value reflects mortality between December 31, 2022, and his unreduced retirement age.
(18)Represents the increase (decrease) to the estimated actuarial present value of retirement benefits accrued through December 31, 2022, for each NEO associated with a NEOs retirement benefits being converted to a survivor annuity upon the NEO's death. The estimated actuarial present value of retirement benefits accrued through December 31, 2022, appears in the Pension Benefits Table on page 59 of this Proxy Statement. For Mr. Pilnick, the change to retirement benefits is negative because the survivor annuity upon death is reduced to less than 50% of the benefit provided upon early or normal retirement. For Mr. Lawlor, the change to retirement benefits is negative because the survivor annuity upon death is reduced to 50% of the benefit provided upon retirement.
(19)For Mr. Pilnick, the change to his retirement benefits is positive because the present value reflects the greater of Age 65 commencement and earliest commencement. For Mr. Lawlor, the change to his retirement benefits is positive because under the Irish Pension Plan, with the consent of Trustees, he would be eligible for immediate pension with no actuarial reduction applied. The estimated actuarial present value of retirement benefits accrued through December 31, 2022, appears in the Pension Benefits Table on page 59 of this Proxy Statement.
(20)Consists of Kellogg-paid death benefits, financial planning and physical exams.
(21)Payment of death benefits for Company-paid life insurance and Executive Survivor Income Plan (for NEOs eligible to participate in the Plan prior to January 1, 2011).
Pay versus Performance
We are required by SEC rules to disclose the following information regarding compensation paid to our NEOs. The amounts set forth below under the headings “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid for NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Footnotes (4), (5) and (6) below set forth the adjustments from the Total Compensation for each NEO reported in the Summary Compensation Table above.
The following table sets forth additional compensation information of our Chief Executive Officer (CEO) and our non-CEO NEOs along with total shareholder return, net income, and Organic Net Sales Growth performance results for fiscal years 2020, 2021 and 2022:

Year(1)	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($) (2)(3)		Average Summary Compensation Table Total for NEOs ($)	Average Compensation Actually Paid for NEOs($) (2)(3)		Value of Initial Fixed $100 Investment Based On:		Net Income ($)	Organic Net Sales Growth(8)
							Total Shareholder Return ($) (7)	Peer Group Total Shareholder Return ($) (7)
2022	13,263,040	28,073,713	(4)	4,253,014	7,817,567	(4)	114.45	129.46	960,000,000	11.5%
2021	10,678,337	12,026,590	(5)	3,657,140	3,984,327	(5)	100.09	118.36	1,488,000,000	3.5%
2020	11,663,852	13,957,105	(6)	4,522,921	4,500,588	(6)	93.14	104.67	1,251,000,000	6.0%
(1)The CEO and NEOs included in the above compensation columns reflect the following:

Year	CEO	NEOs
2022	Steve Cahillane	Amit Banati, Chris Hood, Gary Pilnick, David Lawlor
2021	Steve Cahillane	Amit Banati, Chris Hood, Gary Pilnick, Alistair Hirst
2020	Steve Cahillane	Amit Banati, Chris Hood, Gary Pilnick, Alistair Hirst
(2)Fair value or change in fair value, as applicable, of equity awards in the "Compensation Actually Paid" columns was determined by reference to (1) for RSU awards, closing price on applicable year-end dates or, in the case of vesting dates, the actual vesting price, (2) for EPP and PSU awards (excluding TSR Awards), the same valuation methodology as RSU awards above except year-end and vesting date values are multiplied by the probability of achievement as of each such date, (3) for TSR-based EPP awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s) or, in the case of vesting date, the actual vesting price and probability of achievement, and (4) for stock options, the fair value calculated by a Binomial Lattice model as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair values but using the closing stock price on the applicable revaluation date as the current market price and the applicable rate table as of the revaluation date, and in all cases based on volatility, dividend rates and risk free rates determined as of the revaluation date.

64	Kellogg Company

Compensation
(3)For the portion of "Compensation Actually Paid" that is based on year-end stock prices, the following prices were used: for 2022: $71.24 (10.6% increase from prior year), for 2021: $64.42 (3.5% increase from prior year), and for 2020: $62.23 (10.0% reduction from prior year).
(4)2022 "Compensation Actually Paid" to the CEO and the average "Compensation Actually Paid" to the NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	CEO ($)	Average of NEOs ($)
Total Reported in 2022 Summary Compensation Table (SCT)	13,263,040	4,253,014
Less, Value of Stock & Option Awards Reported in SCT	(8,500,566)	(2,157,846)
Less, Change in Pension Value and Non-Qualified Deferred Compensation Earnings in SCT	—	—
Plus, Pension Service Cost and impact of Pension Plan Amendments	—	—
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	14,893,402	3,780,582
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	7,896,373	1,757,441
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year	521,464	184,376
Less, Prior Year Fair Value of Prior Year awards that failed to vest this year	—	—
Total Adjustments	14,810,673	3,564,553
"Compensation Actually Paid" for Fiscal Year 2022	28,073,713	7,817,567
(5) 2021 "Compensation Actually Paid" to the CEO and the average "Compensation Actually Paid" to the NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	CEO ($)	Average of NEOs ($)
Total Reported in 2021 Summary Compensation Table (SCT)	10,678,337	3,657,140
Less, Value of Stock & Option Awards Reported in SCT	(7,032,088)	(1,938,674)
Less, Change in Pension Value and Non-Qualified Deferred Compensation Earnings in SCT	—	—
Plus, Pension Service Cost and impact of Pension Plan Amendments	—	—
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	11,836,170	2,880,819
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	(1,244,002)	(190,852)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year	(2,211,827)	(424,106)
Less, Prior Year Fair Value of Prior Year awards that failed to vest this year	—
Total Adjustments	1,348,253	327,187
"Compensation Actually Paid" for Fiscal Year 2021	12,026,590	3,984,327
(6)2020 "Compensation Actually Paid" to the CEO and the average "Compensation Actually Paid" to the NEOs reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

	CEO ($)	Average of NEOs ($)
Total Reported in 2020 Summary Compensation Table (SCT)	11,663,852	4,522,921
Less, Value of Stock & Option Awards Reported in SCT	(6,632,750)	(1,885,171)
Less, Change in Pension Value and Non-Qualified Deferred Compensation Earnings in SCT	—	(385,500)
Plus, Pension Service Cost and impact of Pension Plan Amendments	—	14,743
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	9,945,531	2,590,492
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	(425,132)	(219,634)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year	(594,396)	(137,263)
Less, Prior Year Fair Value of Prior Year awards that failed to vest this year	—	—
Total Adjustments	2,293,253	(22,333)
"Compensation Actually Paid" for Fiscal Year 2020	13,957,105	4,500,588

2023 Proxy Statement	65

Compensation
(7)Company and Peer Group TSR reflects the Company's peer group (S&P 500 Packaged Foods and Meats Index) as reflected in our Annual Report on the Form 10-K pursuant to Item 201(e) of Regulation S-K for the fiscal year ended December 31, 2022. Each year reflects what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on December 27, 2019.
(8)Organic Net Sales is a non-GAAP measure that adjusts Net Sales to exclude the impact of acquisitions, divestitures, foreign currency and differences in shipping days, including 53rd week. Organic Net Sales Growth is the year over year change as a percentage of Organic Net Sales.
Pay versus Performance Descriptive Disclosure
We chose Organic Net Sales Growth as our Company Selected Measure for evaluating Pay versus Performance because it is a key metric in our EPP/PSU Plans as well as being a performance metric in our Annual Incentive Plans.
Over the three year period from 2020 to 2022, our TSR was trending in a similar manner as the TSR for our peer group. The increase in the Company's TSR lagged our peers in 2020 and 2021, but our 2022 TSR performance outpaced that of our peers, which contributed to an increase in "Compensation Actually Paid" to our CEO and NEOs in 2022. There is an inverse relationship between TSR and "Compensation Actually Paid" between 2020 and 2021, and a positive relationship between our TSR and "Compensation Actually Paid" from 2021 to 2022. Between 2020 and 2022, we see an inverse relationship between Net Income and "Compensation Actually Paid." The decline in Net Income over the three-year period is not directly correlated to "Compensation Actually Paid" because Net Income is not a metric in our AIP and EPP/PSU Plans. Organic Net Sale Growth is a performance measure in both our AIP and our EPP/PSU Plans and, accordingly, we observed a very strong correlation between Organic Net Sales Growth and "Compensation Actually Paid." However, the increase in "Compensation Actually Paid" in 2022 is driven by several factors including, but not limited to, the updated probable payout of our EPP/PSU Plans in 2024 and 2025, which is largely based on our Organic Net Sales Growth over the period of 2020 to 2022, and the increase in our stock price in 2022.
Pay versus Performance Tabular List
The table below lists our most important performance measures used to link "Compensation Actually Paid" for our NEOs to company performance, over the fiscal year ending December 31, 2022. These measures are used to determine the AIP payouts for each of the NEOs. Organic Net Sales Growth and Cash Flow are also key metrics in our EPP/PSU Plans. For more information on AIP and actual payouts for each NEO, see “Annual Incentives” beginning on page 43 of this Proxy Statement. For more information on EPP/PSU awards and actual payouts for each NEO, see "Long-Term Incentives" beginning on page 45 of this Proxy Statement. The performance measures included in this table are not ranked by relative importance.

Most Important Financial Measures	Most Important ESG Measures
Organic Net Sales Growth	Equity, Diversity & Inclusion
Cash Flow	People Safety
Adjusted Operating Profit	Food Safety/Quality

66	Kellogg Company

Compensation
CEO Pay Ratio
We are required by SEC rules and regulations to disclose the annual total compensation for our CEO and an estimate of the median annual total compensation for our worldwide employee population excluding our CEO, and the ratio of annual total compensation for our CEO to the annual total compensation for our median employee (the “Pay Ratio Disclosure”).
For the year ended December 31, 2022, the estimated median annual total compensation of all employees of the Company and its consolidated subsidiaries (other than the Chairman, President and Chief Executive Officer) was $62,075. Mr. Cahillane’s annual total compensation for 2022 for purposes of the Pay Ratio Disclosure was $13,263,040, as set forth in the Summary Compensation table beginning on page 49.
Based on this information, the 2022 ratio of the compensation of the Chairman, President and Chief Executive Officer to the median annual total compensation of all other employees was estimated to be 214 to 1.
To identify, and to determine the annual total compensation of, the median employee, we used the following methodology:
•Use of worldwide employee population (including full-time, part-time, temporary, or seasonal workers) as of October 31, 2022, which consisted of 30,575 total employees, of which 11,073 employees were employed in the United States and 19,502 employees were employed in foreign jurisdictions.
•We used annual base salary as our compensation measure that we consistently applied to all employees globally.
•For purposes of this disclosure, we applied the exchange rate for December 2022.
With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation in accordance with SEC rules and regulations. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table beginning on page 49.

2023 Proxy Statement	67

Compensation
Compensation

PROPOSAL 3
Advisory Vote on Frequency of an Advisory Vote on Executive Compensation

The Board recommends a vote FOR the option of ONE YEAR as the frequency with which the Shareowners are provided advisory vote on executive compensation.

The SEC’s rules enable our Shareowners to indicate how frequently we should seek an advisory vote on the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal 3, Shareowners may indicate whether they would prefer an advisory vote on NEO compensation once every one, two, or three years (or you may abstain).
After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year continues to be the most appropriate alternative for Kellogg at this time, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.
In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will continue to allow our Shareowners to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our Shareowners on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our Shareowners may have different views as to what is the best approach for Kellogg, and we look forward to hearing from our Shareowners on this Proposal.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.
“RESOLVED, that the option of once every one year, two years, or three years that receives a majority of all the votes cast for this resolution will be determined to be the preferred frequency with which Kellogg Company is to hold a shareowner vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”
The option of one year, two years or three years that receives a majority of all the votes cast by Shareowners will be the frequency for the advisory vote on executive compensation that has been selected by Shareowners. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by Shareowners. However, because this vote is advisory and not binding on the Board or Kellogg, the Board may decide that it is in the best interests of Shareowners and Kellogg to hold an advisory vote on executive compensation more or less frequently than the option selected by the Shareowners.

68	Kellogg Company

Audit Committee Matters

PROPOSAL 4
Ratification of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm

The Board recommends a vote FOR ratification of appointment of PricewaterhouseCoopers LLP as Kellogg’s independent registered public accounting firm.

PricewaterhouseCoopers LLP has been appointed by the Audit Committee, which is composed entirely of independent Directors, to be the independent registered public accounting firm for us for fiscal year 2023. PricewaterhouseCoopers LLP was our independent registered public accounting firm for fiscal year 2022. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and to have an opportunity to make a statement if they desire to do so. The PricewaterhouseCoopers LLP representative is also expected to be available to respond to appropriate questions at the meeting.
The Audit Committee has the sole authority to appoint, subject to Shareowner ratification, or replace the independent registered public accounting firm, which reports directly to the Audit Committee, and is directly responsible for the compensation and oversight of the independent registered public accounting firm. On February 17, 2022, the Audit Committee appointed PricewaterhouseCoopers LLP as our independent auditor for the 2022 fiscal year.
Oversight of Independent Registered Public Accounting Firm
In the Audit Committee’s oversight of the independent registered public accounting firm and its determination of whether to reappoint the independent registered public accounting firm, our Audit Committee:
•Conducts an annual assessment of the independent registered public accounting firm’s performance, qualifications and independence, taking into account the opinions of management and the internal auditor;
•Reviews, in advance, all non-audit services provided by the independent registered public accounting firm, specifically with regard to the effect on the firm’s independence;
•Considers the independent registered public accounting firm’s familiarity with our operations, businesses, accounting policies and practices and internal control over financial reporting;
•Conducts regular executive sessions with the independent registered public accounting firm;
•Conducts private and individual executive sessions with the Vice President of Internal Audit, Corporate Controller, and Chief Legal Officer at each Committee meeting;
•Reviews candidates for the lead engagement partner in conjunction with the mandated rotation of the public accountants’ lead engagement partner;
•Reviews recent reports from the Public Company Accounting Oversight Board and other professional or governmental authorities on the independent registered public accounting firm; and
•Obtains and reviews a report from the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and our company annually to assess the independence of the independent registered public accounting firm.

2023 Proxy Statement	69

Audit Committee Matters
Independent Registered Public Accounting Firm Tenure and Rotation
As part of the annual auditor engagement process, the Audit Committee considers whether to rotate the independent registered public accounting firm. PricewaterhouseCoopers LLP rotates its lead audit engagement partner every five years and the Audit Committee has direct and meaningful involvement in the selection of the lead engagement partner. The Audit Committee believes there are significant benefits to having an independent registered public accounting firm with an extensive familiarity with the Company. These include, among others:
•Higher quality audit work and accounting advice due to PricewaterhouseCoopers LLP’s institutional knowledge of the Company’s business and operations, accounting policies and financial systems, and internal control framework;
•Operational efficiencies and a resulting lower fee structure because of PricewaterhouseCoopers LLP’s familiarity with the Company’s business; and
•PricewaterhouseCoopers LLP’s capability and expertise to perform an audit of the Company’s financial statements and internal control over financial reporting, given the breadth and complexity of the Company’s business and global footprint.
As a result, the members of the Audit Committee believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm is in the best interests of our company and its Shareowners. If the Shareowners fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee would reconsider its appointment.
Fees Paid to Independent Registered Public Accounting Firm
Audit Fees. The aggregate amount of fees billed to Kellogg by PricewaterhouseCoopers LLP for professional services rendered for the audit of our consolidated financial statements, statutory audits and for reviews of our financial statements included in our Quarterly Reports on Form 10-Q was approximately $8.9 million in 2022 and $8.9 million in 2021.
Audit-Related Fees. The aggregate amount of fees billed to Kellogg by PricewaterhouseCoopers LLP for assistance and related services reasonably related to the performance of the audit of our consolidated financial statements and for reviews of our financial statements included in our Quarterly Reports on Form 10-Q was approximately $6.3 million in 2022 and $0.2 million in 2021. This assistance and related services included work related to the separation of the Company's North American cereal business, including, carve-out audit work, and consultation on the accounting or disclosure treatment of transactions or events and employee benefit plan audits.
Tax Fees. The aggregate amount of fees billed to Kellogg by PricewaterhouseCoopers LLP for professional services rendered for tax compliance, tax advice, and tax planning was approximately $5.0 million in 2022 and $2.2 million in 2021. These tax compliance, tax advice and tax planning services generally consisted of U.S., federal, state, local and international tax planning, compliance and advice, including tax planning work in connection with the separation of the Company's North American cereal business, with approximately $1.7 million being spent for tax compliance in 2022 and $1.2 million spent for tax compliance in 2021.
All Other Fees. The aggregate amount of all other fees billed to Kellogg by PricewaterhouseCoopers LLP for services rendered, and which were not included in “Audit Fees,” “Audit-Related Fees,” or “Tax Fees” above, was $0.0 million in 2022 and $0.0 million in 2021.
Preapproval Policies and Procedures
The Charter of the Audit Committee and policies and procedures adopted by the Audit Committee provide that the Audit Committee shall pre-approve all audit, internal control-related and all permitted non-audit engagements and services (including the fees thereof) by the independent registered public accounting firm (and their affiliates) and shall disclose such services in our SEC filings to the extent required. Under the policies and procedures adopted by the Audit Committee, the Audit Committee pre-approves detailed and specifically described categories of services which are expected to be conducted over the subsequent twelve months or a longer specified period, except for the services and engagements which the Chairman has been authorized to pre-approve or approve. The Chairman of the Audit Committee has been delegated the authority to pre-approve or approve up to $500,000 of such engagements and services, but shall report such approvals at the next full Audit Committee meeting. Such policies and procedures do not include delegation of the Audit Committee’s responsibilities to Kellogg management.
All of the services described above for 2022 and 2021 were pre-approved by the Audit Committee and/or the Committee Chairman before PricewaterhouseCoopers LLP was engaged to render the services.

70	Kellogg Company

Audit Committee Matters
Audit Committee Report
The Audit Committee oversees our financial reporting process on behalf of the Board. The Committee is composed of five independent Directors (as defined by the New York Stock Exchange Listing Standards), met 6 times in 2022 and operates under a written charter last amended by the Board in February 2023, which is posted on our website at https://investor.kelloggs.com/environmental-social-governance/statement-documents. As provided in the Charter, the Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, the Enterprise Risk Management process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements to be included in the 2022 Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of our financial reporting and controls.
The Committee reviewed with the independent registered public accounting firm, PricewaterhouseCoopers LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and the effectiveness of our internal control over financial reporting, their judgments as to the quality of our financial reporting, and such other matters as are required to be discussed with the Committee under Public Company Accounting Oversight Board Auditing Standard No. 1301 - Communications with Audit Committees.
The Committee has discussed with the independent registered public accounting firm their independence from Kellogg and its management, including matters in the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence.” The Committee also has considered whether the provision by the independent registered public accounting firm of non-audit professional services is compatible with maintaining their independence.
The Committee reviewed and discussed with the independent registered public accounting firm our Form 10-K prior to filing with the SEC. In addition, the Committee reviewed with management significant risks and exposures identified by management and the overall adequacy and effectiveness of our legal, regulatory and compliance programs.
The Committee also discussed with our internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits. The Committee also meets privately with the Vice President of Internal Audit, Corporate Controller, and the Chief Legal Officer at each meeting.
In reliance on the reviews and the discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC. The Committee also reappointed our independent registered public accounting firm for our 2023 fiscal year.
AUDIT COMMITTEE
Stephanie Burns, Chair
Don Knauss
Erica Mann
Mike Schlotman

2023 Proxy Statement	71

Shareowner Proposals

PROPOSAL 5
Shareowner Proposal Requesting a Civil Rights, Non-Discrimination and Return to Merits Audit

The Board recommends that you vote AGAINST this Shareowner proposal for the reasons set forth in the statement and opposition following the proposal.

We expect the following proposal (Proposal 5 on the proxy card and voting instruction card) to be presented by a Shareowner at the Annual Meeting. Names, addresses and shareholdings of the Shareowner proponent and, where applicable, of co-filers, will be supplied promptly upon oral or written request.
Following SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as it was submitted to us.
National Center for Public Policy Research proposes the following:
Civil Rights, Non-Discrimination and Returns to Merit Audit
Resolved: Shareholders of the Kellogg Company ("the Company") request that the Board of Directors commission an audit analyzing the impacts of the Company's Equity, Diversity & Inclusion policies on civil rights, non-discrimination and returns to merit, and the impacts of those issues on the Company's business. The audit may, in the Board's discretion, be conducted by an independent and unbiased third party with input from civil rights organizations, public interest litigation groups, employees and shareholders of a wide spectrum of viewpoints and perspectives. A report on the audit, prepared at reasonable cost and omitting confidential or proprietary information, should be publicly disclosed on the Company's website.
Supporting Statement: Under the guise of ESG, corporations have allocated significant resources and attention towards implementing social justice into workplace practices and hiring. Across the political spectrum, all agree that employee success should be fostered and that no employees should face discrimination, but there is much disagreement about what nondiscrimination means.
Many companies - including Bank of America, American Express, Verizon, Pfizer, CVS and even Kellogg's itself1 - have adopted Equity, Diversity & Inclusion programs, trainings and officers that seek to establish racial and social "equity." But in practice, what "equity" really means is the distribution of pay and authority on the basis of race, sex, orientation and ethnic categories rather than by merit.2
Where adopted, such programs have raised significant objections, including the concern that the programs and practices themselves are deeply racist, sexist, otherwise discriminatory, and potentially in violation of the Civil Rights Act of 1964.3 And that by devaluing merit, corporations have sacrificed employee competence and moral - and therefore productivity - to the altar of "diversity."
These practices create massive reputational, legal and financial risk. If the Company is, in the name of so-called "equity," committing illegal or unconscionable discrimination against employees deemed "non-diverse," then the Company will suffer in myriad ways - all of them both unforgivable and avoidable.
In developing the audit and report, the Company should consult civil-rights and public-interest law groups, but it must not compound error with bias by relying only on left-leaning organizations. It must consult groups across the spectrum of viewpoints, including right-leaning civil-rights groups representing people of color - such as the Woodson Center4 or Project 215 -and groups that defend the rights and liberties of all Americans.
Similarly, when including employees in the audit, the Company must allow employees to speak freely and confidentially without fear of reprisal or disfavor. Too many employers have established company stances that themselves chill contributions from employees who disagree with the company's asserted positions, and then have pretended that the employees who have been empowered by the companies' partisan positioning represent the true and only voice of all employees. This by itself creates a deeply hostile workplace for some groups of employees, and is both immoral and likely illegal.
1https://www.city-journal.org/bank-of-america-racial-reeducation-program; https://www.city-journal.org/verizon-critical-race-theory-training; https://nypost.com/2021/08/11/american-express-tells-its-workers-capitalism-is-racist/; https://www.foxbusiness.com/politics/cvs-inclusion-training-critical-race-theory; https://www.msn.com/en-us/money/other/pfizer-sets-race-based-hiring-goals-in-the-name-of-fighting-systemic-racism-gender-equity-challenges/ar-AAOiSwJ; https://www.kelloggdiversityandinclusion.com/en US/home.html

72	Kellogg Company

Shareowner Proposals
2https://www.sec.gov/Archives/edgar/data/1048911/000120677421002182/fdx3894361-def14a.htm#StockholderProposals88; https://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2021/asyousownike051421-14a8-incoming.pdf; https://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2021/nyscrfamazon012521-14a8-incoming.pdf; https://www.sec.gov/Archives/edgar/data/1666700/000119312521079533/d108785ddef14a.htm#rom10878558
3https://www. americanexperiment.org/survey-says-americans-oppose-critical-race-theory/; https://www.newsweek.com/majority-americans-hold-negative-view-critical-race-theory-amid-controversy-1601337; https://www.newsweek.com/coca-cola-facing-backlash-says-less-white-learning-plan-was-about-workplaceinclusion-1570875; https://nypost.com/2021/08/11/american-express-tells-its-workers-capitalism-is-racist/; https://www.city-journal.org/verizon-critical-race-theory-training
4https://woodsoncenter.org/
5https://nationalcenter.org/project-21/
Our Response - Statement in Opposition to Proposal:
The Board has carefully considered the above proposal and believes that it is not in the best interests of our Shareowners. Kellogg does not agree with the proponent’s assertion that equity, diversity and inclusion "programs and practices themselves are deeply racist, sexist, [and] otherwise discriminatory". Consequently, the Board recommends that the Shareowners vote against the proposal for the following reasons:
•The Company maintains policies and practices promoting equity for all employees.
•Company employees and other stakeholders already have multiple mechanisms to express perspectives and concerns without retaliation.
•The audit requested is unnecessary and duplicative as the Company already assesses our policies and business practices against our commitment to non-discrimination.
Kellogg is committed to providing a work environment consistent with our K-Values of acting with integrity and showing respect. This commitment extends to respecting individuals of all backgrounds, capabilities and opinions and applies to all aspects of employment, including hiring and our workplace training and programs. Kellogg policies prohibit any form of discrimination on the basis of race, gender, sexual orientation, national origin, veteran status, disability, pregnancy or any other basis prohibited by law. We believe our policies, business practices, and actions, including engagement with a broad range of stakeholders and independent experts, and our existing assessments and reporting around non-discrimination, equity and civil rights make the requested audit unnecessary and duplicative.
Our current policies and practices reflect our commitment to an inclusive culture to promote equity for all employees, which we believe already address the proponent’s key concerns
Kellogg has adopted policies in support of the Company’s commitment to equal employment opportunity and fair treatment of employees. Kellogg’s Global Code of Ethics and K-Values, as well as our equal opportunity and non-discrimination policies, promote treating all employees fairly without regard to race, gender, sexual orientation, national origin, veteran status, disability, pregnancy or other category protected by federal, state or local law. Kellogg seeks to foster a diverse and inclusive workplace through programs that are conscientiously designed to seek out the most qualified talent, develop internal employee mobility to foster a high-performing workforce, cultivate employee talent to prepare them for leadership and other critical positions, reward employee effort and performance through competitive pay, benefits programs and opportunities for advancement, and promote employee engagement and input.
Kellogg seeks to protect employees of all race, gender and ethnicity and has adopted policies prohibiting discrimination, harassment or retaliation of any kind. Kellogg regularly reviews and updates its policies and trainings in support of maintaining a workplace that fosters the promotion of civil rights and equity and prohibits discrimination.
Kellogg employees already have multiple mechanisms for participation and reporting their views without retaliation and Kellogg considers a broad range of stakeholder inputs
Kellogg employees already have multiple formal and informal means that are intended to foster employee contributions of their unique perspectives, feedback and concerns regarding Kellogg’s work environment, products and services. When a concern is raised about discrimination, harassment and/or retaliation, Kellogg’s policies specifically set forth a reporting avenue to Kellogg’s Human Resources, Employee Relations or Ethics & Compliance departments and also an investigation and remediation process. Kellogg also offers its employees numerous opportunities and avenues to express perspectives and concerns, including on an anonymous basis.
Kellogg is deliberate in considering a wide range of employee and community viewpoints in the examination, development, execution and effects of its business practices and workplace policies. In addition to addressing concerns and valuing input raised by its employees, Kellogg already proactively gauges employee engagement and equity through a broad range of stakeholder inputs, including employee development, training, and regular analysis.
Kellogg is committed to pursuing and maintaining a diverse and inclusive culture for all employees and consistently assesses the impact of its policies and business practices
Kellogg not only promotes the development of a diverse and inclusive work environment through its policies and practices, but it also undertakes regular and deliberate examination of its business practices and the impact of policies and practices on the experiences of all employees in the workplace. As part of this examination, the Company voluntarily conducts assessments of the administration of our pay, annual incentive plan bonuses, and performance rating practices, utilizing methodologies recognized by U.S federal government agencies and industry-standard analyses and benchmarks. In addition, the Company engages third-party experts to annually analyze employee salaries to promote non-discrimination.

2023 Proxy Statement	73

Shareowner Proposals
By means of the foregoing and other measures, Kellogg seeks to assure that employees across the Company are paid and rewarded based on legitimate, non-discriminatory factors including merit. Because Kellogg already conducts the foregoing examination, we believe the requested audit would be duplicative and unnecessary and not an effective use of our resources, nor in the best interests of Kellogg or its Shareowners.
In Conclusion:
The Board believes that this Shareowner proposal is not necessary in light of the Company’s policies and practices around equal employment opportunity and fairness, existing actions around engagement with stakeholders, and our existing pay-related assessments and ongoing reporting around non-discrimination, equity and civil rights. For the above reasons, we do not believe the requested audit or report on such audit would add meaningful value to our Shareowners.
FOR THESE REASONS, THE BOARD RECOMMENDS A VOTE "AGAINST" THE PROPOSAL

74	Kellogg Company

Shareowner Proposals

PROPOSAL 6
Shareowner Proposal Requesting Additional Reporting on Pay Equity Disclosure

The Board recommends that you vote AGAINST this Shareowner proposal for the reasons set forth in the statement and opposition following the proposal.

We expect the following proposal (Proposal 6 on the proxy card and voting instruction card) to be presented by a Shareowner at the Annual Meeting. Names, addresses and shareholdings of the Shareowner proponent and, where applicable, of co-filers, will be supplied promptly upon oral or written request.
Following SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as it was submitted to us.
James McRitchie proposes the following:
Proposal 6 Pay Equity Disclosure
Resolved: James McRitchie, of CorpGov.net, and other shareholders, request Kellogg Company (Kellogg) report annually on unadjusted median pay gaps across race and gender globally and/or by country, where appropriate, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent.
Pay includes base, bonus, and equity compensation either aggregated or, preferably, disaggregated. The reports should be prepared annually at reasonable cost, omitting proprietary information, litigation strategy, and legal compliance information.
Racial/gender pay gaps are defined as the difference between non-minority and minority/male and female median earnings expressed as a percentage of non-minority/male and female earnings.
Supporting Statement: Pay inequities persist across race and gender and pose substantial risks to companies and society. Black workers’ hourly median earnings represent 64% of white wages. The median income for women working full time is 83% of that of men.1 Intersecting race, Black women earn 63%, Native women 60%, and Latina women 55%.2 At the current rate, women will not reach pay equity until 2059, Black women in 2130, and Latina women in 2224.3
Citigroup estimates closing minority and gender wage gaps 20 years ago could have generated 12 trillion dollars in additional national income.4 PwC estimates closing the gender pay gap could boost Organization for Economic Cooperation and Development (OECD) countries’ economies by $2 trillion annually.5
Minorities represent 37.1% of Kellogg’s North American workforce and 20.5% of senior management. Women represent 35.8% percent of the workforce and 38.4% of senior management.6 Actively managing pay equity is associated with improved representation and diversity is linked to superior stock performance and return on equity.7
Best practice pay equity reporting consists of two parts:
1.unadjusted median pay gaps for similar, assessing equal opportunity to high paying roles,
2.statistically adjusted gaps for similar roles, assessing whether minorities and non-minorities, men and women, are paid the same for similar roles.
Kellogg committed to reporting statistically adjusted pay equity but ignores unadjusted pay, which addresses the structural bias women and minorities face regarding job opportunities and pay.
Racial and gender unadjusted median pay gaps are accepted as the valid way of measuring pay inequity by the United States Census Bureau, Department of Labor, OECD, and International Labor Organization.8, The United Kingdom and Ireland mandate disclosure of median pay gaps, and the United Kingdom is considering racial pay reporting.9
Kellogg does report diversity data. However, unadjusted median pay gaps would show, quite literally, how Kellogg assigns value to its employees through the roles they inhabit and pay they receive. Pay gap reporting provides digestible, comparable data to determine progress over time.10

2023 Proxy Statement	75

Shareowner Proposals
1https://www.nationalpartnership.org/our-work/resources/economic-justice/fair-pay/americas-women-and-the-wage-gap.pdf
2https://www.aauw.org/app/uploads/2021/09/AAUW_SimpleTruth_2021_-fall_update.pdf
3https://iwpr.org/iwpr-publications/quick-figure/the-gender-pay-gap-1985-to-2020-with-forecast-for-achieving-pay-equity-by-race-and-ethnicity/
4https://ir.citi.com/NvIUklHPilz14Hwd3oxqZBLMn1_XPqo5FrxsZD0x6hhil84ZxaxEuJUWmak51UHvYk75VKeHCMI%3D
5https://www.pwc.com/hu/en/kiadvanyok/assets/pdf/women-in-work-2021-executive-summary.pdf
6https://www.kelloggcompany.com/content/dam/NorthAmerica/kelloggs-diversity-and-inclusion/images/2022/homepage/Features2021%20_%20FINAL_J22.pdf
7https://www.mckinsey.com/capabilities/people-and-organizational-performance/our-insights/promoting-gender-parity-in-the-global-workplace
8https://blog.dol.gov/2022/03/15/connecting-the-dots-womens-work-and-the-wage-gap; https://www.census.gov/library/stories/2022/03/what-is-the-gender-wage-gap-in-your-state.html
9https://www.gov.uk/government/collections/gender-pay-gap-reporting; https://www.gov.ie/en/campaigns/0cb29-gender-pay-gap-information-act-2021/
10https://static1.squarespace.com/static/5bc65db67d0c9102cca54b74/t/622f4567fae4ea772ae60492/1647265128087/Racial+Gender+Pay+Scorecard+2022+-+Arjuna+Capital.pdf
To Enhance Shareholder Value, Vote FOR Pay Equity Disclosure - Proposal 6

76	Kellogg Company

Shareowner Proposals
Our Response - Statement in Opposition to Proposal:
The Board has carefully considered the above proposal and believes that it is not in the best interests of our Shareowners. Consequently, the Board recommends that the Shareowners vote against the proposal for the following reasons:
•Our current policies, business practices and disclosures, including the pay equity reporting on our corporate website, reflect our commitment to an inclusive culture and equitable compensation, which we believe already address the underlying intent of the proposal.
•We believe our current pay equity reporting methodology provides an accurate representation of progress against our equity, diversity and inclusion goals and is more meaningful to Shareowners than the unadjusted median pay gap requested by the proponent.
Kellogg is committed to providing a work environment consistent with our K-Values of acting with integrity and showing respect. This commitment extends to respecting individuals of all backgrounds, capabilities and opinions and applies to all aspects of employment, including pay. Kellogg policies prohibit any form of discrimination on the basis of race, gender, sexual orientation, national origin, veteran status, disability, pregnancy or any other basis prohibited by law. We believe our policies, business practices, and actions, including engagement with stakeholders and independent experts, and our existing assessments and reporting around pay equity make the requested pay equity methodology unnecessary.
Our current policies, business practices and disclosures, including the pay equity reporting on our corporate website, reflect our commitment to an inclusive culture and equitable compensation, which we believe already address the proponent’s key concerns
Kellogg has adopted policies in support of the Company’s commitment to equal employment opportunity and fair treatment of employees. Kellogg’s Global Code of Ethics and K-Values, as well as our equal opportunity and non-discrimination policies, promote treating all employees fairly and prohibit discrimination (including discriminatory pay practices) on the basis of race, gender, sexual orientation, national origin, veteran status, disability, pregnancy or other category protected by federal, state or local law.
Kellogg promotes a diverse and inclusive work environment through our policies and business practices, and measures the impact of such policies and business practices on the experiences of all employees in the workplace, including compensation. In addition, the Company engages third-party experts to annually analyze employee salaries to promote non-discrimination.
We acknowledged our annual pay equity practice in our “Features” report in April of 2022, which can be found in the Equity, Diversity & Inclusion section of our website, www.kelloggs.com. In August of 2022, we announced that among our employees, Kellogg pays women 99.8% of the pay of their male colleagues in comparable roles globally and racially underrepresented talent 100% of the pay of their majority colleagues in comparable roles in the U.S. We have chosen to report statistically adjusted pay metrics as we view pay equity as the principle that employees should be compensated the same when they undertake the same or similar responsibilities, and that differences in pay in those circumstances should only be due to legitimate factors, such as differing levels of experience, performance, tenure with the company and the like. In addition, to provide even greater transparency, we began publishing our Federal Employer Information Report (EEO-1) beginning with data for 2021, which is available under the “Investor Relations” section of the Company’s website.
In addition, we have adopted policies and business practices intended to address historical bias for applicants. For example, the Company maintains a policy that we do not ask applicants to disclose current salaries as part of our application/interview process.
Further, the Company has a history of supporting equity, diversity and inclusion. In 2005, Kellogg established an Office of Diversity & Inclusion. Since this time, our Company has enhanced our strategy to lead with Equity and be known as the Office of Equity, Diversity and Inclusion. This office has been focused on recruiting and retaining employees, creating awareness of diversity issues, fostering a supportive, positive environment where inclusive behaviors are the norm, and embedding accountability for diversity throughout the organization. Our eight Business Employee Resource Groups, which include KVets and Supporters, Kellogg Multinational Employee Resource Group, Kellogg’s Young Professionals, Kellogg African American Resource Group, Women of Kellogg, Hola (our Latino resource group), KPride & Allies (our LGBTQ+ resource group), and Kapable (our resource group for people with disabilities and their supporters), also play a critical role in attracting diverse talent, providing mentoring and career development opportunities, delivering commercial business insights and connecting people to the Company and the communities where we do business. Through many initiatives, supported by our Business Employee Resource Groups and ED&I Champions, several leading organizations recognized Kellogg for our commitment to building and supporting equity, diversity and inclusion in our workplace, marketplace and the communities where we work and live. These include Diversity Inc., Social Corporate Equity Index, Diversity Best Practice Index and Human Rights Campaign (HRC) Best Places to Work for LGBTQ Equality, to name a few. Among other efforts, we invest in ongoing leadership development through programs such as our Step UP program for future managers, our Accelerate program for experienced managers and our executive leadership training program for developing our future leaders.
More information about our key initiatives regarding equity is available in the Equity, Diversity & Inclusion section of our website and in our Features report.
We believe our current pay equity reporting methodology provides an accurate representation of progress against our equity, diversity and inclusion goals and is more meaningful to Shareowners than the unadjusted median pay gap requested by the proponent
The measure requested by the proponent seeks to compare the pay of two employees whose compensation happens to fall at the midpoint of the pay range among those employees sharing the relevant characteristics, such as gender, without adjusting for relevant factors that can explain variances in compensation. An unadjusted median pay statistic does not account for factors such as cost of living, job function and level, experience, tenure, market pricing, labor force participation rates, country currency and geography that impact differences in compensation. We believe that the pay information that we review and disclose publicly each year, which incorporates such factors, provides a more accurate picture of our pay policies and practices, as well as progress against our equity, diversity and inclusion goals.

2023 Proxy Statement	77

Shareowner Proposals
In Conclusion:
For the above reasons, we believe the proposed unadjusted median pay gaps report is unnecessary and not an effective use of our resources, nor would it provide relevant or meaningful information to the Company and our Shareowners.
FOR THESE REASONS, THE BOARD RECOMMENDS A VOTE "AGAINST" THE PROPOSAL

78	Kellogg Company

Security Ownership
Five Percent Holders
The following table shows each person who, based upon their most recent filings or correspondence with the SEC, beneficially owns more than 5% of our common stock.

Beneficial Owner/Address	Shares Beneficially Owned		Percent of Class on December 31, 2022

W.K. Kellogg Foundation Trust(1) c/o Northern Trust Corporation 50 South LaSalle Street Chicago, IL 60603	60,228,737	(2)	17.6%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	31,327,346	(3)	9.2%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	30,733,548	(4)	9.0%

Gordon Gund 14 Nassau Street Princeton, NJ 08542-4523	20,926,907	(5)	6.1%

KeyCorp 127 Public Square Cleveland, OH 44114-1306	20,799,668	(6)	6.1%
(1)According to a Schedule 13G/A filed with the SEC on February 9, 2023, the W.K. Kellogg Foundation Trust (the “Kellogg Trust”) shares voting and investment power with the W.K. Kellogg Foundation (the “Kellogg Foundation”) and the trustees of the Kellogg Trust with respect to 55,931,838 shares of Kellogg Company, or 16.4% of our outstanding shares on December 31, 2022. As of that date, the trustees of the Kellogg Trust were Steve Cahillane, Ramón Murguía, La June Montgomery Tabron and Northern Trust Company. The Kellogg Foundation, a Michigan charitable corporation, is the sole beneficiary of the Kellogg Trust. Under the agreement governing the Kellogg Trust (the “Agreement”), at least one trustee of the Kellogg Trust must be a member of the Kellogg Foundation’s Board, and one member of our Board must be a trustee of the Kellogg Trust. The Agreement provides if a majority of the trustees of the Kellogg Trust (which majority must include the corporate trustee) cannot agree on how to vote the Kellogg stock, the Kellogg Foundation has the power to direct the voting of such stock. With certain limitations, the Agreement also provides that the Kellogg Foundation has the power to approve successor trustees, and to remove any trustee of the Kellogg Trust. The shares of Kellogg Company owned directly by Mr. Cahillane and Ms. Montgomery Tabron are reflected in the Officer and Director Stock Ownership table below.
(2)According to a Schedule 13G/A filed with the SEC on February 13, 2023, Northern Trust Corporation has sole voting power for 536,824 shares, shared voting power for 59,676,885 shares (including those shares beneficially owned by the Kellogg Trust), sole investment power for 2,655,473 shares and shared investment power for 57,098,395 shares (including those shares beneficially owned by the Kellogg Trust). Northern Trust Corporation, as parent holding company for The Northern Trust Company, as trustee of the Kellogg Trust, shares voting and investment power with the other three trustees with respect to the 55,931,838 shares owned by the Kellogg Trust, which shares are reflected in Northern Trust Corporation’s totals above. The remaining shares not owned by the Kellogg Trust that are disclosed in the table above represent shares beneficially owned by Northern Trust Corporation and The Northern Trust Company unrelated to the Kellogg Trust.
(3)According to a Schedule 13G/A filed with the SEC on January 25, 2023, BlackRock, Inc. has sole voting power for 28,728,828 shares and sole investment power for 31,327,346 shares.
(4)According to a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group has sole voting power for 0 shares, shared voting power for 376,579 shares, sole investment power for 29,628,951 shares and shared investment power for 1,104,597 shares.
(5)According to a Schedule 13G/A filed with the SEC on February 1, 2023, Gordon Gund has sole voting power for 20,735,038 shares, shared voting power for 191,869 shares, sole investment power for 0 shares and shared investment power for 191,869 shares. The shares over which Gordon Gund has sole voting power are held by various trusts for the benefit of certain members of the Gund family, as to which shares Gordon Gund disclaims beneficial ownership.
(6)According to a Schedule 13G/A filed with the SEC on January 6, 2023, KeyCorp, as trustee for certain Gund family trusts, including the trusts discussed under (4) above, as well as other trusts, has sole voting power for 58,262 shares, shared voting power for 5,415 shares, sole investment power for 20,765,615 shares and shared investment power for 30,983 shares.

2023 Proxy Statement	79

Security Ownership
Officer and Director Stock Ownership
The following table shows the number of shares of Kellogg common stock beneficially owned as of January 15, 2023, by each Director, each executive officer named in the Summary Compensation Table and all Directors and executive officers as a group.

Name	Shares(1)	Options(2)	Deferred Stock Units(3)	Total Beneficial Ownership(4)	Percentage
Non-NEO Directors
Stephanie Burns	25,132	—	9,235	34,367	*
Carter Cast	15,548	—	—	15,548	*
Rick Dreiling (5)	18,121	—	11,770	29,891	*
Rod Gillum	10,843	—	6,842	17,685	*
Zack Gund (6)	1,654,552	—	16,415	1,670,966	*
Donald Knauss	49,114	—	—	49,114	*
Mary Laschinger	29,767	—	19,135	48,902	*
Erica Mann	10,843	—	—	10,843	*
La June Montgomery Tabron (7)	25,132	—	—	25,132	*
Mike Schlotman	6,398	—	—	6,398	*
Carolyn Tastad	19,687	—	—	19,687	*
Named Executive Officers
Steve Cahillane (7)	174,472	924,330	13,918	1,112,719	*
Amit Banati	62,583	229,063	—	291,646	*
Chris Hood	41,023	380,810	—	421,833	*
Gary Pilnick	82,918	369,836	—	452,754	*
David Lawlor	27,554	110,790	—	138,344	*
All Directors and executive officers as a group (21 persons)(8)	2,334,693	2,404,754	77,314	4,816,761	1.4
*Less than 1%.
(1)Represents the number of shares beneficially owned, excluding shares which may be acquired through exercise of stock options and units held under our deferred compensation plans. Includes (i) restricted stock units that vested within 60 days of January 15, 2023; and (ii) the following number of shares held in Kellogg’s Grantor Trust for Directors and Executives related to the annual grants of deferred shares for Non-Employee Directors, which shares are subject to restrictions on voting and investment: Dr. Burns, 25,132 shares; Mr. Cast, 15,548 shares; Mr. Dreiling, 18,094 shares; Mr. Gillum, 10,843 shares; Mr. Zack Gund, 22,695 shares; Mr. Knauss, 49,029 shares; Ms. Laschinger, 29,767 shares; Ms. Mann, 10,843 shares; Ms. Montgomery Tabron, 25,132 shares; Mr. Schlotman 5,898; Ms. Tastad 19,687 shares; and all Directors as a group, 232,669 shares.
(2)Represents options that were exercisable on January 15, 2023, and options that become exercisable within 60 days of January 15, 2023.
(3)Represents the number of common stock units held under our deferred compensation plans as of January 15, 2023. For additional information, refer to “2022 Director Compensation and Benefits — Elective Deferral” and “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans - Discontinued / Frozen Plans – Executive Deferral Program” for a description of these plans.
(4)None of the shares listed have been pledged as collateral.
(5)Mr. Dreiling resigned from the Board effective February 17, 2023.
(6)Includes: (i) 3,657 shares held by a trust for the benefit of Mr. Gund and certain members of his family, of which Mr. Gund is one of several trustees; (ii) 9,200 shares held by a limited liability company that is owned by a trust for the benefit of certain members of Mr. Gund’s family, of which a family member of Mr. Gund’s is the trustee of the trust; and Mr. Gund is the manager of the limited liability company (iii) 1,619,000 shares held in family partnerships, the partners of which include a trust for the benefit of Mr. Gund and he serves as a manager of these partnerships. As a result of these relationships, Mr. Gund may have voting and dispositive power over all such shares. Mr. Gund disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.
(7)Does not include shares owned by the Kellogg Trust, as to which Mr. Cahillane and Ms. Montgomery Tabron, as trustees of the Kellogg Trust as of the date of this table, hold voting and investment power, or shares as to which the Kellogg Trust or the Kellogg Foundation have a current beneficial interest.
(8)Includes 3,657 shares held by a trust for the benefit of the applicable Director and certain family members, of which the applicable Director disclaims beneficial ownership except to the extent of the applicable Director’s pecuniary interest; 9,200 shares held by a limited liability company that is owned by a trust for the benefit of certain family members of the applicable Director, of which the applicable Director disclaims beneficial ownership except to the extent of the applicable Director’s pecuniary interest; 1,619,000 shares held in family partnerships, of which the applicable Director disclaims beneficial ownership except to the extent of the applicable Director’s pecuniary interest; 175,057 shares held jointly with spouse, of which the applicable Director and his wife share voting and investment power; 52,746 shares held by spouse and children; 369,836 options held by the officer and spouse; 897 shares held in our Savings & Investment Plans; and 3,828 shares held through a trust in which the officer or a family member are a beneficiary.

80	Kellogg Company

Security Ownership
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers, and greater-than-10% Shareowners to file reports with the SEC. SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based on our review of these reports and written certifications provided to us, we believe that the filing requirements for all of these reporting persons were complied with.

2023 Proxy Statement	81

About The Meeting
Information About this Proxy Statement
Why You Received this Proxy Statement. You have received these proxy materials because our Board of Directors, which we refer to as the Board, is soliciting your proxy to vote your shares at the 2023 Annual Meeting of Shareowners of Kellogg to be held at 1:00 p.m. Eastern Time on Friday, April 28, 2023, or any adjournments thereof. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares. On or about March 2, 2023, we began to mail to our Shareowners of record as of the close of business on February 28, 2023, either a notice containing instructions on how to access this Proxy Statement and our annual report online or a printed copy of these proxy materials. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one notice or set of these proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, NY 11717; phone number: (877) 910-5385 or e-mail: shareholder@broadridge.com.
Notice of Electronic Availability of Proxy Statement and Annual Report. As permitted by SEC rules, we are making this Proxy Statement and our annual report available to our Shareowners electronically via the Internet. The notice of electronic availability contains instructions on how to access this Proxy Statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the Proxy Statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.
Summary Processing. The SEC’s rules permit us to print an individual’s multiple accounts on a single notice or set of annual meeting materials. This printing method is referred to as “summary processing” and may result in cost savings. To take advantage of this opportunity, we have summarized on one notice or set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted Shareowner prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any Shareowner to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or annual meeting materials, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a Shareowner sharing an address with another Shareowner and wish to receive only one copy of future notices or annual meeting materials for your household, please contact Broadridge at the above phone number or address.
Who Can Vote — Record Date
The record date for determining Shareowners entitled to vote at the Annual Meeting is February 28, 2023. Each of the approximately 342,668.232 shares of Kellogg common stock issued and outstanding on that date is entitled to one vote at the Annual Meeting.
A list of the names of Shareowners entitled to vote at the Annual Meeting will be available for at least ten days prior to the Annual Meeting. To arrange review of the list of Shareowners for any purpose relevant to the Annual Meeting, please contact Investor Relations at (269) 961-2800. The Shareowner list will also be available during the virtual Annual Meeting for examination by Shareowners at www.virtualshareholdermeeting.com/K2023.
How to Vote — Proxy Instructions
If you received a notice of electronic availability, you cannot vote your shares by filling out and returning the notice. The notice, however, provides instructions on how to vote by Internet, by telephone or by requesting and returning a paper proxy card or voting instruction card.
If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the shareowner of record. As the shareowner of record, you have the right to vote at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the shareowner of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from your broker, nominee or trustee that holds your shares, giving you the right to vote the shares at the meeting.

82	Kellogg Company

About The Meeting
Whether you hold shares directly as a registered shareowner of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, nominee or trustee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials.
The Annual Meeting will be virtual and will be held entirely online via live webcast at the Annual Meeting Website. There will not be an option to attend the meeting in person. To be admitted to the Annual Meeting at the Annual Meeting Website, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice. You may vote your shares and submit your questions during the Annual Meeting by following the instructions available on the Annual Meeting Website during the meeting. If you do not have access to the Internet and are interested in attending, please contact Kellogg Investor Relations at (269) 961-2800, or (844) 986-0822 (US) or (303) 562-9302 (International).
By Telephone or Over the Internet — You may submit your proxy by following the instructions provided in the notice of electronic availability, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. The deadline for voting by telephone or via the Internet is 11:59 p.m. Eastern Time on Thursday, April 27, 2023.
By Mail — If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, nominee or trustee, and mailing it in the enclosed envelope.
If you wish to vote using the proxy card, complete, sign, and date your proxy card and return it to the address indicated on the return envelope by April 27, 2023.
Whether you vote by telephone, over the Internet or by mail, you may specify: whether you approve, disapprove or abstain from voting on: each of the nominees for Director (Proposal 1); the advisory resolution to approve Kellogg’s executive compensation (Proposal 2); the advisory vote on the frequency of advisory votes on executive compensation (Proposal 3); the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2023 (Proposal 4); Shareowner proposal requesting a civil rights and non-discrimination audit, if properly presented at the meeting (Proposal 5); and Shareowner proposal requesting additional reporting on pay equity (Proposal 6). You may also specify whether advisory votes on executive compensation should occur every one, two or three years or abstain from voting (Proposal 3).
When a properly executed proxy is received, the shares represented thereby, including shares held under our Dividend Reinvestment Plan, will be voted by the persons named as proxies in the proxy card according to each Shareowner’s directions. Proxies will also be considered to be voting instructions to the applicable Trustee with respect to shares held in accounts under our Savings & Investment Plans and other applicable employee benefit plans.
If the proxy is properly executed but you do not specify how you want to vote your shares on your proxy card or voting instruction card, or voting by telephone or over the Internet, we will vote them “For” the election of all nominees for Director as set forth under Proposal 1 - Election of Directors, “For” Proposals 2 and 4, "One Year" for Proposal 3 and "Against" Proposals 5 and 6, or otherwise at the discretion of the persons named as proxies in the proxy card.
Revocation of Proxies
If you are a Shareowner of record, you may revoke your proxy at any time before it is exercised in any of three ways:
•by submitting written notice of revocation to our Secretary;
•by submitting another proxy by telephone, over the Internet or by mail that is later dated and, if by mail, that is properly signed; or
•by voting at the virtual meeting.
If your shares are held in street name, you must contact your broker, nominee or trustee to revoke and vote your proxy.
How to Participate in the Meeting
This year’s Annual Meeting will be accessible through the Internet. We are utilizing a virtual format for our Annual Meeting to make participation accessible for all shareowners from any geographic location with internet connectivity. We expect to offer the same type of participation opportunities during the meeting as we have at past in-person meetings.
The Annual Meeting will begin promptly at 1:00 p.m. Eastern Time. Online check-in will begin shortly before the meeting on April 28, 2023. If you have difficulty accessing the virtual annual meeting, please call the numbers found at the top of the log-in page found at www.virtualshareholdermeeting.com/K2023 for technical assistance.
To be admitted to the annual meeting at www.virtualshareholdermeeting.com/K2023, you will need the 16-digit control number included on your proxy card, voting instruction form or notice. If you hold shares through a bank, broker or other nominee, you will need to contact such bank, broker or other nominee for assistance with your 16-digit control number.

2023 Proxy Statement	83

About The Meeting
Whether or not you participate in the annual meeting, it is important that your shares be part of the voting process. The other methods by which you may vote are described above. This year’s shareowner question and answer session will include questions submitted live during, the annual meeting. Questions may be submitted during the annual meeting through www.virtualshareholdermeeting.com/K2023. We expect to respond to questions during the annual meeting and may also respond to questions on an individual basis or by posting answers on our Investor Relations website after the meeting.
Quorum
A quorum of Shareowners is necessary to hold a valid meeting. A quorum will exist if the holders representing a majority of the votes entitled to be cast by the Shareowners at the Annual Meeting are present or represented by proxy. Broker “non-votes” and abstentions are counted as present at the Annual Meeting for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current New York Stock Exchange rules, nominees would have discretionary voting power for ratification of PricewaterhouseCoopers LLP (Proposal 4), but not for voting on the election of Directors (Proposal 1), the advisory resolution to approve Kellogg’s executive compensation (Proposal 2), the advisory vote on the frequency of advisory votes on executive compensation (Proposal 3), or the Shareowner proposals (Proposals 5 and 6).

84	Kellogg Company

About The Meeting
Required Vote
Our Bylaws contain a majority voting standard for the election of Directors in an uncontested election, such as this election (Proposal 1). This means that, in order to be elected in an uncontested election, a Director nominee must receive a greater number of votes cast “for” such Director nominee than votes cast “against” such Director nominee (excluding abstentions). In addition, our Board has adopted a policy governing what will occur in the event that a Director nominee does not receive the required vote for a nominee’s election. No Director will be nominated for election or otherwise be eligible for service on the Board unless and until the candidate has delivered an irrevocable resignation to the Nominating and Corporate Governance Committee that would be effective upon (i) the Director’s failure to receive the required vote in an election of Directors and (ii) the Board’s acceptance of his or her resignation. If any nominee for Director is unable or declines to serve, proxies will be voted for the balance of those nominees named and for the person designated by the Board to replace any nominee. However, the Board does not anticipate that this will occur. For more information about this policy, see “Corporate Governance — Majority Voting for Directors; Director Resignation Policy.”
The affirmative vote of the holders representing a majority of the shares present and entitled to vote at the Annual Meeting is necessary to approve the advisory resolution on Kellogg’s executive compensation (Proposal 2), to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2023 (Proposal 4), and to approve the Shareowner proposals (Proposals 5 and 6). The option of one year, two years or three years that receives a majority of all the votes cast by Shareowners will be the frequency for the advisory vote on executive compensation (Proposal 3) that has been selected by Shareowners and which will be further considered by the Board. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by Shareowners.
Shares present but not voted because of abstention will have the effect of an “against” vote on Proposals 2, 4, 5, and 6 and will have no effect on the outcome of Proposals 1 and 3. If you do not provide your broker or other nominee with instructions on how to vote your “street name” shares, your broker or nominee will not be permitted to vote them on non-routine matters (a broker “non-vote”) such as Proposals 1, 2, 3, 5, and 6. Shares subject to a broker “non-vote” will not be considered entitled to vote with respect to Proposals 1, 2, 3, 5, and 6, and will have no effect on the outcome of Proposals 1, 2, 3, 5, and 6. Please note that brokers may not vote your shares on the election of Directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.
Other Business
We do not intend to bring any business before the meeting other than that set forth in the Notice of the Annual Meeting and described in this Proxy Statement. However, if any other business should properly come before the meeting, the persons named as proxies in the proxy card intend to vote in accordance with their best judgment on that business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted to them in the proxy.
Costs
We pay for the preparation and mailing of the Notice of the Annual Meeting and Proxy Statement. We have also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy-soliciting materials to the beneficial owners of the Kellogg common stock at our expense. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation. For these services, we will pay D.F. King & Co., Inc. a fee of $16,000, plus reasonable expenses.

2023 Proxy Statement	85

Miscellaneous
Shareowner Proposals or Director Nominees for the 2024 Annual Meeting
Shareowner proposals submitted for inclusion in our Proxy Statement for the 2024 Annual Meeting of Shareowners must be received by us no later than November 3, 2023. Other Shareowner proposals or Director nominations to be submitted from the floor must be received by us not earlier than November 3, 2023 and not later than December 3, 2023, and must meet certain other requirements specified in our Bylaws.
Shareowner Nomination of Director Candidates for Inclusion in Proxy Statement for 2024 Annual Meeting
Shareowner nominations of director candidates for inclusion in our proxy materials for the 2024 Annual Meeting of Shareowners must be received by us not earlier than October 4, 2023 and not later than November 3, 2023. Any such nomination must meet the other requirements set forth in our Bylaws.
In addition to satisfying the requirements of our Bylaws, including the notice deadlines set out above and therein, to comply with the universal proxy rules, Shareowners who intend to solicit proxies in support of Director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.
Annual Report on Form 10-K; No Incorporation by Reference
Upon written request, we will provide any Shareowner, without charge, a copy of our Annual Report on Form 10-K for 2022 filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests to Kellogg Company Consumer Affairs, P.O. Box CAMB, Battle Creek, Michigan 49016 (phone: (800) 962-1413), the Investor Relations Department, Kellogg Company, P.O. Box 3599, Battle Creek, MI 49016-3599 (phone: (269) 961-2800), or investor.relations@kellogg.com. You may also obtain this document and certain other of our SEC filings through the Internet at www.sec.gov or under “Investor Relations” at www.kelloggcompany.com, the Kellogg website.
Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this Proxy Statement under the captions “Audit Committee Report,” and “Compensation and Talent Management Committee Report” shall not be incorporated by reference into any document filed with the SEC.
By Order of the Board of Directors,
Gary Pilnick
Vice Chairman and Secretary

86	Kellogg Company

Kellogg Company, Battle Creek, Michigan 49017-3534

POST OFFICE BOX 3599
ONE KELLOGG SQUARE
BATTLE CREEK, MI 49016-3599

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/K2023**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D96968-P85787-Z84242

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KELLOGG COMPANY

The Board of Directors recommends a vote FOR each of the nominees for director in Proposal 1.

1. Election of Directors (term expires 2026)

Nominees:

	For	Against	Abstain
1a. Stephanie Burns	☐	☐	☐
1b. Steve Cahillane	☐	☐	☐
1c. La June Montgomery Tabron	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 2.

	For	Against	Abstain
2. Advisory resolution to approve executive compensation.	☐	☐	☐

The Board of Directors recommends a vote of 1 YEAR on Proposal 3.

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 4.

	For	Against	Abstain
4. Ratification of the appointment of PricewaterhouseCoopers LLP as Kellogg's independent registered public accounting firm for fiscal year 2023.	☐	☐	☐

NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full name and title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

KELLOGG COMPANY

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING OF SHAREOWNERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON APRIL 28, 2023: The Notice of the Annual Meeting, the Proxy Statement, and the Annual Report, including Form 10-K, are available at https://investor.kelloggs.com.

D96969-P85787-Z84242

KELLOGG COMPANY

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREOWNERS, APRIL 28, 2023

The undersigned appoints Steve Cahillane and Don Knauss, or each one of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the 2023 Annual Meeting of Shareowners of Kellogg Company to be held on April 28, 2023 and at any postponement or adjournment of the meeting, and to vote on behalf of the undersigned as specified on this Proxy the number of shares of common stock of Kellogg Company as the undersigned would be entitled to vote if in attendance, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of the 2023 Annual Meeting of Shareowners and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for director in proposal 1, "FOR" proposals 2 and 4, "1 YEAR" for proposal 3 and "AGAINST" proposals 5 and 6, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof.

IMPORTANT — This Proxy is continued and must be signed and dated on the reverse side.